As filed with the Securities and Exchange Commission on February 29, 2008

Registration No. 333-148350

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENDEAVOUR INTERNATIONAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Maples Corporate Services Limited

PO Box 309GT, Ugland House

South Church Street, George Town

Grand Cayman, KY1-1104 Cayman Islands

(307) 633-2831

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan J. Ledecky, President and Secretary

Endeavour International Acquisition Corp.

c/o Maples Corporate Services Limited

PO Box 309GT, Ugland House

South Church Street, George Town

Grand Cayman, KY1-1104 Cayman Islands

(307) 633-2831

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881—Facsimile

Jose Santos, Esq.

Maples and Calder

Maples Corporate Services Limited

PO Box 309GT, Ugland House

South Church Street, George Town

Grand Cayman, KY1-1104 Cayman Islands

(284) 852-3021
(284) 852-3097 - Facsimile

Bruce S. Mendelsohn, Esq. Akin Gump Strauss Hauer & Feld LLP 590 Madison Avenue New York, New York 10022 (212) 872-1000 (212) 872-1002—Facsimile

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED                     , 2008

P R O S P E C T U S

$750,000,000

Endeavour International Acquisition Corp.

75,000,000 Units

Endeavour International Acquisition Corp. is a newly organized blank check company formed for the purpose of effecting a merger, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination with, one or more operating businesses with its principal operations located outside North America, which we refer to as our initial business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry although we are prohibited from acquiring, and will not search for, target businesses in the financial services industry or the entertainment, media and/or publishing industry. If we are unable to consummate a business combination within 24 months from the date of this prospectus, or 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months after consummation of this offering and the initial business combination has not yet been consummated within such 24-month period, we will liquidate and distribute the proceeds held in the trust account to our public shareholders. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted or been contacted by any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit consists of one ordinary share and one half of one redeemable ordinary share purchase warrant, which we refer to as a warrant throughout this prospectus. We are offering 75,000,000 units. The public offering price will be $10.00 per unit. Each whole warrant entitles the holder to purchase one ordinary share at a price of $5.50. The warrants will become exercisable on the later of the completion of our initial business combination and one year from the date of this prospectus, provided in each case that we have an effective registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available. The warrants will expire five years from the date of this prospectus, unless earlier redeemed.

We have also granted the underwriters a 30-day option to purchase up to an additional 11,250,000 units to cover over-allotments, if any.

Eric J. Watson, our chairman of the board and treasurer, and Jonathan J. Ledecky, our president and secretary, have agreed to purchase an aggregate of 5,000,000 warrants at a price of $1.00 per warrant ($5.0 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. We refer to these warrants as the “sponsors’ warrants.” The proceeds from the sale of the sponsors’ warrants in the private placement will be deposited into a trust account and be subject to a trust agreement, described below, and will be part of the funds distributed to our public shareholders in the event we are unable to complete a business combination. The sponsors’ warrants will be substantially similar to the warrants included in the units sold in this offering except that if we call the warrants for redemption, the sponsors’ warrants will be exercisable on a cashless basis, at the election of the holder, and will not be redeemable by us so long as they are still held by these purchasers or their affiliates. The purchasers of the sponsors’ warrants have agreed not to transfer, assign or sell any of these warrants until we consummate our initial business combination.

Currently, there is no public market for our units, ordinary shares or warrants. We intend to apply to have the units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, the units will be listed under the symbol “        .U” on or promptly after the date of this prospectus. The ordinary shares and warrants will begin separate trading on the 35th day after the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading. No fractional warrants will be issued and only whole warrants will trade. Once the securities comprising the units begin separate trading, the ordinary shares and warrants will be traded on the American Stock Exchange under the symbols “        ” and “        .WS,” respectively. We cannot assure you, however, that our securities will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See “ Risk Factors” beginning on page 21 for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation to subscribe for shares may be made to the public in the Cayman Islands.

	Per Unit	Total
Public Offering Price	$10.00	$750,000,000
Underwriting Discount(1)	$0.55	$41,250,000
Proceeds to Endeavour International Acquisition Corp. (before expenses)	$9.45	$708,750,000

(1)	Includes approximately $0.25 per unit or approximately $18.8 million in the aggregate ($21.6 million if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting discounts and commissions to be placed in the trust account described below. Such funds will be released to the underwriters only on completion of an initial business combination, as described in this prospectus.

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about                     , 2008. Of the proceeds we receive from this offering and the sale of the sponsors’ warrants described in this prospectus, approximately $9.76 per share, or $731,750,000 in the aggregate (approximately $9.75 per share, or $840,875,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account, at                     , with Continental Stock Transfer & Trust Company as trustee. These funds will not be released until the earlier of the completion of our initial business combination and our liquidation (which may not occur until 24 months from the date of this prospectus or 30 months from the date of this prospectus under certain circumstances).

Citi

The date of this prospectus is                     , 2008

Until             , 2008 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” beginning on page 21 of this prospectus and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to “we,” “us” or “our company” refer to Endeavour International Acquisition Corp. References in this prospectus to “public shareholders” refer to those persons that purchase the securities offered by this prospectus, including any of our officers, directors and founders (as defined below) who purchase these securities, either in this offering or afterwards, provided that such individuals’ status as “public shareholders” shall only exist with respect to those securities so purchased. References in this prospectus to our “management team” refer to our officers and directors. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option and an aggregate of 2,812,500 founders’ units, representing 2,812,500 founders’ ordinary shares and 1,406,250 founders’ warrants have been forfeited by our founders.

We are a Cayman Islands company incorporated on November 23, 2007 as an exempted company with limited liability. We were formed for the purpose of effecting a merger, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more currently unidentified operating businesses with its principal operations located outside North America, which we refer to throughout this prospectus as our initial business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry although we are prohibited from acquiring, and will not search for, target businesses in the financial services industry or the entertainment, media and/or publishing industry. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted or been contacted by any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have neither engaged nor retained any agent or other representative, to conduct any research or take any steps to identify, locate or contact any suitable acquisition candidate. As an exempted company, we have received a tax exemption undertaking from the Cayman Islands government providing an exemption for a period of 20 years if such direct taxation were ever introduced in the Cayman Islands by the Cayman Islands government.

We will seek to capitalize on the significant experience of Eric Watson, our chairman of the board and treasurer, and Jonathan Ledecky, our president and secretary, in identifying, acquiring and operating a wide variety of service businesses. Together, they have been personally involved in the formation of over 25 companies and such companies have made over 400 acquisitions. In all of these transactions, each of Messrs. Watson and Ledecky was involved, either directly or in a supervisory capacity, in searching for targets, conducting due diligence, negotiating the terms of the acquisitions and consummating such transactions.

Mr. Watson has been the chairman of, and interests associated with him own, Cullen Investments Limited, a private investment company which he founded in January 1995. Mr. Watson and his associated interests have a substantial portfolio comprising interests in the fashion, retail, financial services, real estate, infrastructure maintenance, sports and entertainment sectors. Cullen Investments owns Bendon, an international manufacturer and retailer of women’s lingerie whose brands include the licensed Elle Macpherson Intimates and Stella McCartney labels. Another major investment held by interests associated with Mr. Watson is a 50% ownership of the Hanover Group, one of the largest privately owned financial service businesses in New Zealand with operations extending to the United States, the United Kingdom and Australia. Prior to founding Cullen Investments, Mr. Watson was the founding chairman and largest shareholder of Blue Star Group, a retail and distribution group he founded in January 1992.

Since March 1999, Mr. Ledecky has served as chairman of Ironbound Partners Fund LLC, a private investment management fund. In October 1994, Mr. Ledecky founded U.S. Office Products and served as its chief executive officer until November 1997 and chairman until June 1998. In February 1997, Mr. Ledecky founded Building One Services Corporation (originally Consolidation Capital Corporation), an entity formed to identify attractive consolidation opportunities which ultimately focused on the facilities management industry. In

November 1997, Building One raised $552 million in an initial public offering. Mr. Ledecky served as Building One’s chief executive officer from November 1997 through February 1999 and as its chairman from inception through its February 2000 merger with Group Maintenance America Corporation.

Each of Messrs. Watson and Ledecky and Edward J. Mathias and Robert B. Hersov, each of whom is a member of our board of directors, was also an officer and/or director of Endeavor Acquisition Corp., a blank check company formed in July 2005 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Endeavor Acquisition Corp. consummated its initial public offering in December 2005 and raised gross proceeds of approximately $129.3 million at an offering price of $8.00 per unit. In December 2006, Endeavor Acquisition Corp. entered into a definitive agreement for a business combination to acquire American Apparel, Inc. and its affiliated companies. American Apparel is a leading provider of cotton leisure wear geared toward contemporary metropolitan adults and sold through company-owned retail locations and online. Endeavor Acquisition Corp. consummated its business combination with American Apparel on December 12, 2007.

Each of Messrs. Watson, Ledecky, Mathias and Hersov is also an officer and/or director of Victory Acquisition Corp., a blank check company formed in January 2007 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more operating businesses in any industry other than the franchising, healthcare or financial services industries. Victory Acquisition Corp. consummated its initial public offering in April 2007 and raised gross proceeds of $330 million at an offering price of $10.00 per unit. Until Victory Acquisition Corp. consummates a business combination, each of these individuals will be required to present all business opportunities which are suitable for Victory Acquisition Corp. to Victory Acquisition Corp. prior to presenting them to us.

Additionally, each of Messrs. Watson, Ledecky, Hersov and Mathias is also an officer and/or director of Triplecrown Acquisition Corp., a blank check company formed in June 2007 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more operating businesses in the financial services industry. Triplecrown Acquisition Corp. consummated its initial public offering in October 2007 and raised gross proceeds of approximately $552 million at an offering price of $10.00 per unit.

In connection with our formation, our executive officers and certain of our directors organized Grand Slam Acquisition Corp. and Performance Acquisition Corp. Grand Slam Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business located in North America in any industry other than the financial services industry or the entertainment, media and/or publishing industry. Performance Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the entertainment, media and/or publishing industry. We believe that conducting these offerings simultaneously will be beneficial to us for a number of reasons, including allowing us to allocate expenses for identifying target businesses between us, Performance Acquisition Corp. and Grand Slam Acquisition Corp. (such as airfare, lodging and other expenses), thereby potentially reducing the cost to each of us. Additionally, if our offering was the only one being conducted at this time and our officers or directors were presented with an opportunity to acquire a target business located outside of our required parameters, they would be forced to simply abandon such opportunity even though it might be very attractive. By conducting these offerings simultaneously with different target parameters, if our officers or directors were to be presented with such an opportunity, they could present such opportunity to either of the other two companies depending on the characteristics of the targets, thereby reducing the likelihood of not being able to pursue an attractive transaction. We believe this will benefit our shareholders as well as those of Performance Acquisition Corp. and Grand Slam Acquisition Corp. Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments, including Grand Slam Acquisition Corp., Performance Acquisition Corp., Triplecrown Acquisition Corp. and Victory Acquisition Corp. This offering and that of Grand Slam Acquisition

Corp. and Performance Acquisition Corp. are not contingent upon each other and while the timing of the offerings may coincide, they are not required to do so. Each offering will proceed independently from the other two.

The past experience of our management and members of our board of directors does not guarantee that we will be successful in consummating a business combination. There are numerous risks and uncertainties detailed elsewhere in this prospectus that could impact our ability to consummate a business combination outside of the control of such individuals. Furthermore, our management has been involved with companies that have been forced to file for bankruptcy following their involvement with such companies, including U.S. Office Products. The future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our officers or directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination and we do not intend to ensure that our officers and directors will be able to maintain their positions with us following the consummation of a business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business. As a result, we cannot assure you that we will be able to consummate a business combination at all or on terms favorable to us, nor can we guarantee that we will be successful following the consummation of a business combination.

Our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $18.8 million, or approximately $21.6 million if the underwriters’ over-allotment option is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination. This may be accomplished by identifying and acquiring a single business or multiple operating businesses, which may or may not be related, contemporaneously. However, we will always acquire at least a controlling interest in a target business (typically meaning more than 50% of the voting securities of the target business).

The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of the signing of a definitive agreement in connection with our initial business combination. In order to consummate such a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination regardless of whether or not we acquire a target business or businesses having a collective fair market value substantially in excess of 80% of the balance in the trust account at the time of the signing of a definitive agreement in connection with our initial business combination. If we issue securities in order to consummate a business combination, our shareholders could end up owning a minority of the combined company’s voting securities (or that of a parent company depending on the structure of the initial business combination) as there is no requirement that our shareholders own a certain percentage of our company after our business combination. Since we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

If we are unable to consummate an initial business combination within 24 months from the date of this prospectus, or 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months after consummation of this offering and the business combination has not yet been consummated within such 24-month period, we will liquidate and distribute the proceeds held in the trust account to our public shareholders in an amount we expect to be approximately $9.76 per ordinary share held by them (or approximately $9.75 per ordinary share if the underwriters exercise their over-allotment option in full), without taking into account any interest earned on such funds.

Private Placements

Effective November 23, 2007, we issued 21,562,500 units to Summit Trust, an affiliate of Eric J. Watson, Jonathan J. Ledecky, Czechmate LLC, an affiliate of Jonathan J. Ledecky, and Edward J. Mathias, Robert B. Hersov and Edward Hanson, each a director of ours, for an aggregate of $25,000 in cash, at a purchase price of approximately $0.001 per unit. Each of these units includes one ordinary share and one half of one warrant. We refer to the current holders of these units as the “founders” throughout this prospectus. Each whole warrant entitles the holder to purchase one ordinary share. This includes an aggregate of up to 2,812,500 units that are subject to forfeiture by our founders to the extent that the over-allotment option is not exercised in full by the underwriters. These holders will be required to forfeit to us, at no cost to us, a number of units necessary to maintain their collective 20% ownership interest in our securities after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option. We refer to these outstanding units, ordinary shares and warrants as the “founders’ units,” “founders’ ordinary shares” and “founders’ warrants” throughout this prospectus.

The founders’ units are identical to the units being sold in this offering, except that:

•

up to an aggregate of 2,812,500 founders’ units and the underlying 2,812,500 founders’ ordinary shares and 1,406,250 founders’ warrants are subject to forfeiture by our founders to the extent that the over-allotment option is not exercised in full or in part by the underwriters;

•	the founders’ units will be placed in escrow and the founders’ ordinary shares and founders’ warrants are subject to the transfer restrictions and entitled to the registration rights described below;

•

the founders’ warrants will become exercisable after the consummation of our initial business combination if and when the last sales price of our ordinary shares exceeds $15.00 per share for any 20 trading days within any 30-trading day period beginning 90 days after the initial business combination;

•

the founders’ warrants will be exercisable on a cashless basis, at the holder’s election, and will not be redeemable by us, in each case, as long as they are held by the founders or their permitted transferees;

•

the founders have agreed to vote the founders’ ordinary shares in the same manner as the majority of shares voted by the public shareholders at the general meeting called for the purpose of approving our initial business combination;

•	the founders will not be able to exercise shareholder redemption rights (as described below) with respect to the founders’ ordinary shares as they have agreed to waive such rights; and

•	the founders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ ordinary shares if we fail to consummate an initial business combination.

In addition, Eric J. Watson and Jonathan J. Ledecky have agreed to purchase an aggregate of 5,000,000 warrants at a price of $1.00 per warrant ($5.0 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. The $5.0 million of proceeds from this investment will be added to the proceeds of this offering and will be held in the trust account pending our completion of an initial business combination on the terms described in this prospectus. If we do not complete such a business combination, then the $5.0 million will be part of the liquidating distribution to our public shareholders, and the sponsors’ warrants will expire worthless.

The sponsors’ warrants will not be transferable or salable by the purchasers (subject to limited exceptions for transfers to permitted transferees including the permitted transferee agreeing to be bound to such transfer restrictions) until we complete a business combination, and will be exercisable on a cashless basis, at the holder’s election, and will be non-redeemable by us, in each case as long as they are held by the purchasers or their permitted transferees. In addition, commencing on the date they become exercisable, the sponsors’ warrants and the underlying ordinary shares are entitled to registration rights under an agreement to be signed on or before the date of this prospectus. With the exception of the terms noted above, the sponsors’ warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Our executive offices are located at c/o Maples Corporate Services Limited, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104 Cayman Islands, and our telephone number is (307) 633-2831.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 21 of this prospectus.

Securities offered:	75,000,000 units, each unit consisting of:

•	one ordinary share; and

•	one half of one warrant.

Trading commencement and separation of ordinary shares and warrants:

The units will begin trading on or promptly after the date of this prospectus. The ordinary shares and warrants may trade separately on the 35th day after the date of this prospectus unless Citigroup Global Markets Inc. determines that an earlier date is acceptable. No fractional warrants will be issued and only whole warrants will trade. In no event will Citigroup Global Markets Inc. allow separate trading of the ordinary shares and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Report of Foreign Private Issuer on Form 6-K with the Securities and Exchange Commission, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 6-K. If the over-allotment option is exercised after our initial filing of a Form 6-K, we will file an amendment to the Form 6-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 6-K, or amendment thereto, or in a subsequent Form 6-K, information indicating if Citigroup Global Markets Inc. has allowed separate trading of the ordinary shares and warrants prior to the 35th day after the date of this prospectus and will issue a press release announcing when such separate trading will begin.

Units:

Number outstanding before this offering:	21,562,500 units[1]

Number to be outstanding after this offering:	93,750,000 units[2]

Ordinary shares:

Number outstanding before this offering:	21,562,500 shares[1]

Number to be outstanding after this offering:	93,750,000 shares[2]

[1]

This number includes an aggregate of 2,812,500 founders’ units, representing 2,812,500 founders’ ordinary shares and 1,406,250 founders’ warrants that are subject to forfeiture by our founders if the over-allotment option is not exercised in full by the underwriters. Only a number of founders’ units, founders’ ordinary shares and founders’ warrants necessary for our founders to maintain their collective 20% ownership interest in our securities will be forfeited upon consummation of this offering.

[2]

Assumes the over-allotment option has not been exercised and an aggregate of 2,812,500 founders’ units, representing 2,812,500 founders’ ordinary shares and 1,406,250 founders’ warrants have been forfeited by our founders.

Warrants:

Number outstanding before this offering:	10,781,250 warrants[1]

Number to be sold privately simultaneously with consummation of this offering:	5,000,000 warrants

Number to be outstanding after this offering and private placement:	51,875,000 warrants[2]

Exercisability:	Each whole warrant is exercisable to purchase one ordinary share. Because each unit includes one half of one warrant, holders will need to have two units in order to have at least one warrant. Warrants may be exercised only in increments of one whole warrant.

Exercise price:	$5.50 per ordinary share.

Exercise period:	The warrants will become exercisable on the later of:

•	the completion of our initial business combination, or

•	one year from the date of this prospectus;

provided in each case that we have an effective and current registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the warrants.

We have agreed to use our best efforts to have an effective registration statement covering the ordinary shares issuable upon exercise of the warrants as of the date the warrants become exercisable and to maintain a current prospectus relating to those ordinary shares until the warrants expire or are redeemed.

The warrants will expire at 5:00 p.m., New York time, five years from the date of this prospectus or earlier upon redemption.

On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption:	At any time while the warrants are exercisable and there is an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants, we may redeem the outstanding warrants (except as described below with respect to the sponsors’ warrants):

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•

if, and only if, the last sale price of our ordinary shares equals or exceeds $15.00 per ordinary share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

[1]

Assumes an aggregate of 2,812,500 founders’ units, representing 2,812,500 founders’ ordinary shares and 1,406,250 founders’ warrants that are subject to forfeiture by our founders if the over-allotment option is not exercised in full by the underwriters. Only a number of founders’ units, founders’ ordinary shares and founders’ warrants necessary for our founders to maintain their collective 20% ownership interest in our securities will be forfeited upon consummation of this offering.

[2]

Assumes the over-allotment option has not been exercised and an aggregate of 2,812,500 founders’ units, representing 2,812,500 founders’ ordinary shares and 1,406,250 founders’ warrants have been forfeited by our founders.

We will not redeem the warrants unless an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants throughout the 30-day redemption period. The underwriters do not have any consent rights in connection with our exercise of our redemption rights.

If we call the warrants for redemption, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis,” though the public shareholders are not eligible to do so at their own option. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Reasons for redemption limitations:	We have established the above conditions to our exercise of redemption rights to provide:

•	warrant holders with adequate notice of exercise only after the then-prevailing ordinary shares price is substantially above the warrant exercise price; and

•

a sufficient differential between the then-prevailing ordinary shares price and the warrant exercise price so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $15.00 trigger price as well as the $5.50 warrant exercise price after the redemption notice is issued.

Proposed American Stock Exchange symbols for our:

Units:	“ .U”

Ordinary shares:	“ ”

Warrants:	“ .WS”

Founders’ units:

Effective November 23, 2007, our founders purchased 21,562,500 founders’ units, representing 21,562,500 founders’ ordinary shares and 10,781,250 founders’ warrants, for an aggregate purchase price of $25,000. This includes an aggregate of 2,812,500 founders’ units, representing 2,812,500 founders’ ordinary shares and 1,406,250 founders’ warrants, that are subject to forfeiture by our founders to the extent that the over-allotment option is not exercised by the underwriters. These holders will be required to forfeit only a number of founders’ units necessary to maintain their collective 20% ownership interest in our securities after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option. The founders’ units are identical to the units being sold in this offering, except that:

•	up to an aggregate of 2,812,500 founders’ units are subject to forfeiture by our founders to the extent that the over-allotment option is not exercised in full by the underwriters;

•

the founders’ units will be placed in escrow and the founders’ ordinary shares and founders’ warrants are subject to the transfer restrictions and entitled to the registration rights described in this prospectus;

•

the founders’ warrants will become exercisable after the consummation of our initial business combination if and when the last sales price of our ordinary shares exceeds $15.00 per share for any 20 trading days within any 30-trading day period beginning 90 days after the initial business combination and may be exercised for unregistered ordinary shares if a registration statement relating to the ordinary shares issuable upon exercise of founders’ warrants is not effective and current;

•	the founders’ warrants will be exercisable on a cashless basis and will not be redeemable by us, in each case, as long as they are held by the founders or their permitted transferees;

•

the founders have agreed to vote the founders’ ordinary shares in the same manner as the majority of shares voted by the public shareholders in connection with the vote required to approve our initial business combination;

•	the founders will not be able to exercise shareholder redemption rights (as described below) with respect to the founders’ ordinary shares; and

•	the founders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ ordinary shares if we fail to consummate an initial business combination.

All of the founders’ units will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent.

The founders have agreed, subject to certain exceptions, not to sell or otherwise transfer any of the founders’ units and underlying securities until 180 days after the date of the completion of a business combination or earlier if, subsequent to our business combination, (i) the last sales price of our ordinary shares equals or exceeds $15.25 per share for any 20 trading days within any 30-trading day period commencing 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

We refer to such restrictions as the “transfer restrictions” throughout this prospectus. In addition, the founders are entitled to registration rights with respect to the founders’ units under an agreement to be signed on or before the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing the earlier of (i) nine months after the consummation of our initial business combination or (ii) the date the founders’ units are released from escrow.

Sponsors’ warrants purchased through private placement:	Eric J. Watson and Jonathan J. Ledecky have entered into agreements with us to purchase an aggregate of 5,000,000 sponsors’ warrants at a price of $1.00 per warrant ($5.0 million in the aggregate). The purchasers are obligated to purchase the sponsors’ warrants from us simultaneously with the consummation of this offering. The sponsors’ warrants will be purchased separately and not in combination with ordinary shares or in the form of units. The purchase price of the sponsors’ warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of our initial business combination. If we do not complete a business combination that meets the criteria described in this prospectus and are forced to liquidate, then the $5.0 million purchase price of the sponsors’ warrants will become part of the distribution to our public shareholders and the sponsors’ warrants will expire worthless.

The sponsors’ warrants will not be transferable or salable by the purchasers (subject to limited exceptions including the transferee agreeing to be bound to such transfer restrictions) until we complete a business combination. The sponsors’ warrants will be exercisable on a cashless basis and will be non-redeemable by us so long as they are held by the purchasers or their affiliates. In addition, commencing 90 days after the consummation of our initial business combination, the sponsors’ warrants and the underlying ordinary shares are entitled to registration rights under an agreement to be signed on or before the date of this prospectus. With the exception of the terms noted above, the sponsors’ warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Offering and sponsors’ warrants private placement proceeds to be held in trust account and amounts payable prior to trust account distribution or liquidation:

$731,750,000, or approximately $9.76 per unit ($840,875,000, or approximately $9.75 per unit, if the underwriters’ over-allotment option is exercised in full) of the proceeds of this offering and the private placement of the sponsors’ warrants will be placed in the trust account at                     with Continental Stock Transfer & Trust Company as trustee, pursuant to an agreement to be signed on the date of this prospectus. These proceeds include approximately $18.8 million in deferred underwriting discounts and commissions (or approximately $21.6 million if the underwriters’ over-allotment option is exercised in full). We believe that the inclusion in the trust account of the purchase price of the sponsors’ warrants and the deferred underwriting discounts and commissions is a benefit to our public shareholders because additional proceeds will be available for distribution to them if a liquidation of our company occurs prior to the consummation of our initial business combination. Except as described below, proceeds in the trust account will not be released until the earlier of our consummation of our initial business combination or our liquidation. Unless and until our initial business combination is consummated, proceeds held in the trust account will not be available for our use for any purpose, including the payment of expenses related to (i) this offering, and (ii) the investigation, selection and negotiation of an agreement with one or more target businesses, except that there can be released to us from the trust account (a) interest income earned on the trust account balance to pay our tax obligations and (b) interest income earned of up to $7.5 million, or approximately $8.6 million if the underwriters’ over-allotment option is exercised in full, on the trust account balance to fund our working capital requirements; provided, however, that we will not be allowed to withdraw interest income earned on the trust account for our working capital requirements unless we have sufficient funds available to us to pay our tax obligations on such interest income or otherwise then due at that time. With these exceptions, expenses incurred by us while seeking a business combination may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $50,000).

Limited payments to insiders:	There will be no fees, reimbursements or other cash payments paid or awarded by us or a target business to or earned by our founders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:

•	Repayment of non-interest bearing loans totaling $160,000 in the aggregate made to us by Eric J. Watson and Jonathan J. Ledecky to cover offering expenses; and

•

Reimbursement for any expenses incident to identifying, investigating and consummating a business combination with one or more target businesses, none of which have been incurred to date. There is no limit on the amount of out-of-pocket expenses that could be incurred; provided, however, that to the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to $7.5 million, or approximately $8.6 million if the underwriters’ over-allotment option is exercised in full, on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination.

Our audit committee will review and ratify all reimbursements made to our founders, officers, directors or their affiliates, with any interested director abstaining from such review.

All amounts held in the trust account that are not paid to redeeming shareholders as a result of their shares being redeemed to cash, released to us in the form of interest income or payable to the underwriters for deferred discounts and commissions will be released to us on closing of our initial business combination:

All amounts held in the trust account that are not distributed to public shareholders who exercise their shareholder redemption rights (as described below) as their shares are redeemed to cash or previously released to us as interest income for our working capital requirements and tax obligations will be released on closing of our initial business combination with one or more target businesses, subject to compliance with the conditions to consummating a business combination that are described below. We will use these funds to pay amounts due to any public shareholders who exercise their shareholder redemption rights and to pay the underwriters their deferred underwriting discounts and commissions that are equal to 2.5% of the gross proceeds of this offering, or approximately $18.8 million (or approximately $21.6 million if the underwriters’ over-allotment option is exercised in full). Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses with which our initial combination occurs. If our initial business combination is paid for using shares or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of the acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or to fund the purchase of other companies or for working capital.

Amended and restated memorandum and articles of association:	As discussed below, there are specific provisions in our amended and restated memorandum and articles of association which will be in effect as of the date of this prospectus, that may only be amended by a consent of 66.66% of the issued and outstanding ordinary shares voting at a meeting in which the holders of 100% of the issued and outstanding ordinary shares must be present in order to constitute a quorum, including our requirements to seek shareholder approval of such a business combination and to provide for shareholder redemption rights if they do not approve of such a business combination.

Our amended and restated memorandum and articles of association also provides that if after 24 months from the date of this prospectus, or 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months after consummation of this offering and the business combination has not yet been consummated within such 24-month period, we have not completed a business combination, we will go through an automatic liquidation. This has the same effect as if our board of directors and shareholders had formally voted to approve our voluntary winding up under the Companies Law (2007 Revision) of the Cayman Islands, referred to in this prospectus as the “Companies Law.” As a result, no vote would be required from our shareholders to commence such a voluntary winding up. We view all of these provisions placing our company into liquidation in 24 months or 30 months from the date of this prospectus, as well as the requirement that the holders of 100% of the issued and outstanding ordinary shares must be present to constitute a quorum with respect to the above-referenced Articles, which are contained in Articles 167 – 171 of our amended and restated memorandum and articles of association, which we refer to as our Business Combination Articles, as an obligation to our shareholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time. Each of our founders, sponsors, directors and officers have agreed not to make any proposal to amend or waive these provisions.

Shareholders must approve initial business combination:	We will seek shareholder approval before effecting our initial business combination regardless of the type of transaction it is, even if the business combination would not ordinarily require shareholder approval under Cayman Islands law.

In connection with the vote required to approve our initial business combination, all of our founders, including all of our officers and directors, have agreed to vote the founders’ ordinary shares in accordance with the majority of the ordinary shares voted by the public shareholders at the meeting called for the purpose of approving our initial business combination. They have also agreed to vote any ordinary shares acquired by them in this offering or in the aftermarket in favor of a business combination. Thus, additional purchases of ordinary shares by our founders, including our officers or directors, would likely allow them to exert additional influence over the approval of our initial business combination. The factors that would be considered in making such additional purchases would include consideration of the current trading price of our ordinary shares. Another factor that would be taken into consideration would be that any such additional purchases would likely increase the chances that our initial business combination would be approved. We will proceed with a business combination only if (i) a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and (ii) public shareholders owning less than 30% of the ordinary shares sold in this offering exercise their shareholder redemption rights described below. We will not increase or decrease the redemption threshold prior to the consummation of our initial business combination. Accordingly, it is our intention in every case to structure and consummate a business combination in which approximately 29.99% of the public shareholders may exercise their shareholder redemption rights and the business combination will still go forward.

Conditions to consummating our initial business combination:	We will not consummate a business combination with any target business affiliated with any of our officers, directors or founders including (i) an entity that is either a portfolio company of, or has otherwise received a material financial investment from any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals, (ii) an entity in which such individuals or their affiliates are currently passive investors, (iii) an entity in which such individuals or their affiliates are currently officers or directors, or (iv) an entity in which such individuals or their affiliates are currently invested through an investment vehicle controlled by them. Our initial business combination must occur with one or more target businesses that collectively have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $18.8 million, or approximately $21.6 million if the underwriters’ over-allotment option is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination. If we acquire less than 100% of a target business in our initial business combination, the aggregate fair market value of the portion we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of the signing of a definitive agreement in connection with our initial business combination. The fair market value of a portion of a target business will likely be calculated by multiplying the fair market value of the entire business by the percentage of the business we acquire. However, we will always acquire at least a controlling interest of a target business (typically meaning more than 50% of the voting securities of such target business). We may seek to consummate a business combination with an initial target business or businesses with a collective fair market value in excess of 80% of the balance in the trust account at the time of the signing of a definitive agreement in connection with our initial business combination. However, we may need to obtain financing to consummate such a business combination and have not taken any steps to obtain any such financing.

We will consummate our initial business combination only if a majority of the ordinary shares voted by the public shareholders are voted in favor of our initial business combination and less than 30% of the shares sold in this offering are voted against the business combination and exercise their shareholder redemption rights described below. It is important to note that voting against our initial business combination alone will not result in redemption of a shareholder’s ordinary shares into a pro rata share of the trust account, which only occurs when the shareholder also exercises the shareholder redemption rights described below.

Shareholder redemption rights for shareholders voting to reject our initial business combination:	We will not complete any proposed initial business combination in connection with which public shareholders owning 30% or more of the shares sold in this offering exercise their shareholder redemption rights. We will not increase or decrease the redemption threshold prior to the consummation of our initial business combination. We have set the redemption percentage at 30% in order to reduce the likelihood that a small group of investors holding a block of our ordinary shares will be able to stop us from completing a business combination that may otherwise be approved by a large majority of our public shareholders. If our initial business combination is approved and completed, public shareholders voting against our initial business combination will be entitled to redeem their ordinary shares for a pro rata share of the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of interest income on the trust account balance previously released to us to pay our tax obligations and net of interest income of up to $7.5 million, or approximately $8.6 million if the underwriters’ over-allotment option is exercised in full, on the trust account balance previously released to us to fund our working capital requirements. If our initial business combination is not approved or completed for any reason, then public shareholders voting against our initial business combination will not be entitled to redeem their ordinary shares for a pro rata share of the aggregate amount then on deposit in the trust account. The founders have waived their rights to exercise shareholder redemption rights with respect to any of our ordinary shares that they may acquire prior to, in or after this offering under any circumstances.

Public shareholders who redeem their ordinary shares into a pro rata share of the trust account will be paid their redemption price promptly following the consummation of our initial business combination and will continue to have the right to exercise any warrants they own. The initial per share redemption price is approximately $9.76 per share (or approximately $9.75 per share if the underwriters’ over-allotment option is exercised in full), without taking into account any interest earned on such funds. Since this amount is less than the $10.00 per unit price in this offering and may be lower than the market price of the ordinary shares on the date of redemption, there may be a disincentive on the part of public shareholders to exercise their shareholder redemption rights. Because redeeming shareholders will receive their proportionate share of deferred underwriting compensation and the underwriters will be paid the full amount of the deferred underwriting compensation at the time of closing of our initial business combination, the non-redeeming shareholders will bear the financial effect of such payments to both the redeeming shareholders and the underwriters.

Limitations on shareholder redemption rights:

A public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as such term is defined in Section 13(d)(3) of the Securities Act of 1933, as amended) will be restricted from seeking redemption rights with respect to more than 10% of the shares sold in this offering. We will require each public shareholder seeking to exercise shareholder redemption rights to certify to us, under penalty of perjury, whether such shareholder is acting in concert or as a group with any other shareholder. Such a public shareholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will deter shareholders from accumulating large blocks of shares before the meeting held to approve a proposed business combination and threatening to exercise their shareholder redemption right as a means to force us or our management to purchase their shares at a significant premium to the then current market price. Absent this provision, a public shareholder who owns more than 10% of the shares sold in this offering could threaten to vote against a proposed business combination and seek redemption of all of its shares, regardless of the merits of the transaction, if, for example, its shares are not purchased by us or our management at a premium to the then current market price. By eliminating a shareholder’s ability to redeem more than 10% of the shares sold in this offering, we believe we will deter these shareholders from threatening to block a transaction which is favored by a majority of our other public shareholders.

If any proposed initial business combination is not approved or completed for any reason, then public shareholders voting against such initial business combination who exercised their shareholder redemption rights would not be entitled to redeem their ordinary shares into a pro rata share of the aggregate amount then on deposit in the trust account. If any proposed initial business combination is not approved, public shareholders will continue to have shareholder redemption rights with respect to any subsequently proposed initial business combination regardless of how such shareholder voted in the vote to approve a previous potential business combination. Public shareholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation. Shareholders will no longer have shareholder redemption rights after completion of our initial business combination.

Liquidation if no business combination:	As described above, if we have not consummated a business combination by 24 months from the date of this prospectus, or 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months after consummation of this offering and the business combination has not yet been consummated within such 24-month period, it will trigger our automatic liquidation pursuant to the terms of our amended and restated memorandum and articles of association. At such time, we anticipate that the liquidator will instruct the trustee to distribute only to our public shareholders the amount in our trust account (including any accrued interest then remaining in the trust account) plus any remaining net assets (subject to our provision for creditors (including taxes and liquidation costs), if any).

We cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $9.76, plus interest then held in the trust account for the following reasons:

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As described above, if we have not consummated a business combination by 24 months from the date of this prospectus, or 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months after consummation of this offering and the business combination has not yet been consummated within such 24-month period, our liquidation will occur. We will go through a voluntary liquidation procedure under the Companies Law. The liquidator will give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) and by placing a public advertisement in the Cayman Islands Official Gazette and taking any other steps he considers appropriate, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them.

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While we are required to have all vendors and service providers (which would generally include any third parties we engaged to assist us in any way in connection with our search for a target business and lenders for money borrowed) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Eric J. Watson and Jonathan J. Ledecky have agreed that they will be jointly and severally liable, by means of direct payment to the trust account, to ensure that the full amount of the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors, lenders or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor, lender or prospective target business does not execute such a waiver. Based on representations of Messrs. Watson and Ledecky as to their accredited investor status (as such term is defined in Regulation D under the Securities Act) and that they have sufficient funds available to them to satisfy their indemnification obligations, we believe they will be able to satisfy any indemnification obligations that may arise given the limited nature of the obligations, even considering the indemnification obligations of such individuals to other blank check companies, and we will enforce our rights under these indemnification arrangements against each of Messrs. Watson and Ledecky. However, we cannot assure you that they will be able to satisfy those obligations, if they is required to do so.

We anticipate that the liquidator will instruct the trustee to distribute to our public shareholders the amount in our trust account (including any accrued interest) plus any remaining net assets (subject to our provision for creditors, including taxes and liquidation costs) shortly following expiration of the 21-day period. Our founders have waived their rights to participate in any liquidation distribution with respect to their founders’ ordinary shares. They will, however, participate in any liquidation distribution with respect to any ordinary shares acquired in or after this offering. The costs of liquidation will be met from our remaining assets outside of the trust account or from interest earned on the funds in the trust account that may be released to us for working capital purposes. If such funds are insufficient, Eric J. Watson and Jonathan J. Ledecky have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment for such expenses.

Conflicts of Interest:	Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit his full time to our affairs and, accordingly, he may have conflicts of interest in allocating his time among various business activities.

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In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented and as a result, if they present such an opportunity to another entity prior to us, we could be deprived of an appropriate target business to acquire if one of those entities accepts it.

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Certain of our officers and directors are affiliated with Victory Acquisition Corp. Since Victory Acquisition Corp. can acquire a target business in any industry other than the franchising, financial services or healthcare industries, the business opportunities required to be presented to Victory Acquisition Corp. will overlap with those that we would be interested in.

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Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•	The founders’ ordinary shares and founders’ warrants owned by our officers and directors will not be released from escrow until 180 days after the successful consummation of an initial business combination; the founders’ warrants, the sponsors’ warrants purchased by our officers and directors and any warrants which they may purchase in this offering or in the aftermarket will expire worthless if an initial business combination is not consummated; unless we consummate our initial business combination, our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account that may be released to us as working capital; and our officers and directors will not receive liquidation distributions with respect to any of their founders’ ordinary shares. For the foregoing reasons, our officers and directors stand to profit by successfully completing a business combination, even one which may not be attractive to our other shareholders. Accordingly, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.

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Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to an initial business combination.

For a complete description of the applicable conflicts of interest, see the section titled “Management—Conflicts of Interest.”

Audit Committee to monitor compliance:	Effective upon consummation of this offering, we will establish, and will maintain, an audit committee to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the Audit Committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Determination of offering amount:	We agreed to raise $750,000,000 in the offering based on the previous transactional experience of our management. We also considered the size of the offering to be an amount we believed would be successfully received given our proposed geographic and industry limitations and the size of initial public offerings of other similarly structured blank check companies. This belief is not based on any research, analysis, evaluations, discussions or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company. In addition, you should consider the following risks:

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this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings;

•	investors’ funds will be held in trust until we are able to consummate our initial business combination or liquidate;

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if third parties bring claims against us, the proceeds held in trust could be reduced and the per share liquidation price may be less than approximately $9.76 (or approximately $9.75 if the underwriters’ over-allotment option is exercised in full);

•	shareholders may be held liable for claims by third parties against us to the extent of distributions received by them; and

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we will be relying on our officers and directors to locate suitable target businesses and our officers and directors may have conflicts of interest with respect to evaluating a particular business combination, as described above; and

•	an effective registration statement may not be in place when you desire to exercise your warrants, thereby potentially causing such warrants to be practically worthless.

You should carefully consider these and the other risks which are set forth in detail in the section entitled “Risk Factors” beginning on page 21 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our audited financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	December 7, 2007
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	(31,258)	$713,071,242
Total assets	175,000	713,071,242
Total liabilities	153,758	—
Value of ordinary shares which may be redeemed to cash	—	219,524,990
Shareholders’ equity	21,242	493,546,252

The “as adjusted” information gives effect to the sale of the units we are offering including the application of the related gross proceeds, the receipt of $5.0 million from the sale of the sponsors’ warrants and the payment of the estimated remaining expenses of this offering. The “as adjusted” working capital and “as adjusted” total assets assumes that an initial business combination has been consummated and approximately $18.8 million (approximately $21.6 million if the underwriters’ over-allotment option is exercised in full) representing deferred underwriting discounts and commissions is paid to the underwriters.

The “as adjusted” working capital and total assets amounts include approximately $713,000,000 (which is net of deferred underwriting discounts and commissions of approximately $18.8 million) to be held in the trust account, which will be distributed to us on completion of our initial business combination. We will use such funds to pay amounts owed to (i) any public shareholders who exercise their shareholder redemption rights and (ii) the underwriters in the amount of approximately $18.8 million (or approximately $21.6 million if the underwriters’ over-allotment option is exercised in full) in payment of their deferred underwriting discounts and commissions. All such proceeds will be distributed to us from the trust account only upon the consummation of a business combination within 24 months from the date of this prospectus (or 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months after consummation of this offering and the business combination has not yet been consummated within such 24-month period). If a business combination is not so consummated, any net assets outside of the trust account and the proceeds held in the trust account, including the deferred underwriting discounts and commission and all interest thereon, net of interest income on the trust account balance previously released to us to pay our tax obligations and interest income of up to $7.5 million, or approximately $8.6 million if the underwriters’ over-allotment option is exercised in full, on the trust account balance previously released to us to fund our working capital requirements, will be distributed solely to our public shareholders as part of our liquidation (subject to our obligations under Cayman Islands law to provide for claims of creditors).

We will not consummate an initial business combination if public shareholders owning 30% or more of the ordinary shares sold in this offering vote against the business combination and exercise their shareholder redemption rights. Accordingly, we may effect a business combination if public shareholders owning up to 22,499,999 of the 75,000,000 ordinary shares sold in this offering exercise their shareholder redemption rights. If this occurred, we would be required to redeem for cash up to 22,499,999 of the ordinary shares sold in this offering (or 25,874,999 ordinary shares if the underwriters exercise their over-allotment option in full) at an initial per-share redemption price of approximately $9.76 for approximately $219,524,990 in the aggregate (or approximately $9.75 per share for approximately $252,262,490 in the aggregate if the underwriters exercise their over-allotment option in full). The actual per-share redemption price will be equal to:

•

the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, net of any amounts previously released to us as described above, as of two business days prior to the proposed consummation of the business combination,

•	divided by the number of ordinary shares sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. We believe that the risks described below are all of the material risks we face. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

We are a recently formed development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently formed development stage company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing an initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete a business combination. If we expend all of the $50,000 in proceeds from this offering not held in trust and interest income earned of up to $7.5 million, or approximately $8.6 million if the underwriters’ over-allotment option is exercised in full (net of income taxes on such interest), on the balance of the trust account that may be released to us to fund our working capital requirements in seeking a business combination, but fail to complete such a combination, we will never generate any operating revenues.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of December 7, 2007, we had $122,500 in cash and a working capital deficiency of $31,258. Further, we have incurred and expect to continue to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate a business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

We may not be able to consummate a business combination within the required time frame, in which case, we would be forced to liquidate our assets.

Pursuant to our amended and restated memorandum and articles of association, we have 24 months from the date of this prospectus, or 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months after consummation of this offering and an initial business combination has not yet been consummated within such 24-month period, in which to complete a business combination. If we fail to consummate an initial business combination within the required time frame, our corporate existence will, in accordance with our amended and restated memorandum and articles of association, cease except for the purposes of winding up our affairs and liquidating. The foregoing requirements are set forth in our Business Combination Articles in our amended and restated memorandum and articles of association and may not be amended except by approval of 66.66% of the issued and outstanding ordinary shares at a meeting where the holders of 100% of the outstanding ordinary shares must be present in order to constitute a quorum. We may not be able to find suitable target businesses within the required time frame.

As we approach the deadline for the consummation of our initial business combination, our negotiating position and ability to conduct adequate due diligence on any potential target may be reduced.

Our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business.

If we are forced to liquidate before an initial business combination and distribute the trust account, our public shareholders may receive less than $10.00 per share and our warrants will expire worthless.

If we are unable to complete a business combination within 24 months from the date of this prospectus, or 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months after consummation of this offering and the business combination has not yet been consummated within such 24-month period, and are forced to liquidate our assets, the per-share liquidation distribution may be less than $10.00 because of the expenses of this offering, our general and administrative expenses, the anticipated costs of seeking a business combination and third-party claims, if any. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $700,000 and underwriting discounts and commissions of $41.3 million (or approximately $47.4 million if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the sponsors’ warrants for an aggregate purchase price of $5.0 million, will be approximately $713.1 million (or approximately $819.4 million if the underwriters’ over-allotment option is exercised in full). Accordingly, we will be placing approximately $9.76 per share, or approximately $9.75 per share if the underwriters’ over-allotment option is exercised in full, in trust. We will have access to (i) interest income earned on the trust account balance to pay our tax obligations and (ii) interest income of up to $7.5 million, or approximately $8.6 million if the underwriters’ over-allotment option is exercised in full, earned on the trust account balance that may be released to us (so long as we have sufficient funds available to us to pay our tax obligations on such interest income or otherwise then due at that time) for our working capital requirements. You will receive $10.00 per share upon our liquidation only if interest accumulated on the funds held in the trust account, less the amount available to us, after payment of all third party claims and expenses of liquidating, exceeds $0.24 per share (or $0.25 per share if the underwriters’ over-allotment option is exercised in full). Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

If we are unable to consummate an initial business combination, our public shareholders will be forced to wait up to 30 months before receiving liquidation distributions.

We have 24 months from the date of this prospectus, or 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months after consummation of this offering and the business combination has not yet been consummated within such 24-month period, in which to complete a business combination. We have no obligation to return funds to investors prior to the expiration of 24 or 30 months unless we consummate an initial business combination prior thereto and only then in cases where investors have sought redemption of their shares. Only after the expiration of this full time period will public shareholders be entitled to liquidation distributions if we are unable to complete an initial business combination. Accordingly, investors’ funds may be unavailable to them until such date.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5.0 million upon the successful consummation of this offering and will file a Report of Foreign Private Issuer on Form 6-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules such as completely restricting the transferability of our securities, requiring us to complete a business combination within 18 months of the effective date of the initial registration statement and restricting the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw (i) interest income earned on the trust account balance to pay our tax obligations and (ii) interest income of up to $7.5 million, or approximately $8.6 million if the underwriters’ over-allotment option is exercised in full, earned on the trust account balance that may be released to us (so long as we have sufficient funds available to us to pay our tax obligations on such interest income or otherwise then due at that time) for our working capital requirements prior to the completion of a business combination and we have a longer period of time to complete such a business combination than we would if we were subject to such rule.

Because each unit includes only one half of a warrant, the units may be worth less than units of other blank check companies.

Each unit includes one ordinary share and one half of a warrant. This is different from other offerings similar to ours whose units include one ordinary share and one warrant. We have established the components of the units in this way in order to alleviate the dilutive effect of the warrants and make us a more attractive merger partner for target businesses. Although the exercise price of our warrants is lower than that of warrants in other offerings, this unit structure may cause our units to be worth less than if it included one warrant.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek shareholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

If the net proceeds of this offering not being held in the trust account are insufficient to allow us to operate for at least the next 30 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 30 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit the funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

We may require public shareholders who wish to redeem their shares in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their shareholder redemption rights prior to the deadline for exercising their rights.

We may require public shareholders who wish to redeem their ordinary shares in connection with a proposed business combination to either tender their certificates to our transfer agent at any time prior to the vote taken at the shareholder meeting relating to such business combination or to deliver their ordinary shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. Traditionally, in order to perfect shareholder redemption rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was exercising his shareholder redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him to deliver his certificate to verify ownership. As a result, the shareholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the ordinary shares in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his ordinary shares to the company for cancellation. Thus, the shareholder redemption right, to which shareholders were aware they needed to commit before the shareholder meeting, would become a continuing right surviving past the consummation of the business combination until the redeeming holder delivered his certificate for redemption. The requirement for physical or electronic delivery prior to the meeting would be imposed to ensure that a redeeming holder’s election to redeem is irrevocable once the business combination is approved. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical share certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than we anticipate for shareholders to deliver their ordinary shares, shareholders who wish to redeem may be unable to meet the deadline for exercising their shareholder redemption rights and thus may be unable to redeem their ordinary shares.

If we require public shareholders who wish to redeem their shares in connection with a proposed business combination to comply with specific requirements for redemption, such redeeming shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

If we require public shareholders who wish to redeem their shares in connection with a proposed business combination to comply with specific requirements for redemption and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public shareholders. Accordingly, investors who attempted to redeem their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our ordinary shares may decline following such a failed acquisition and you may not be able to sell your securities when you wish to, even while other shareholders that did not seek redemption may be able to sell their securities.

If we do not conduct an adequate due diligence investigation of a target business with which we combine, we may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

We must conduct a due diligence investigation of the target businesses we intend to acquire. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will reveal all material issues that may affect a particular target business, or that factors outside the control of the target business and outside of our control will not later arise. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our ordinary shares. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, only $50,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital which we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. The funds held in the trust account will be invested only in Treasury Bills issued by the United States government having a maturity of 180 days or less. As of the date of this prospectus, interest rates on these types of investments range from     % to     %. While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our founders to operate or may be forced to liquidate. Our founders are under no obligation to advance funds in such circumstances.

We have six months longer than most other blank check companies to effect a business combination and therefore, the proceeds of this offering may remain in trust for a longer period of time before they are released to you.

The period of time we have to complete a business combination is longer than blank check companies subject to Rule 419, which have 18 months to complete a business combination, or other special purpose acquisition companies, which typically have 18 or 24 months to complete a business combination. As a result, if we do not complete a business combination, the proceeds of this offering will remain in trust for a longer period of time before they are released to you and you will not have use to such funds.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by shareholders may be less than approximately $9.76 per share (or approximately $9.75 per share if the underwriters’ over-allotment option is exercised in full).

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers, including lenders for money borrowed, we engage and prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements. Furthermore, there is no guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. There is also no guarantee that a court would uphold the validity of such agreements. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our initial business combination. Additionally, after the date of our liquidation, shareholders may be held liable for claims by third parties against us to the extent that they received distributions from us.

Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public shareholders and, as a result, the per-share liquidation price could be less than $9.76 (or $9.75 if the underwriters’ over-allotment option is exercised in full) due to claims of such creditors. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public shareholders, Eric J. Watson and Jonathan J. Ledecky have agreed that they will be personally liable, jointly and severally, by means of direct payment to the trust account, to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us or lenders for money borrowed, but only if such a third party does not execute such a waiver. Accordingly, if a claim brought by a target business or vendor, lender or other entity did not exceed the amount of funds available to us outside of the trust account or available to be released to us from interest earned on the trust account balance, Messrs. Watson and Ledecky would not have any personal obligation to indemnify such claims as they would be paid from such available funds. However, if a claim exceeded such amounts, the only exceptions to the obligations of Messrs. Watson and Ledecky to pay such claim would be (i) if the party executed a waiver agreement or (ii) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, there could be claims from parties other than vendors, lenders or other entities or target businesses that would not be covered by the indemnity from Messrs. Watson and Ledecky, such as shareholders and other claimants who are not parties in contract with us who file a claim for damages against us. Obtaining trust fund waivers from prospective target businesses and vendors, including lenders of money borrowed, and the contractual commitments we have received from Messrs. Watson and Ledecky discussed above, are the only actions we will take to ensure that the funds in the trust account are not depleted by claims against the trust. Because we will seek to have all vendors, including lenders of money borrowed, and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, we believe the likelihood of Messrs. Watson and Ledecky having any such obligations is minimal, even considering the indemnification obligations of such individuals to other blank check companies. Notwithstanding the foregoing, we have questioned such individuals on their financial net worth and reviewed their financial information and believe they will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that they will be able to satisfy those obligations. Therefore, we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $9.76 (or $9.75 if the underwriters’ over-allotment option is exercised in full), plus interest, due to such claims.

Additionally, if we are forced to declare insolvency or a petition to wind up the company is filed against us which is not dismissed, the proceeds held in the trust account could be subject to Cayman Islands insolvency law, and may be included in our insolvency estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any insolvency claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $9.76 per share (or $9.75 per share if the underwriters’ over-allotment option is exercised in full).

After the date of our liquidation, our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated memorandum and articles of association provides that if after 24 months from the date of this prospectus, or 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months after consummation of this offering and the business combination has not yet been consummated within such 24-month period, we have not consummated a business combination we will go through a voluntary liquidation procedure under the Companies Law. The liquidator will give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) and by placing a public advertisement in the Cayman Islands Official Gazette and taking any other steps he considers appropriate, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. As soon as the affairs of the company are fully wound-up, the liquidator must present his final report and accounts before a final general meeting which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must make a return to the Cayman Islands Registrar of Companies confirming the date on which the meeting was held and three months after the date of such filing the company will be liquidated. We anticipate that the liquidator would instruct the trustee to liquidate the trust account to our public shareholders as soon as reasonably possible after the end of the 21 days’ notice period referred to above and our directors and officers have agreed to take any such action necessary to liquidate the trust account as soon as reasonably practicable if we do not complete a business combination within 24 months after the consummation of this offering, or 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months after consummation of this offering and the business combination has not yet been consummated within such 24-month period. Pursuant to our amended and restated memorandum and articles of association, failure to consummate a business combination within 24 months from the date of this prospectus, or 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months after consummation of this offering and the business combination has not yet been consummated within such 24-month period, will trigger an automatic winding up of the company. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them pursuant to such process and any liability of our shareholders may extend beyond the date of such liquidation. Accordingly, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us. Furthermore, although the indemnification provided by Messrs. Watson and Ledecky would cover such claims, they may not be able to satisfy those obligations if they are required to do so.

If we are forced to declare insolvency or a petition to wind up the company is filed against us which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential payment” or a “fraudulent transfer.” As a result, a Cayman Islands court could seek to recover all amounts received by our shareholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public shareholders promptly after 24 or 30 months from the date of this prospectus, this may be viewed or interpreted as giving preference to our public shareholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to expire worthless.

No warrant held by public shareholders will be exercisable and we will not be obligated to issue ordinary shares unless, at the time such holder seeks to exercise such warrant, we have a registration statement under the Securities Act in effect covering the ordinary shares issuable upon the exercise of the warrants and a current prospectus relating to the ordinary shares. Under the terms of the warrant agreement, we have agreed to use our best efforts to have a registration statement in effect covering the ordinary shares issuable upon exercise of the warrants as of the date the warrants become exercisable and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. There may be periods of time that we are unable to keep a prospectus current, for instance, if we were involved in negotiations for a subsequent acquisition. We will not be required to net cash settle the warrants if we do not maintain a current prospectus. In such event, the warrants held by public shareholders may have no value, the market for such warrants may be limited, such warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the ordinary shares included in the units.

The holders of the sponsors’ warrants and founders’ warrants may be able to exercise such warrants at a time when public shareholders may not exercise their warrants.

The sponsors’ warrants and founders’ warrants may be exercisable for unregistered ordinary shares even if the prospectus relating to the ordinary shares issuable upon exercise of the warrants is not current. Accordingly, the holders of such warrants may be able to exercise their warrants at a time when public shareholders are not able to do so.

An investor will only be able to exercise a warrant if the issuance of ordinary shares upon the exercise has been registered or qualified or is deemed exempt under the securities laws of the state or jurisdiction of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue ordinary shares unless the ordinary shares issuable upon an exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable, we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the ordinary shares issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. If the ordinary shares issuable upon exercise of the warrant is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may consummate a business combination with a company with its principal operations located outside North America in any industry we choose other than financial services industry and entertainment, media and/or publishing industry and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our shareholders for approval.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our shareholders for approval. In addition, a proposal that you vote against could still be approved if a sufficient number of public shareholders vote for the proposed business combination. Alternatively, a proposal that you vote for could still be rejected if a sufficient number of public shareholders vote against the proposed business combination.

We will not be required to obtain a fairness opinion from an independent investment banking firm as to the fair market value of the target business unless our board of directors is unable to independently determine the fair market value.

The fair market value of a target business or businesses will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, the values of comparable businesses, earnings and cash flow, and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, with respect to the satisfaction of such criterion. In all other instances, we will have no obligation to obtain or provide you with a fairness opinion.

We may issue shares of our share capital or debt securities to complete an initial business combination. Issuance of our share capital would reduce the equity interest of our shareholders and may cause a change in control of our ownership, while the issuance of debt securities may have a significant impact on our ability to utilize our available cash.

Our amended and restated memorandum and articles of association, which will be in effect at the time of consummation of this offering, will authorize the issuance of up to 250,000,000 ordinary shares, par value $.0001 per share, and 1,000,000 preferred shares, par value $.0001 per share. Immediately after this offering and the purchase of the sponsors’ warrants (assuming no exercise of the underwriters’ over-allotment option and the forfeit of 2,812,500 founders’ units, representing 2,812,500 founders’ ordinary shares and 1,406,250 founders’ warrants), there will be 104,375,000 authorized but unissued ordinary shares available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants, including the sponsors’ warrants) and all of the 1,000,000 shares of preferred shares available for issuance. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional ordinary shares or preferred shares, or a combination of ordinary shares and preferred shares, to complete a business combination. The issuance of additional ordinary shares or any number of preferred shares:

•	may significantly reduce your equity interest in this offering;

•	may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;

•

may cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of our company; and

•	may adversely affect prevailing market prices for our ordinary shares.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

The value of your investment in us may decline if any of these events occur.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control, such as that holders of 30% or more of the ordinary shares sold in this offering vote against the business combination and opt to have us redeem their ordinary shares for a pro rata share of the trust account even if a majority of our shareholders approve the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel, including Eric J. Watson, our chairman of the board and treasurer, and Jonathan J. Ledecky, our president and secretary. We believe that our success depends on the continued service of these individuals, at least until we have consummated a business combination. We cannot assure you that these individuals will remain with us for the immediate or foreseeable future. In addition, none of our officers are required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

Following a business combination, we will be totally dependent on the key personnel of the combined company.

The role of our key personnel in the target business cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

We may negotiate agreements with consultants or advisors which provide for payment of their fees only in connection with the consummation of a business combination. These agreements may cause them to have conflicts of interest in providing advice to us.

We may negotiate agreements with consultants or advisors which provide for payment of their fees only in connection with the consummation of a business combination. The financial interests of such consultants or advisors could influence their motivation in advising us to select a particular target business. As a result, they may advise us to proceed with a business combination that would not otherwise be in our best interests.

Our officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for an initial business combination and in the public shareholders’ best interest.

Unless we consummate our initial business combination, our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account up to a maximum of $7.5 million, or approximately $8.6 million if the underwriters’ over-allotment option is exercised in full, that may be released to us as working capital. Our officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such excess expenses. We do not have a policy that prohibits our officers and directors from negotiating for the reimbursement of such expenses by a target business. If the owners of the target business do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers or directors could influence our officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the shareholders’ best interest.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We presently expect each of Eric J. Watson and Jonathan J. Ledecky to devote at least 10 hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers and directors are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor. In addition, our directors have no obligation under Cayman Islands law to present business opportunities to the Company. See “Management—Conflicts of Interest.”

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Each of Messrs. Watson, Ledecky, Mathias and Hersov are officers and directors of Victory Acquisition Corp. and Triplecrown Acquisition Corp. and such individuals are required to offer all suitable business opportunities for a business combination to Victory Acquisition Corp. and Triplecrown Acquisition Corp. prior to presenting it to us. Furthermore, each of Messrs. Watson, Ledecky and Mathias is an officer and/or director of Grand Slam Acquisition Corp. and each of Messrs. Watson, Ledecky, Mathias and Hersov is an officer and/or director of Performance Acquisition Corp. It is anticipated that our initial public offering will coincide with that of Grand Slam Acquisition Corp.’s and Performance Acquisition Corp.’s, although this is not a requirement of any of these offerings. Furthermore, each of our principals may become involved with subsequent blank check companies similar to our company. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity time should be allocated or a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

All of our officers and directors own founders’ ordinary shares issued prior to this offering and some of them will own warrants following this offering. These shares and warrants will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our founders, including our officers and directors, own founders’ ordinary shares and founders’ warrants that were issued prior to this offering. Additionally, certain of our officers and directors are purchasing the sponsors’ warrants upon consummation of this offering. Such individuals have waived their right to receive distributions with respect to the founders’ ordinary shares upon our liquidation if we are unable to consummate a business combination. Accordingly, the founders’ ordinary shares and founders’ warrants, as well as the sponsors’ warrants, and any warrants purchased by our officers or directors in this offering or in the aftermarket will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering however we cannot assure you of this fact. Although after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Sections 101(c) and 101(d) of the American Stock Exchange Company Guide, which generally requires us to maintain a minimum amount in shareholders’ equity (usually $4 million), market capitalization (between $50 million to $75 million), aggregate market value of publicly held shares (between $15 million and $20 million), a minimum number of public shareholders (usually 400 shareholders) and a minimum stock price (between $2.00 and $3.00), we cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to a business combination. Once listed, we generally will need to maintain a minimum amount in shareholders’ equity (usually between $2,000,000 and $4,000,000) and a minimum number of public shareholders (usually 300 shareholders), as well as not having what is deemed to be a “low selling price” as determined by the American Stock Exchange to continue to be listed on the American Stock Exchange. Additionally, in connection with our business combination, it is likely that the American Stock Exchange will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity with respect to our securities;

•

a determination that our ordinary shares is a “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Our business combination must be with one or more target businesses having an aggregate fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions)

at the time of the signing of a definitive agreement in connection with our initial business combination. However, we may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be solely dependent upon the performance of a single business.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

If we determine to simultaneously acquire more than one business and such businesses are owned by different sellers, it may make it more difficult for us to complete such an initial business combination.

If we determine to simultaneously acquire more than one business and such businesses are owned by different sellers, we will need for each of the sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations. We may seek to effect our initial business combination with one or more privately held companies, which may present certain challenges to us including the lack of available information about these companies.

In pursuing our acquisition strategy, we may seek to effect our initial business combination with one or more privately held companies. By definition, very little public information exists about these companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information.

The ability of our shareholders to exercise their shareholder redemption rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek shareholder approval of any business combination, we will offer each public shareholder (but not our founders) the right to have his, her or its ordinary shares redeemed for cash if the shareholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its shareholder redemption rights to receive a pro rata portion of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise such shareholder redemption rights, we may either need to reserve part of the trust account for possible payment upon redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of public shareholders exercise their shareholder redemption rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

Public shareholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group” with, will be restricted from exercising shareholder redemption rights with respect to more than 10% of the shares sold in this offering.

When we seek shareholder approval of any business combination, we will offer each public shareholder (but not our existing shareholders or their permitted transferees) the right to have his, her, or its ordinary shares redeemed for cash if the shareholder votes against the business combination and the business combination is approved and completed. Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” will be restricted from exercising shareholder redemption rights with respect to more than 10% of the shares sold in this offering. Accordingly, if you purchase more than 10% of the shares sold in this offering and a proposed business combination is approved, you will not be able to exercise shareholder redemption rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the ordinary shares will exceed the per-share redemption price.

We may proceed with a business combination even if public shareholders owning up to approximately 29.99% of the shares sold in this offering exercise their shareholder redemption rights. This threshold is above the threshold of approximately 19.99% employed by previous similarly structured blank check companies.

We may proceed with a business combination as long as public shareholders owning less than 30% of the shares sold in this offering exercise their shareholder redemption rights. Accordingly, public shareholders holding up to approximately 29.99% of the shares sold in this offering, or approximately 22,499,999 ordinary shares, may exercise their shareholder redemption rights and we could still consummate a proposed business combination. We have set the redemption percentage at 30% in order to reduce the likelihood that a small group of investors holding a block of our ordinary shares will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public shareholders. While there are a several offerings similar to ours which include redemption provisions of between 20% and 30%, the 20% threshold had been customary and standard for offerings similar to ours. The higher threshold may make it more likely that we will consummate a business combination than if we were using the lower threshold.

Our business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many shareholders may exercise such shareholder redemption rights, we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their shareholder redemption rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of shareholders exercise their shareholder redemption rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering, including the interest earned on the proceeds held in the trust account that may be available to us, will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to redeem for cash a significant number of ordinary shares from dissenting shareholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. Even if we do not need additional financing to consummate a business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after a business combination.

Our founders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a shareholder vote.

Upon consummation of this offering, our founders (including all of our officers and directors) will collectively own 20% of our issued and outstanding ordinary shares (assuming none of them purchase units in this offering). None of our founders, officers, directors or their affiliates has indicated any intention to purchase additional units or ordinary shares from persons in the aftermarket or in private transactions. Additional purchases of ordinary shares by such individuals would likely allow them to exert additional influence over the approval of our initial business combination. The factors that would be considered in making such additional purchases would include consideration of the current trading price of our ordinary shares. Another factor that would be taken into consideration would be that any such additional purchases would likely increase the chances that our initial business combination would be approved.

Because we do not anticipate holding an annual meeting of shareholders to elect new directors prior to the consummation of a business combination, our founders will continue to exert control over our actions at least until the consummation of an initial business combination.

Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of shareholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. Accordingly, you may not be able to exercise your voting rights under corporate law for up to 30 months. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our founders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our founders will continue to exert control at least until the consummation of a business combination.

Our founders paid an aggregate of $25,000, or approximately $0.001 per unit, for the founders’ units and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share (allocating all of the purchase price for the founders’ units to the founders’ ordinary shares and none to the founders’ warrants included in the founders’ units) and the pro forma net tangible book value per share of ordinary shares after this offering constitutes the dilution to you and the other investors in this offering. Our founders acquired the founders’ ordinary shares at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, assuming the over-allotment option is not exercised and 2,812,500 units are forfeited by our founders and assuming no value is ascribed to the founders’ warrants or to the warrants included in the units sold in this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 30.7% or $3.07 per share (the difference between the pro forma net tangible book value per share of $6.93, and the initial offering price of $10.00 per unit). This is because investors in this offering will be contributing approximately 99.99% of the total amount paid to us for our outstanding securities after this offering but will only own 80% of our outstanding securities. Accordingly, the per-share purchase price you will be paying substantially exceeds our per share net tangible book value.

We may redeem the warrants at a time that is not beneficial to public investors.

We may call the public warrants for redemption at any time after the redemption criteria described elsewhere in this prospectus have been satisfied. If we call the public warrants for redemption, public shareholders may be forced to accept a nominal redemption price or sell or exercise the warrants when they may not wish to do so. Furthermore, the founders’ warrants and sponsors’ warrants are not redeemable by us so long as they are held by the initial holders or their permitted transferees and as a result, the holders of such founders’ warrants or sponsors’ warrants could realize a larger gain on their warrants than public shareholders are able to realize if we call the public warrants for redemption.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer ordinary shares upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our public warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” and (y) the fair market value. The “fair market value” shall mean the average reported last sales price of our ordinary shares for the 10 trading days ending on the third trading day prior to the date on which notice of redemption is sent to the holders of the warrants. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

Our outstanding warrants may have an adverse effect on the market price of our ordinary shares and make it more difficult to effect a business combination.

We issued the founders’ warrants as part of the sale of the founders’ units to purchase 9,375,000 ordinary shares (or 10,781,250 ordinary shares if the underwriters’ over-allotment option is exercised in full). We will be issuing warrants to purchase 37,500,000 ordinary shares (or 43,125,000 ordinary shares if the underwriters’ over-allotment option is exercised in full) as part of the units offered by this prospectus. We will also sell the sponsors’ warrants to purchase 5,000,000 ordinary shares. The warrants included in the units being sold in this offering and the sponsors’ warrants will become exercisable on the later of (i) the completion of our initial business combination or (ii) one year from the date of this prospectus, provided in each case that we have an effective and current registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the warrants. The founders’ warrants will become exercisable after the consummation of our initial business combination if and when the last sales price of our ordinary shares exceeds $15.00 per share for any 20 trading days within any 30-trading day period beginning 90 days after the initial business combination. To the extent we issue ordinary shares to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding ordinary shares and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of a sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience a substantial dilution of your holdings.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the ordinary shares equals or exceeds $15.00 per share for any 20 trading days within a 30 trading-day period ending on the third business day prior to proper notice of such redemption provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the sponsors’ warrants or founders’ warrants will be redeemable by us so long as they are held by the sponsors or their permitted transferees.

If our founders or the purchasers of the sponsors’ warrants exercise their registration rights with respect to their founders’ ordinary shares, founders’ warrants or sponsors’ warrants and underlying securities, it may have an adverse effect on the market price of our ordinary shares and the existence of these rights may make it more difficult to effect a business combination.

The founders are entitled to demand that we register the resale of the founders’ ordinary shares and founders’ warrants and the underlying ordinary shares at any time commencing the earlier of (i) nine months after the consummation of our initial business combination or (ii) the date they are released from escrow. Additionally, the purchasers of the sponsors’ warrants are entitled to demand that we register the resale of their warrants and underlying ordinary shares commencing 90 days after we consummate a business combination. We will bear the cost of registering these securities. Assuming the underwriters do not exercise the over-allotment option and the founders forfeit the 2,812,500 units, if such individuals exercise their registration rights with respect to all of their securities, then there will be an additional 18,750,000 ordinary shares (or 21,562,500 ordinary shares if the underwriters’ over-allotment option is exercised in full) and 14,375,000 warrants (or 15,781,250 warrants if the underwriters’ over-allotment option is exercised in full), as well as 14,375,000 ordinary shares (or 15,781,250 ordinary shares if the underwriters’ over-allotment option is exercised in full) underlying the warrants, eligible for trading in the public market. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the shareholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential negative effect the exercise of such rights may have on the trading market for our ordinary shares.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry and therefore may not accurately reflect the value of your investment.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the representatives believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results to compare them to. As a result, the offering price of our units may not accurately reflect the value of your investment in our securities.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in Treasury Bills issued by the United States government having a maturity of 180 days or less. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

We do not intend to pay cash dividends prior to the completion of a business combination and may not pay dividends in the future following the completion of a business combination.

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of dividends after completion of an initial business combination will depend on our revenues and earnings, if any, capital requirements and general financial condition after a business combination is completed and will be within the discretion of our then-board of directors. As a result, any gains on an investment in our securities will need to come through appreciation of the value of such securities.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we must furnish our shareholders with target business financial statements, we may not be able to complete a business combination with some prospective target businesses.

We will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to shareholders to assist them in assessing the target business. These proxy solicitation materials will provide shareholders with disclosure that we believe would have been required to be provided to shareholders had we not been a foreign private issuer but still had a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934. In all likelihood, the financial statements included in the proxy solicitation materials will need to be prepared in accordance with U.S. GAAP and/or IFRS or reconciled to U.S. GAAP. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with U.S. GAAP and/or IFRS or reconciled to U.S. GAAP or that the potential target business will be able to prepare its financial statements in accordance with U.S. GAAP and/or IFRS or reconciled to U.S. GAAP. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

We are not required to file our proxy statement for our initial business combination with the SEC pursuant to the proxy rules under the Securities Exchange Act of 1934.

As a foreign private issuer, we will be exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements. We have agreed with the representative of the underwriters that, for the period commencing with the date of this prospectus and ending upon our liquidation, in connection with any proposed business combination, we will deliver to our shareholders proxy solicitation materials containing the information we believe would have been required to be provided to shareholders had we not been a foreign private issuer but still had a class of equity securities registered under Section 12 of the Exchange Act and furnish them to the SEC on a Report of Foreign Private Issuer on Form 6-K. As a foreign private issuer, however, we are not required and do not intend to file our proxy solicitation materials with the SEC for review or comment.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or shareholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our ordinary shares.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are a company incorporated under the laws of the Cayman Islands, and substantially all of our assets will be located outside the United States. In addition, certain of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Law (as the same may be supplemented or amended from time to time) or the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and certain states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United Sates, the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

•	is given by a competent foreign court;

•	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

•	is final;

•	is not in respect of taxes, a fine or a penalty; and

•	was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

Unlike many jurisdictions in the United States, Cayman Islands law does not provide for mergers as that term is understood under corporate law in the United States. Cayman Islands law does have statutory provisions that provide for the reconstruction and amalgamation of companies, which are commonly referred to in the Cayman Islands as “schemes of arrangement.” The procedural and legal requirements necessary to consummate these transactions are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States. Under Cayman Islands law and practice, a scheme of arrangement in relation to a Cayman Islands company must be approved at a shareholders’ meeting by each class of shareholders, in each case, by a majority of the number of holders of each class of a company’s shares that are present and voting, either in person or by proxy, at such a meeting, which holders must also represent 75% in value of such class issued that are present and voting, either in person or by proxy, at such meeting, excluding the shares owned by the parties to the scheme of arrangement.

The convening of these meetings and the terms of the amalgamation must also be sanctioned by the Grand Court of the Cayman Islands. Although there is no requirement to seek the consent of the creditors of the parties involved in the scheme of arrangement, the Grand Court typically seeks to ensure that the creditors have consented to the transfer of their liabilities to the surviving entity or that the scheme of arrangement does not otherwise materially adversely affect the creditors’ interests. Furthermore, the Grand Court will only approve a scheme of arrangement if it is satisfied that:

•	the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

•	the scheme of arrangement is such as a businessperson would reasonably approve; and

•	the scheme of arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

If we effect a business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We do not intend to focus our search on target businesses located in the United States. Accordingly, it is likely that we will effect a business combination with a company located outside of the United States. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency redemption or corporate withholding taxes on individuals;

•	laws governing the manner in which future business combinations may be effected;

•	exchange listing and/or delisting requirements;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•	deterioration of political relations with the United States.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

We do not intend to focus our search on target businesses located in the United States. Accordingly, it is likely that we will effect a business combination with a company located outside of the United States. As such, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

We may become subject to taxation in the Cayman Islands which would negatively affect our results.

Under current Cayman Islands law, we are not obligated to pay any taxes in the Cayman Islands on either income or capital gains. The Governor-in-Cabinet of Cayman Islands has granted us an exemption from the imposition of any such tax on us for twenty years from December 11, 2007 until December 11, 2027. We cannot be assured that after such date we would not be subject to any such tax. If we were to become subject to taxation in the Cayman Islands, our financial condition and results of operations could be significantly and negatively affected. See “Certain Cayman Islands tax considerations.”

If we are deemed to be a taxpayer in a particular jurisdiction, it may increase our tax liability.

Due to our activities spanning several countries, there is the possibility that we may be deemed to be taxable in a given jurisdiction, which may increase our tax liability, reduce our after tax income and reduce the proceeds held in the trust account.

If we are treated as a “passive foreign investment company,” it could have adverse U.S. federal income tax consequences to U.S. holders.

If we are determined to be a passive foreign investment company, known as a “PFIC,” U.S. holders could be subject to adverse United States federal income tax consequences. Specifically, if we are determined to be a PFIC for any taxable year, each U.S. holder may be subject to increased tax liabilities under U.S. tax laws and regulations and may be subject to additional reporting requirements. The determination of whether we are a PFIC will be made on an annual basis and will depend on the composition of our income and assets, including goodwill. The calculation of goodwill will be based, in part, on the market value of our ordinary shares from time to time, which may be volatile. In general, we will be classified as a PFIC for any taxable year in which either (1) at least 75% of our gross income is passive income or (2) at least 50% of the value (determined on the basis of a quarterly average) of our assets is attributable to assets that produce or are held for the production of passive income. For purposes of these tests, cash, including working capital, and investments are considered assets that produce or are held for the production of passive income. If a corporation would otherwise be a PFIC in its start-up year (defined as the first taxable year such corporation earns gross income), it is not treated as a PFIC in that taxable year, provided that: (i) no predecessor corporation was a PFIC; (ii) it is established to the Internal Revenue Service’s satisfaction that the corporation will not be a PFIC in either of the two succeeding taxable years; and (iii) the corporation is not, in fact, a PFIC for either succeeding taxable year.

These elections may not be available to U.S. holders. If these elections are available, they may result in a current U.S. federal tax liability prior to any distribution or the disposition of the ordinary shares, and without the assurance of a U.S. holder receiving an equivalent amount of income or gain from a distribution or disposition. We cannot assure you that we will not be treated as a PFIC for U.S. federal income tax purposes. Further, because the start-up exception to the PFIC rules is limited in scope, the likelihood that we may be treated as a PFIC will be increased if our shareholders approve an extension of the period of time in which we may complete our initial business combination. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules.

If you acquire more than 10% of our ordinary shares, the controlled foreign corporation rules may apply to you.

Each “United States shareholder” of a “controlled foreign corporation” (“CFC”) who owns ordinary shares in the CFC on the last day of the CFC’s taxable year must generally include in its gross income for United States federal income tax purposes its pro rata share of the CFC’s “subpart F income,” even if the subpart F income is not distributed. For these purposes, any U.S. person who owns, directly or indirectly through foreign persons, or is considered to own under applicable constructive ownership rules of the Code (including by holding a security convertible into or exchangeable for ordinary shares), 10% or more of the total combined voting power of all classes of stock of a foreign corporation will be considered to be a “United States shareholder.” In general, we will be treated as a CFC only if such “United States shareholders” collectively own more than 50% of our total combined voting power or total value of our ordinary shares for an uninterrupted period of 30 days or more during the tax year. U.S. persons who might, directly or through attribution, acquire 10% or more of our shares should consult their own tax advisors regarding the possible application of the CFC rules.

If adjustments are made to the warrants, you may be deemed to receive a taxable distribution without the receipt of any cash.

Holders of units or warrants may, in certain circumstances, be deemed to have received taxable distributions if adjustments are made to the warrants, even though the holders would have not received any cash or property as a result of such adjustments. If at any time during the period you hold warrants we were to pay a taxable dividend to our shareholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you. In certain circumstances, the failure to provide for such an adjustment may also result in a constructive distribution to the holders. See “Material U.S. Federal Income Tax Consequences.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•

officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	potential ability to obtain additional financing to complete a business combination;

•	pool of prospective target businesses;

•	the ability of our officers and directors to generate a number of potential investment opportunities;

•	potential change in control if we acquire one or more target businesses for shares;

•	public securities’ potential liquidity and trading;

•	listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange following our initial business combination;

•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•	financial performance following this offering;

•	risk of being classified as a PFIC; or

•	regulatory and operational risks associated with acquiring a target business.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus. We will update the information in this prospectus as and when required by federal securities laws and regulations.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the sponsors’ warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over- Allotment Option	With Over- Allotment Option Exercised
Offering gross proceeds	$750,000,000	$862,500,000
Proceeds from sale of sponsors’ warrants	5,000,000	5,000,000

Total gross proceeds	$755,000,000	$867,500,000

Offering expenses(1)(2)
Underwriting discount (5.5% of offering gross proceeds)	$41,250,000	$47,437,500
Legal fees and expenses	305,000	305,000
Printing and engraving expenses	110,000	110,000
Accounting fees and expenses	50,000	50,000
SEC registration fee	33,760	33,760
FINRA filing fee	75,500	75,500
American Stock Exchange fees	80,000	80,000
Miscellaneous expenses	45,740	45,740

Total offering expenses	$41,950,000	$48,137,500

Proceeds after offering expenses	$713,050,000	$819,362,500

Net offering proceeds held in trust	$713,000,000	$819,312,500
Deferred underwriting discounts and commissions held in trust	$18,750,000	$21,562,500

Total held in trust	$731,750,000	$840,875,000

Net offering proceeds not held in trust(3)	$50,000	$50,000

Working capital-funded from net proceeds not held in trust and interest earned on monies held in trust(3)(4)(5)
Due diligence of prospective target businesses, including fees for market research or consultants used to perform due diligence, if any, and reimbursement of out-of-pocket due diligence expenses incurred by our management team	$3,000,000	$3,000,000
Legal, accounting and other non-due diligence expenses, including structuring and negotiating a business combination	3,000,000	3,000,000
Legal and accounting fees relating to SEC reporting obligations	180,000	180,000
Working capital to cover miscellaneous expenses (potentially including deposits or down payments for a proposed business combination), director and officer liability insurance premiums, transfer agent, warrant agent and trustee fees and reserves	1,370,000	2,495,000

Total	$7,550,000	$8,675,000

(1)	A portion of the offering expenses have been paid from advances we received from Eric J. Watson and Jonathan J. Ledecky described below. These advances will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.
(2)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein.
(3)

The amount of net proceeds from this offering not held in trust will remain constant at $50,000 even if the underwriters’ over-allotment is exercised. In addition, $7,500,000 of interest income, or $8,625,000 if the underwriters’ over-allotment option is exercised in full, earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.

(4)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.
(5)	If the underwriters determine to increase or decrease the size of this offering, the amount of interest income earned on the trust fund that can be released to us to fund our working capital requirements would be expected to be adjusted.

A total of approximately $731.8 million (or approximately $840.9 million if the underwriters’ over-allotment option is exercised in full), of the net proceeds from this offering and the sale of the sponsors’ warrants described in this prospectus, including approximately $18.8 million (or approximately $21.6 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions will be placed in the trust account at              with Continental Stock Transfer & Trust Company, as trustee. These funds will be invested only in Treasury Bills issued by the United States government having a maturity of 180 days or less. As of the date of this prospectus, interest rates on these types of investments range from     % to     %. Except for a portion of the interest income that may be released to us or used to pay taxes, the proceeds held in trust will not be released from the trust account until the earlier of the completion of our initial business combination or our liquidation. All amounts held in the trust account that are not paid to public shareholders who elect to exercise their shareholder redemption rights or released to us as interest income or used to pay taxes will be released on closing of our initial business combination with one or more target businesses which collectively have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $18.8 million or approximately $21.6 million if the underwriters’ over-allotment option is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination, subject to a majority of our public shareholders voting in favor of the business combination and holders of less than 30% of the ordinary shares sold in this offering electing their shareholder redemption rights and subject to such deferred underwriting discount and commission having been paid to the underwriters. We will only consummate a business combination in which we become the controlling shareholder of the target. The key factor that we will rely on in determining controlling shareholder status would be our acquisition of more than 50% of the voting equity interests of the target company. We will not consider any transaction that does not meet such criteria. On release of funds from the trust account and after payment of the redemption price to any public shareholders who exercise their shareholder redemption rights, the underwriters will receive their deferred underwriting discounts and commissions, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial combination occurs. If the business combination is paid for using shares or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

We expect that due diligence of prospective target businesses will be performed by some or all of the members of our management team and may include engaging market research firms and/or third party consultants. Members of our management team, or their affiliates or associates, will not receive, earn or be paid or awarded any compensation for their due diligence of prospective target businesses, but would be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities. Our audit committee will review and approve all expense reimbursements made to any member of our founders, sponsors, directors or officers and their respective affiliates and any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

We believe that amounts not held in the trust account as well as (i) the interest income earned on the trust account balance released to us to pay any tax obligations and (ii) interest income of up to $7.5 million, or approximately $8.6 million if the underwriters’ over-allotment option is exercised in full, earned on the trust account balance that may be released to us (so long as we have sufficient funds available to us to pay our tax obligations on such interest income or otherwise then due at that time) will, in the aggregate, be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete any initial business combination, we anticipate that, even at an interest rate of 2% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. Given the limited amount of time it will take to generate $7.5 million, or approximately $8.6 million if the underwriters’ over-allotment option is exercised in full, of interest on the trust account, we anticipate receiving such interest income generally shortly after we incur working capital expenses. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, or if interest payments are not available to fund expenses at the time we incur them, we may be required to raise additional capital, the amount, availability and cost of which is currently not ascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us. To the extent that our expenses exceed the amounts not held in the trust account and the interest income of up to $7.5 million, or approximately $8.6 million if the underwriters’ over-allotment option is exercised in full, that may be released to us from the trust account, such out-of-pocket expenses could not be reimbursed by us unless we consummate an initial business combination. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of the out-of-pocket expenses incurred by them that have not been reimbursed by us prior to the closing of our initial business combination. If the owners of the target business do not agree to such repayment, this could cause our officers and directors to view such potential initial business combination unfavorably and result in a potential conflict of interest.

If we complete a business combination, the out-of-pocket expenses incurred by members of our management team prior to the business combination’s closing will become an obligation of the post-combination business, assuming these out-of-pocket expenses have not been reimbursed prior to the closing. These expenses would be a liability of the post-combination business and would be treated in a manner similar to any other account payable of the combined business. Members of our management team may, as part of any such combination, negotiate the repayment of some or all of any such expenses. If the target business’ owners do not agree to such repayment, this could cause our management team to view such potential business combination unfavorably and result in a conflict of interest.

To the extent that our share capital is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

If we determine to engage the services of professional firms or other individuals that specialize in business acquisitions on a formal basis, we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. The amount of any finder’s fees is typically negotiated between the parties and the payment of such finder’s fees is customarily tied to completion of a transaction. It is likely that such a fee in a transaction valued at approximately $750 million would exceed the funds allocated above. Accordingly, such a fee would need to be paid out of the funds held in the trust account upon consummation of the transaction.

As of the date of this prospectus, Eric J. Watson and Jonathan J. Ledecky have advanced to us an aggregate of $160,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for the SEC registration fee, FINRA filing fee, the non-refundable portion of the American Stock Exchange fee and accounting and legal fees and expenses. These advances are non-interest bearing, unsecured and are due at the earlier of December 6, 2008 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in the trust account.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in Treasury Bills issued by the United States government having a maturity of 180 days or less. Interest income earned on the trust account balance released to us to pay any tax obligations and, in addition, interest income of up to $7.5 million, or approximately $8.6 million if the underwriters’ over-allotment option is exercised in full, earned on the trust account balance may be releasable to us from the trust account to fund a portion of our working capital requirements (so long as we have sufficient funds available to us to pay our tax obligations on such interest income or otherwise then due at that time).

No compensation of any kind (including finder’s and consulting fees) will be paid or awarded by us or a target business to or earned by members of our management team or any of their affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination. However, members of our management team will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. To the extent that such expenses exceed the available proceeds not deposited in the trust account and interest income of up to $7.5 million, or approximately $8.6 million if the underwriters’ over-allotment option is exercised in full, that is released to us from the trust account (so long as we have sufficient funds available to us to pay our tax obligations on such interest income or otherwise then due at that time), such out-of-pocket expenses would not be reimbursed by us prior to our consummation of a business combination. In the event a business combination is consummated by us and irrespective of whether such persons remain associated with us, our audit committee and/or our board of directors may determine to reimburse such persons for such expenses. There is no limit on the amount of such expenses reimbursable by us to such persons. A public shareholder will be entitled to receive funds from the trust account only in the event of our liquidation if we fail to complete a business combination within the allotted time or if the public shareholder seeks to redeem such shares for cash in connection with a business combination that the public shareholder voted against and that we actually complete. In no other circumstances will a public shareholder have any right or interest of any kind in or to funds in the trust account.

On completion of our initial business combination, the underwriters will receive the deferred underwriters’ discounts and commissions held in the trust account. If we do not complete an initial business combination and the trustee must therefore distribute the balance in the trust account, the underwriters have agreed (i) on our liquidation to forfeit any rights or claims to the deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions, together with any accrued interest thereon, net of income taxes payable on such interest, to the public shareholders on a pro rata basis.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after a business combination is completed. The payment of any dividends subsequent to a business combination will be within the discretion of our then-board of directors. It is the present intention of our board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate our board declaring any dividends in the foreseeable future.

DILUTION

The difference between the public offering price per ordinary share, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the founders’ warrants and sponsors’ warrants, and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the founders’ warrants and sponsors’ warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of the ordinary shares which may be redeemed for cash), by the number of outstanding ordinary shares.

At December 7, 2007, our net tangible book value was a deficiency of $31,258, or approximately $(0.00) per ordinary share. After giving effect to the sale of 75,000,000 ordinary shares included in the units we are offering by this prospectus (assuming the over-allotment option is not exercised and 2,812,500 founders’ units, representing 2,812,500 founders’ ordinary shares and 1,406,250 founders’ warrants, are forfeited by the founders), and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the sponsors’ warrants, our pro forma net tangible book value at December 7, 2007 would have been $493,546,252 or $6.93 per share, representing an immediate increase in net tangible book value of $6.93 per share to the founders and an immediate dilution of $3.07 per share or 30.7% to new investors not exercising their shareholder redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $219,524,990 less than it otherwise would have been because if we effect a business combination, the shareholder redemption rights to the public shareholders (but not our founders) may result in the redemption for cash of up to approximately 29.99% of the aggregate number of ordinary shares sold in this offering, or 22,499,999 ordinary shares, at a per-share redemption price equal to the aggregate amount then on deposit in the trust account (a portion of which is $18.8 million in deferred underwriting discounts and commissions) as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units or the sponsors’ warrants:

Public offering price		$10.00
Net tangible book value before this offering	$(0.00)
Increase attributable to new investors and sale of the sponsors’ warrants	6.93

Pro forma net tangible book value after this offering		6.93

Dilution to new investors		$3.07

The following table sets forth information with respect to our founders and the new investors:

	Shares Purchased			Total Consideration		Average Price Per Share
	Number		Percentage	Amount	Percentage
Founders	18,750,000	(1)	20.0%	$25,000	0.01%	$0.001
New investors	75,000,000		80.0	750,000,000	99.99	10.00

	93,750,000		100.0%	$750,025,000	100.00%	$8.00

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 2,812,500 founders’ units, each consisting of one ordinary share and one half of one warrant to purchase one ordinary share, have been forfeited by our founders as a result thereof.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	($31,258)
Net proceeds from this offering and sale of sponsors’ warrants	713,050,000
Offering costs excluded from net tangible book value before this offering	52,500
Less: Proceeds held in trust subject to redemption for cash(1)	(219,524,990)

$493,546,252

Denominator:
Ordinary shares outstanding prior to this offering(2)	18,750,000
Ordinary shares included in the units offered	75,000,000
Less: Shares subject to redemption	(22,499,999)

71,250,001

(1)	Does not include the deduction for the deferred underwriting discounts and commissions (approximately $0.25 per share) which will be distributed to the underwriters on completion of our initial business combination.
(2)	Assumes the over-allotment option has not been exercised and an aggregate of 2,812,500 founders’ units, each consisting of one ordinary share and one half of one warrant, each whole warrant entitling the holder to purchase one ordinary share, have been forfeited by our founders as a result thereof.

CAPITALIZATION

The following table sets forth our capitalization at December 7, 2007 and as adjusted to give effect to the sale of our units, the founders’ units and underlying securities, and the sponsors’ warrants and the application of the estimated net proceeds derived from the sale of such securities:

	December 7, 2007
	Actual	As Adjusted(1)
Notes payable to affiliates(2)	125,000	—
Ordinary shares, -0- and 22,499,999 shares of which are subject to possible redemption at redemption value(3)	—	219,524,990

Shareholders’ equity:
Preferred shares, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—

Ordinary shares, $0.0001 par value, 250,000,000 shares authorized; 21,562,500 shares issued and outstanding; 71,250,001 shares(4) issued and outstanding (excluding 22,499,999 shares subject to possible redemption), as adjusted	2,156	7,125
Additional paid-in capital	22,844	493,542,885
Deficit accumulated during the development stage	(3,758)	(3,758)

Total shareholders’ equity	21,242	493,546,252

Total capitalization	146,242	713,071,242

(1)	Includes the $5.0 million we will receive from the sale of the sponsors’ warrants.
(2)	Notes payable to affiliates are comprised of promissory notes issued in the aggregate amount of $125,000 to Eric J. Watson and Jonathan J. Ledecky. The notes are non-interest bearing and are payable on the earlier of December 6, 2008 or the consummation of this offering.
(3)	If we consummate our initial business combination, the shareholder redemption rights afforded to our public shareholders may result in the redemption into cash of up to approximately 29.99% of the aggregate number of ordinary shares sold in this offering, or 22,499,999 ordinary shares, at a per-share redemption price equal to the aggregate amount then on deposit in the trust account (initially approximately $9.76 per share (or approximately $9.75 per share if the underwriters’ over-allotment option is exercised in full)), including the deferred underwriting discounts and commissions and including accrued interest, net of any interest previously released to us, as of two business days prior to the proposed consummation of our initial business combination divided by the number of ordinary shares sold in this offering.
(4)	Assumes the over-allotment option has not been exercised and an aggregate of 2,812,500 founders’ units, each consisting of one ordinary share and one half of one warrant, two of which will purchase one ordinary share, have been forfeited by our founders as a result thereof.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

Overview

We were formed on November 23, 2007 as a Cayman Islands exempted company with limited liability. We were formed for the purpose of effecting a merger, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more operating businesses with its principal operations located outside North America. Our efforts in identifying a prospective target business will not be limited to a particular industry although we are prohibited from acquiring, and will not search for, target businesses in the financial services industry or the entertainment, media and/or publishing industry. Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Law (2007 Revision) of the Cayman Islands. As an exempted company, we have received a tax exemption undertaking from the Cayman Islands government providing an exemption for a period of 20 years if such direct taxation were ever introduced in the Cayman Islands by the Cayman Islands government.

We do not have any specific business combination under current consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. We intend to effect a business combination using cash from the proceeds of this offering, our share capital, debt or a combination of cash, shares and debt. The issuance of additional ordinary shares in a business combination:

•	may significantly reduce the equity interest of our shareholders;

•

will likely cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry-forwards, if any, and may also result in the resignation or removal of one or more of the present members of our management team; and

•	may adversely affect prevailing market prices for our ordinary shares.

Similarly, debt securities issued by us in a business combination may result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants requiring the maintenance of certain financial ratios or reserves and any such covenant was breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such debt security was outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering.

As indicated in the accompanying financial statements, at December 7, 2007, we had $122,500 in cash and a working capital deficiency of $31,258. Further, we have incurred expenses aggregating $52,500 in connection with this offering, and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed above. We cannot assure you that our plans to raise capital or to consummate a business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering and the concurrent private sale of the sponsors’ warrants. Following this offering, we will not generate any operating revenues until after completion of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering. Our primary liquidity requirements are listed in the third paragraph under the caption “Liquidity and Capital Resources” below.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founders’ units, and advances from Eric J. Watson and Jonathan J. Ledecky in an aggregate amount of $160,000 that is more fully described below. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $700,000 and underwriting discounts and commissions of $41.3 million (or approximately $47.4 million if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the sponsors’ warrants for an aggregate purchase price of $5.0 million, will be approximately $713.1 million (or approximately $819.4 million if the underwriters’ over-allotment option is exercised in full). Approximately $731.8 million (or approximately $840.9 million if the underwriters’ over-allotment option is exercised in full), will be held in the trust account, which includes approximately $18.8 million (or approximately $21.6 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions. The remaining $50,000 will not be held in trust.

We will use substantially all of the net proceeds of this offering to acquire one or more target businesses, including identifying and evaluating prospective target businesses, selecting one or more target businesses, and structuring, negotiating and consummating the business combination. To the extent we use our share capital in whole or in part as consideration for a business combination, the proceeds held in the trust account (less amounts paid to any public shareholders who exercise their shareholder redemption rights, deferred underwriting discounts and commissions paid to the underwriters and any interest income previously released to us) as well as any other net proceeds not expended prior to that time will be used to finance the operations of the target business or businesses. The working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. The funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

Following consummation of this offering, we believe the funds available to us outside of the trust account, together with (i) the interest income earned on the trust account balance that may be released to us to pay any tax obligations and (ii) interest income of up to $7.5 million on the balance of the trust account to be released to us for working capital requirements (so long as we have sufficient funds available to us to pay our tax obligations on such interest income or otherwise then due at that time), will be sufficient to allow us to operate for at least the next 30 months, assuming a business combination is not completed during that time. We expect our primary liquidity requirements during that period to include approximately $3,000,000 for expenses for the due diligence and investigation of a target business or businesses; approximately $3,000,000 for legal, accounting and other expenses associated with structuring, negotiating and documenting an initial business combination; $180,000 for legal and accounting fees relating to our SEC reporting obligations; and approximately $1,370,000, or $2,495,000 if the underwriters’ over-allotment option is exercised in full, for general working capital that will be used for miscellaneous expenses and reserves, including additional expenses that may be incurred by us in connection with this offering over and above the amounts listed in the section entitled “Use of Proceeds.” We anticipate that, even at an interest rate of 2% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. Given the limited amount of time it will take to generate $7.5 million, or approximately $8.6 million if the underwriters’ over-allotment option is exercised in full, of interest on the trust account, we anticipate receiving such interest income generally shortly after we incur working capital expenses. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, or if interest payments are not available to fund the expenses at the time we incur them, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to the consummation of our initial business combination. However, we will rely on the funds available to us outside of the trust account and interest earned of up to $7.5 million, or approximately $8.6 million if the underwriters’ over-allotment option is exercised in full, on the trust account to fund such expenditures. If our estimates of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination with a target business or businesses having a collective fair market value substantially in excess of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of the signing of a definitive agreement in connection with our initial business combination or because we become obligated to redeem for cash a significant number of shares of public shareholders voting against our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination regardless of whether or not we are acquiring a target business or businesses having a collective fair market value substantially in excess of 80% of the balance in the trust account at the time of the signing of a definitive agreement in connection with our initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

We are not obligated to pay any taxes in the Cayman Islands on either income or capital gains. We have been granted an exemption by the Governor In Cabinet from any taxes that may be imposed in the Cayman Islands for a period of 20 years, expiring on December 11, 2027.

Related Party Transaction

Effective November 2007, our founders purchased 21,562,500 founders’ units, with each founders’ unit consisting of one founders’ share and one half of one founders’ warrant, for an aggregate purchase price of $25,000.

As of the date of this prospectus, Eric J. Watson and Jonathan J. Ledecky have loaned us an aggregate of $160,000 for payment of offering expenses. These loans are non-interest bearing, unsecured and are due at the earlier of December 6, 2008 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not placed in trust.

Each of Eric J. Watson and Jonathan J. Ledecky have committed to purchase 2,500,000 sponsors’ warrants, for an aggregate of 5,000,000 sponsors’ warrants, at $1.00 per warrant (for a total purchase price of $5.0 million) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. If it is determined, at the time of the offering, that the fair value of the sponsors’ warrants exceeds the $1.00 purchase price, we would record compensation expense upon consummation of our initial business combination for the excess of the fair value of the warrants on the day of purchase over the $1.00 purchase price in accordance with SFAS 123(R).

PROPOSED BUSINESS

Introduction

We are a Cayman Islands company incorporated on November 23, 2007 as an exempted company with limited liability. Exempted companies are Cayman Islands companies conducting business mainly outside of the Cayman Islands. We were formed for the purpose of effecting a merger, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more operating businesses with its principal operations located outside North America. Our efforts in identifying a prospective target business will not be limited to a particular industry although we are prohibited from acquiring, and will not search for, target businesses in the financial services industry or the entertainment, media and/or publishing industry. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Business Strategy

We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities. However, we may decide to enter into an initial business combination with a target business that does not meet these criteria and guidelines.

•	Established Companies with Proven Track Records. We will seek to acquire established companies with a history of strong operating and financial results.

•

Companies with Strong Free Cash Flow Characteristics. We will seek to acquire companies that have a history of strong, stable free cash flow generation. We will focus on companies that have predictable, recurring revenue streams.

•

Strong Competitive Industry Position. We will seek to acquire businesses that have strong fundamentals. The factors we will consider include growth prospects, competitive dynamics and need for capital investment. We will focus on companies that have a leading market position. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong free cash flow.

•

Experienced Management Team. We will seek to acquire businesses that have strong, experienced management teams. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow. We believe that the operating expertise of our founders will complement, not replace, the target’s management team. While it is possible that one or more of our officers or directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination.

Competitive Advantages

We believe we have the following competitive advantages over other entities with business objectives similar to ours:

Status as a public company

We believe our structure will make us an attractive business combination partner to these types of target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their outstanding shares in the target business for our ordinary shares or for a combination of our ordinary shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. We believe target businesses will find this method a cheaper, quicker and more certain process to becoming a public company than the typical initial public offering. Once public, we believe the target business would then have greater access to capital and additional means of incentivizing management consistent with shareholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

Financial position

With a trust account initially in the amount of approximately $731.8 million, we offer a target business a variety of options such as providing the owners of a target business with shares in a public company and a public means to sell such shares, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate a business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise such shareholder redemption rights, we may either need to reserve part of the trust account for possible payment upon their redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their shareholder redemption rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Accordingly, our flexibility in structuring a business combination will be subject to these contingencies.

Management Expertise

Eric J. Watson, our chairman of the board, and Jonathan J. Ledecky, our president, have substantial experience in identifying, acquiring and operating a wide variety of service businesses. Together, they have been personally involved in the formation of over 25 companies and such companies have made over 400 acquisitions. In all of these transactions, each of Messrs. Watson and Ledecky was involved, either directly or in a supervisory capacity, in searching for targets, conducting due diligence, negotiating the terms of the acquisitions and consummating such transactions. We will seek to acquire a business whose operations can be improved and enhanced with our capital resources and where there are substantial opportunities for both organic and acquisition growth.

Domicile

Because we are organized under the laws of the Cayman Islands, we may have more flexibility to structure an initial business combination that results in a tax-efficient structure following such initial business combination than if we were organized in the United States. Specifically, if we acquire a non-U.S. corporation which derives significant income from non-U.S. operations, such income could be distributed to shareholders without becoming subject to U.S. corporate-level taxation. If we were a U.S. corporation, this would not be possible.

In addition, if we acquire a corporation which has a significant number of non-U.S. shareholders partially in exchange for our own shares, the fact that we are not a U.S. corporation may make our shares more attractive to such shareholders; because dividends that we pay to non-U.S. shareholders would not be subject to U.S. withholding tax. If we were a U.S. corporation, dividends that we pay would generally be subject to a 30% withholding tax, unless reduced by an applicable tax treaty.

The amount, if any, of tax savings that would be realized by virtue of our being organized outside the United States. would depend on various factors, including the jurisdiction in which any company that we acquire is organized, as well as the location and nature of its operations.

Effecting an Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering and the private placement of the sponsors’ warrants, our share capital, debt or a combination of the foregoing as the consideration to be paid in a business combination. While substantially all of the net proceeds of this offering and the private placement of the sponsors’ warrants are allocated to completing a business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If we engage in a business combination with a target business using our share capital and/or debt financing as the consideration to fund the combination, proceeds from this offering and the private placement of the sponsors’ warrants will then be used to undertake additional acquisitions or to fund the operations of the target business on a post-combination basis. We may engage in an initial business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares, and which wants to merge with an already public company to avoid the uncertainties associated with undertaking its own public offering. These uncertainties include time delays, compliance and governance issues, significant expense, a possible loss of voting control, and the risk that market conditions will not be favorable for an initial public offering at the time the offering is ready to be sold. We may seek to effect an initial business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted or been contacted by any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not, nor have we engaged or retained any agent or other representative, to conduct any research or take any steps to identify, locate or contact any suitable acquisition candidate. We have also not contacted any of the prospective target businesses that Endeavor Acquisition Corp., Victory Acquisition Corp. or Triplecrown Acquisition Corp. contacted in connection with its search for a business combination and do not intend to do so unless the operations, profits or prospects of such target business improved significantly and we were made aware of such change. At this time, we do not anticipate this happening. We will also not consummate a business combination with any entity that our management has had discussions with regarding a possible business combination through their other business activities. We will also not enter into a business combination with a target business that is affiliated with any of our officers, directors or founders or their affiliates, including (i) an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals, (ii) an entity in which such individuals or their affiliates are currently passive investors, (iii) an entity in which such individuals or their affiliates are currently officers or directors, or (iv) an entity in which such individuals or their affiliates are currently invested through an investment vehicle controlled by them.

Prior to completion of a business combination, we will seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities, which we refer to as potential contracted parties or a potential contracted party, that we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders. In the event that a potential contracted party was to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. If a potential contracted party does not execute such a waiver, then Eric J. Watson and Jonathan J. Ledecky will be personally liable, by means of direct payment to the trust account, to cover the potential claims made by such party for services rendered and goods sold, in each case to us, but only if, and to the extent, that the claims would otherwise reduce the trust account proceeds payable to our public shareholders in the event of a liquidation. However, if a potential contracted party executes a waiver, then Messrs. Watson and Ledecky will have no personal liability as to any claimed amounts owed to a contracted party. Obtaining trust fund waivers from prospective target businesses and vendors, and the contractual commitments we have received from Messrs. Watson and Ledecky discussed above, are the only actions we will take to ensure that the funds in the trust account are not depleted by claims against the trust. There is no guarantee that vendors, including lenders for money borrowed, prospective target businesses or other entities will execute such waivers or, even if they execute such waivers, that they would be prevented from bringing claims against the trust account. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our initial business combination. Based on representations made to us by Messrs. Watson and Ledecky, we currently believe that each of them has substantial means and each is capable of funding a shortfall of at least $500,000 in our trust account to satisfy their foreseeable indemnification obligations, but we have not asked either of them for any security or funds for such an eventuality. Despite our belief, we cannot assure you Messrs. Watson and Ledecky will be able to satisfy those obligations. The indemnification obligations may be substantially higher than they currently foresee or expect and/or their financial resources may deteriorate in the future. As a result, the steps outlined above may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account.

Subject to the requirement that a target business or businesses have a collective fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $18.8 million or approximately $21.6 million if the over-allotment option is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination and have its principal operations located outside North America and not be in the in the financial services industry or the entertainment, media and/or publishing industry, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. We may pay a finder fee to such unaffiliated sources, in our discretion, whether or not we solicited them to bring target businesses to our attention. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. The underwriters in this offering may also introduce us to potential target businesses. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, including one or more of the underwriters, in which event we may pay a finder’s fee, consulting fee or other compensation to such entity to be determined in an arm’s length negotiation based on the terms of the transaction. The amount of any finder’s fees is typically negotiated between the parties and the payment of such finder’s fees is customarily tied to completion of a transaction. It is likely that such a fee in a transaction valued at approximately $750 million would exceed the funds available to us prior to the consummation of a business combination. Accordingly, such a fee would need to be paid out of the funds held in the trust account at the consummation of the transaction. Although it is possible that we may pay finder’s fees in the case of an uncompleted transaction, we consider this possibility to be extremely remote. In no event, however, will any of our existing officers, directors or shareholders, or any entity with which they are affiliated, earn or be paid or awarded by us or a target business any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) by us or by a target business. We will not enter into a business combination with a target business that is affiliated with any of our officers, directors or founders or their affiliates, including (i) an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals, (ii) an entity in which such individuals or their affiliates are currently passive investors, (iii) an entity in which such individuals or their affiliates are currently officers or directors, or (iv) an entity in which such individuals or their affiliates are currently invested through an investment vehicle controlled by them.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination be with one or more target businesses with a collective fair market value that is at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $18.8 million or approximately $21.6 million if the underwriters’ over-allotment option is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination and have its principal operations located outside North America and not be in the in the financial services industry or the entertainment, media and/or publishing industry, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We will only consummate a business combination in which we become the controlling shareholder of the target. The key factor that we will rely on in determining controlling shareholder status would be our acquisition of more than 50% of the voting equity interests of the target company. We will not consider any transaction that does not meet such criteria.

We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	expected returns on investment relative to the aggregate consideration expected to be paid in a business combination;

•	financial condition and results of operations;

•	growth potential;

•	brand recognition and potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	stage of development of the business and its products or services;

•	degree of current or potential market acceptance of the products or services;

•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

•	impact of regulation on the business;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination may be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may affect the target business.

The time required to select and evaluate a target business and to structure and complete the business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. We will not, nor will a target business, pay or award any finders’ or consulting fees to nor will any be earned by members of our management team, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Fair market value of target business or businesses

The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $18.8 million, or approximately $21.6 million if the underwriters’ over-allotment option is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of the signing of a definitive agreement in connection with our initial business combination. However, we will always acquire at least a controlling interest in a target business (typically meaning more than 50% of the voting securities of the target business). The fair market value of a portion of a target business will likely be calculated by multiplying the fair market value of the entire business by the percentage of the target we acquire. We may seek to consummate a business combination with an initial target business or businesses with a collective fair market value in excess of 80% of the balance in the trust account at the time of the signing of a definitive agreement in connection with our initial business combination. In order to consummate such a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. Since we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

In contrast to many other companies with business plans similar to ours that must combine with one or more target businesses that have a fair market value equal to 80% or more of the acquirer’s net assets, we will not combine with a target business or businesses unless the fair market value of such entity or entities meets a minimum valuation threshold of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $18.8 million, or approximately $21.6 million if the underwriters’ over-allotment option is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination. We have used this criterion to provide investors and our management team with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for a business combination with us. The determination of net assets requires an acquirer to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the on-going nature of legal, accounting, shareholder meeting and other expenses that will be incurred immediately before and at the time of a business combination, the balance of an acquirer’s total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $18.8 million, or approximately $21.6 million if the underwriters’ over-allotment option is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination for the fair market value of the target business or businesses with which we combine so that our management team will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove a proposed combination with, a target business or businesses that will meet the minimum valuation criterion for our initial business combination.

The fair market value of a target business or businesses will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, the values of comparable businesses, earnings and cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority with respect to the satisfaction of such criterion. We expect that any such opinion would be included in our proxy soliciting materials furnished to our shareholders in connection with a business combination, and that such independent investment banking firm will be a consenting expert. As the opinion will be addressed to our Board of Directors for their use in evaluating the transaction, we do not anticipate that our shareholders will be entitled to rely on such opinion, in which case we would provide support for such a determination in our proxy soliciting materials. However, as the opinion will be attached to, and thoroughly described in, our proxy soliciting materials, we believe investors will be provided with sufficient information in order to allow them to properly analyze the transaction because investors will still have the benefit of reading a copy of the opinion and all the supporting facts surrounding the conclusion set forth in the opinion. Accordingly, whether the independent investment banking firm allows shareholders to rely on their opinion will not be a factor in determining which firm to hire. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our board of directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion. Our board will make its decision with respect to an acquisition consistent with its fiduciary obligations to all shareholders and, consequently, will consider those factors concerning the proposed acquisition that it deems relevant in reaching an informed decision.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more target businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $18.8 million, or approximately $21.6 million if the underwriters’ over-allotment option is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination, as discussed above. Consequently, we expect to complete only a single business combination, although this may entail a simultaneous combination with several operating businesses at the same time. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically.

A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the businesses, collectively, could fall below the required fair market value threshold of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $18.8 million, or approximately $21.6 million if the underwriters’ over-allotment option is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination.

Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating a business combination with only a single entity, our lack of diversification may subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after a business combination.

If we complete a business combination structured as a merger in which the consideration is our ordinary shares, we would have a significant amount of cash available to make add-on acquisitions following our initial business combination.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination with that business, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our officers or directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

Following an initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for shareholder approval of business combination

Prior to the completion of an initial business combination, we will submit the transaction to our shareholders for approval, regardless of the type of transaction it is, even if the nature of the acquisition is such as would not ordinarily require shareholder approval under applicable Cayman Islands law.

In connection with seeking shareholder approval of a business combination, we will furnish our shareholders with proxy solicitation materials containing the information we believe would be required by the rules under the Securities Exchange Act of 1934, as amended, if we were a United States reporting company which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business, although these financial statements shall not necessarily be prepared in accordance with or reconciled to United States generally accepted accounting principles.

In connection with the vote required for any business combination, all of our founders, including all of our officers and directors, have agreed to vote their founders’ ordinary shares in accordance with the majority of the ordinary shares voted by the public shareholders. Our founders have also agreed that they will vote any shares they purchase in the open market in, or after, this offering in favor of a business combination. Thus, additional purchases of ordinary shares by our founders, including our officers or directors, would likely allow them to exert additional influence over the approval of our initial business combination. The factors that would be considered in making such additional purchases would include consideration of the current trading price of our ordinary shares. Another factor that would be taken into consideration would be that any such additional purchases would likely increase the chances that our initial business combination would be approved. We will proceed with the business combination only if a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and public shareholders owning less than 30% of the shares sold in this offering both vote against the business combination and exercise their shareholder redemption rights.

Shareholder redemption rights

At the time we seek shareholder approval of any business combination, we will offer each public shareholder the right to have their ordinary shares redeemed for cash if the shareholder votes against the business combination and the business combination is approved and completed. Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” will be restricted from seeking shareholder redemption rights with respect to more than 10% of the shares sold in this offering. Such a public shareholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will deter shareholders from accumulating large blocks of shares before the meeting held to approve a proposed business combination and threatening to exercise their shareholder redemption right as a means to force us or our management to purchase their shares at a significant premium to the then current market price. Absent this provision, a public shareholder who owns more than 10% of the shares sold in this offering could threaten to vote against a proposed business combination and seek redemption of all of its shares, regardless of the merits of the transaction, if, for example, its shares are not purchased by us or our management at a premium to the then current market price. By eliminating a shareholder’s ability to redeem more than 10% of the shares sold in this offering, we believe we will deter these shareholders from threatening to block a transaction which is favored by a majority of our other public shareholders.

Our founders will not have shareholder redemption rights with respect to any ordinary shares owned by them, directly or indirectly, whether included in the founders’ units or purchased by them in this offering or in the aftermarket. The actual per-share redemption price will be equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, net of any interest income on the trust account balance previously released to us to pay our tax obligations and net of interest income of up to $7.5 million, or approximately $8.6 million if the underwriters’ over-allotment option is exercised in full, previously released to us to fund our working capital requirements (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. The initial per-share redemption price would be approximately $9.76 (or approximately $9.75 per share if the underwriters’ over-allotment option is exercised in full), or $0.24 less than the per-unit offering price of $10.00 ($0.25 less if the underwriters’ over-allotment is exercised in full).

An eligible shareholder may request redemption at any time after the mailing to our shareholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the shareholder votes against the business combination and the business combination is approved and completed. In addition, no later than the business day immediately preceding the vote on the initial business combination the shareholder must present written instructions to our transfer agent stating that the shareholder wishes to redeem his, her or its ordinary shares into a pro rata share of the trust account and confirming that the shareholder has held the ordinary shares since the record date and will continue to hold them through the shareholder meeting and the closing of our initial business combination. Additionally, we may require public shareholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation materials that we will furnish to shareholders in connection with the vote for any proposed business combination will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, a shareholder would have from the time we send out our proxy statement through the vote on the business combination to tender his shares if he wishes to seek to exercise his shareholder redemption rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the shareholder, whether or not he is a record holder or his ordinary shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his ordinary shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have control over this process, it may take significantly longer than we anticipated. Accordingly, we will only require shareholders to deliver their certificate prior to the vote if we give shareholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date. Traditionally, in order to perfect shareholder redemption rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to redeem. After the business combination was approved, the company would contact such shareholder to arrange for him to deliver his certificate to verify ownership. As a result, the shareholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the redemption price, he could sell his ordinary shares in the open market before actually delivering his shares to the company for cancellation. Thus, the shareholder redemption right, to which shareholders were aware they needed to commit before the shareholder meeting, would become a continuing right surviving past the consummation of the business combination until the redeeming holder delivered his certificate for redemption. The requirement for physical or electronic delivery prior to the meeting would be imposed to ensure that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. Accordingly, if a shareholder holds only a few ordinary shares, this fee may make seeking redemption less beneficial to such shareholder than selling his ordinary shares in the open market depending on the then current trading price of our ordinary shares. The fee would be incurred regardless of whether or not we require holders seeking to exercise shareholder redemption rights to tender their ordinary shares prior to the meeting—the need to deliver shares is a requirement of redemption regardless of the timing of when such delivery must be effectuated. However, if a proposed business combination is ultimately rejected and we are unable to complete another business combination, such fee would have been incurred unnecessarily.

If a shareholder votes against the business combination but fails to properly exercise its shareholder redemption rights, such shareholder will not have its ordinary shares redeemed to its pro rata distribution of the trust account. Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a shareholder delivers his certificate for redemption and subsequently decides prior to the meeting not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to shareholders entitled to redeem their shares who elect redemption will be distributed promptly after completion of our initial business combination. Public shareholders who redeem their ordinary shares for their pro rata share of the trust account will still have the right to exercise any warrants they still hold.

We will not complete our proposed initial business combination if public shareholders owning 30% or more of the shares sold in this offering exercise their shareholder redemption rights. We will not increase or decrease the redemption threshold prior to the consummation of our initial business combination. We have set the redemption percentage at 30% in order to reduce the likelihood that a small group of investors holding a block of our ordinary shares will be able to stop us from completing a business combination that may otherwise be approved by a large majority of our public shareholders. The initial redemption price will be approximately $9.76 per share (or approximately $9.75 per share if the underwriters’ over-allotment option is exercised in full). As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of the ordinary shares on the date of redemption, there may be a disincentive on the part of public shareholders to exercise their shareholder redemption rights.

If a vote on an initial business combination is held and the business combination is not approved, we may continue to try to consummate an initial business combination with a different target until 24 months from the date of this prospectus, or 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months after consummation of this offering and the business combination has not yet been consummated within such 24-month period. If the initial business combination is not approved or completed for any reason, then public shareholders voting against our initial business combination who exercised their shareholder redemption rights would not be entitled to redeem their ordinary shares into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public shareholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public shareholder. Public shareholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation.

Liquidation if no business combination

Our amended and restated memorandum and articles of association provides that if after until 24 months from the date of this prospectus, or 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months after consummation of this offering and the business combination has not yet been consummated within such 24-month period we have not consummated an initial business combination we will go into voluntary liquidation. This period is longer than similar blank check company offerings because this offering is larger in size than almost all other blank check company offerings with similar business purposes. This provision may not be amended except with consent of 66.66% of the issued and outstanding ordinary shares voting, by way of special resolution, at a meeting in which the holders of 100% of the issued and outstanding ordinary shares must be present in order to constitute a quorum, or in connection with the consummation of a business combination. If we have not completed a business combination by such date, it will trigger our automatic liquidation. This has the same effect as if our shareholders had formally voted to approve our voluntary winding up procedure under the Companies Law. As a result, no vote would be required from our shareholders to commence such a voluntary winding up. We view this provision placing the company into liquidation in 24 or 30 months from the date of this prospectus as an obligation to our shareholders and will not take any action to propose, support or endorse any proposal that shareholders amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination. The liquidator will give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) and by placing a public advertisement in the Cayman Islands Official Gazette and taking such further steps as he considers appropriate, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. We anticipate the liquidator will instruct the trustee to liquidate the trust account within 10 days following the expiration of the 21-day period. As soon as the affairs of the company are fully wound-up, the liquidator must lay his final report and accounts before a final general meeting which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must make a return to the Cayman Islands Registrar of Companies confirming the date on which the meeting was held and three months after the date of such filing the company is liquidated.

If we are unable to complete a business combination by 24 months from the date of this prospectus, or 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months after consummation of this offering and the business combination has not yet been consummated within such 24-month period, the liquidator will construct the trustee to distribute to all of our public shareholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Cayman Islands law to provide for claims of creditors as described below). We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after expiration of the 21-day period and anticipate it will take no more than 10 business days to effectuate such distribution. Our initial shareholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. The costs of liquidation will be met from our remaining assets outside of the trust account or from interest earned on the funds held in the trust account that may be released to us to fund our working capital requirements. If such funds are insufficient, Eric J. Watson and Jonathan J. Ledecky have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment of such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $9.76, or $0.24 less than the per-unit offering price of $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public shareholders. Messrs. Watson and Ledecky have personally agreed, pursuant to an agreement with us and the representative of the underwriters that, if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to target businesses or vendors, including lenders for money borrowed, or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account, but only if such a vendor or prospective target business does not execute such a waiver. We cannot assure you, however, that they would be able to satisfy those obligations. Accordingly, the actual per-share liquidation price could be less than $9.76, plus interest, due to claims of creditors. Additionally, if we are forced to declare insolvency or a petition to wind up the company is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable Cayman Islands insolvency, and may be included in our insolvent estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any insolvency claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $9.76 per share.

Our public shareholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to redeem their respective ordinary shares for cash upon a business combination which the shareholder voted against and which is completed by us. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account.

If we are unable to consummate a transaction within 24 months from the date of this prospectus, or 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months after consummation of this offering and the business combination has not yet been consummated within such 24-month period, our purpose and powers will be limited to liquidating and winding up. Upon instruction from the liquidator, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public shareholders. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, Eric J. Watson and Jonathan J. Ledecky have agreed to indemnify us for all claims of creditors in order to protect the amounts held in trust. However, if a potential contracted party executes such a waiver, then Messrs. Watson and Ledecky will have no personal liability as to any claimed amounts owed to a contracted party. Because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we are required to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public shareholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust account could be less than $9.76 due to claims or potential claims of creditors.

Additionally, in any liquidation proceedings of the company under Cayman Islands law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them. Furthermore, a liquidator of the company might seek to hold a shareholder liable to contribute to our estate to the extent of distributions received by them pursuant to the liquidation of the trust account beyond the date of liquidation of the trust account. Additionally, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims for having paid public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Amended and restated memorandum and articles of association

Our amended and restated memorandum and articles of association filed under the laws of the Cayman Islands contain provisions designed to provide certain rights and protections to our shareholders prior to the consummation of a business combination, including:

•	a requirement that all proposed business combinations be presented to shareholders for approval regardless of whether or not the Cayman Islands requires such a vote;

•	a prohibition against completing a business combination if 30% or more of our shareholders properly exercise their shareholder redemption rights in lieu of approving a business combination;

•

the right of shareholders voting against a business combination (up to approximately 29.99%) to surrender their ordinary shares for a pro rata portion of the trust account in lieu of participating in a proposed business combination;

•

a requirement that our management take all actions necessary to liquidate our trust account in the event we do not consummate a business combination by 24 months after the consummation of this offering, or 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months after consummation of this offering and the business combination has not yet been consummated within such 24-month period;

•

a limitation on shareholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon winding up of our company or upon the exercise of their shareholder redemption rights;

•	the bifurcation of our board of directors into three classes and the establishment of related procedures regarding the standing and election of such directors;

•

upon the consummation of this offering, approximately $18.8 million, or approximately $21.6 million if the underwriters’ over-allotment option is exercised in full, shall be placed into the trust account;

•

we may not consummate any other business combination, merger, share capital exchange, asset acquisition, share purchase, reorganization or similar transaction prior to our initial business combination;

•

prior to our initial business combination, we may not issue additional shares that participates in any manner in the proceeds of the trust account, or that votes as a class with the ordinary shares sold in this offering on an initial business combination;

•

our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering; and

•

the audit committee shall review and approve all reimbursements and payments made to our founders, sponsors, officers, directors or their affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approval by our board of directors, with any interested director abstaining from such review and approval.

If we are forced to declare insolvency or a petition to wind up the Company is filed against us which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or insolvency laws as either a preferential payment or a fraudulent transfer. As a result, a Cayman Islands court could seek to recover all amounts received by our public shareholders. Pursuant to the underwriting agreement, we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We believe these provisions to be obligations of our company to its shareholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions.

Anti-Money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects that another person is engaged in money laundering or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report such belief or suspicion to either the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Criminal Conduct Law (2007 Revision) if the disclosure relates to money laundering or to a police officer of the rank of constable or higher if the disclosure relates to involvement with terrorism or terrorist property, pursuant to the Terrorism Law (2003) of the Cayman Islands. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Comparison of This Offering to Those Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	Approximately $731.8 million of the net offering proceeds, including the $5.0 million net proceeds from the sale of the sponsors’ warrants and approximately $18.8 million in deferred underwriting discounts and commissions, will be deposited into a trust account at maintained by Continental Stock Transfer & Trust Company, as trustee.	Approximately $637.9 million of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Investment of net proceeds	Approximately $731.8 million of the net offering proceeds, including the $5.0 million net proceeds from the sale of the sponsors’ warrants and approximately $18.8 million in deferred underwriting discounts and commissions, held in trust will only be invested in Treasury Bills issued by the United States government with a maturity of 180 days or less.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or insecurities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds	Interest on proceeds from trust account to be paid to shareholders is reduced by (i) any taxes paid or due on the interest generated and then (ii) up to $7.5 million, or approximately $8.6 million if the underwriters’ over-allotment option is exercised in full, that can be used for working capital purposes.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.

Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of the signing of a definitive agreement in connection with our initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin to trade separately on the 35th day after the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Report of Foreign Private Issuer on Form 6-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Report of Foreign Private Issuer on Form 6-K. If the over-allotment option is exercised after our initial filing of a Form 6-K, we will file an amendment to the Form 6-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 6-K, an amendment thereto, or in a subsequent Form 6-K, information indicating if Citigroup Global Markets Inc. has allowed separate trading of the ordinary shares and warrants prior to the 35th day after the date of this prospectus and issue a press release announcing when such separate trading will begin.	No trading of the units or the underlying ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus (assuming in each case that there is an effective registration statement covering the ordinary shares underlying the warrants in effect) and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	Shareholders will have the opportunity to vote on any proposed initial business combination. Each shareholder will be sent a proxy statement containing information required by the SEC. A shareholder following the procedures described in this prospectus is given the right with respect to any proposed initial business combination to redeem his, her or its shares for a pro rata share of the trust account, including deferred underwriting discounts and commissions and including accrued interest, net of (i) any interest income previously released to us to pay our tax obligations and (ii) interest income of up to $7.5 million, or approximately $8.6 million if the underwriters’ over-allotment option is exercised in full, previously released to us to fund our working capital requirements (as long as we have sufficient funds available to pay our tax obligations on such interest income or otherwise then due at that time). However, a shareholder who does not follow these procedures or a shareholder who does not take any action would not be entitled to the return of any funds from the trust account.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Business combination deadline	Pursuant to our amended and restated memorandum and articles of association, we will go into voluntary liquidation 24 months from the date of this prospectus, or 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months after consummation of this offering and the business combination has not yet been consummated within such 24-month period, except for the purposes of winding up our affairs and we will liquidate.	If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds	Except with respect to (i) interest income earned on the trust account balance released to us to pay any tax obligations and (ii) interest income of up to $7.5 million, or approximately $8.6 million if the underwriters’ over-allotment option is exercised in full, on the balance in the trust account released to us to fund our working capital requirements (as long as we have sufficient funds available to pay our tax obligations on such interest income or otherwise then due at that time), the proceeds held in the trust account are not released to us until the earlier of the completion of our initial business combination or the failure to complete our initial business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for a business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

•	our obligation to seek shareholder approval of our initial business combination or obtain necessary financial information may delay the completion of a transaction;

•

our obligation to redeem for cash up to 30% of our ordinary shares held by our public shareholders who vote against the business combination and exercise their shareholder redemption rights may reduce the resources available to us for a business combination;

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•

the requirement to acquire an operating business that has a fair market value equal to at least 80% of the balance of the trust account at the time of the signing of a definitive agreement in connection with out initial business combination (excluding deferred underwriting discounts and commissions of approximately $18.8 million, or approximately $21.6 million if the underwriters’ over-allotment option is exercised in full) could require us to acquire the assets of several operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Facilities

We currently maintain our executive offices at c/o Maples Corporate Services Limited, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands at no cost to us. We consider our current office space adequate for our current operations.

Employees

We currently have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than they would prior to locating a suitable target business. We presently expect each of Eric J. Watson and Jonathan J. Ledecky to devote at least 10 hours per week to our business, the same number each has promised to devote to each of Victory Acquisition Corp., Triplecrown Acquisition Corp., Performance Acquisition Corp. and Grand Slam Acquisition Corp. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

As a foreign private issuer, we are exempt from the rules under the Exchange Act regarding proxy statements. In addition, we will not be required under the Exchange Act to file current reports with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we have agreed with the representative of the underwriters that, for the period commencing with the date of this prospectus and ending upon our liquidation, in connection with any proposed business combination, we will deliver to our shareholders proxy solicitation materials containing the information we believe would have been required to be provided to shareholders had we not been a foreign private issuer but still had a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934 and will furnish them to the SEC on a Report of Foreign Issuer on Form 6-K. As a foreign private issuer, we are not required and do not intend to file our proxy solicitation materials with the SEC for review. We intend to file with the SEC, within 180 days after the end of each fiscal year, an annual report on Form 20-F containing financial statements which will be examined and reported on, with an opinion expressed, by an independent public accounting firm. We also intend to file with the SEC reports on Form 6-K containing unaudited financial information for the first three quarters of each fiscal year, within 60 days after the end of each quarter. We have also agreed with the representative of the underwriters that for the period commencing with the date of this prospectus and ending on the consummation of a business combination, we will comply with the rules and regulations under the Exchange Act prescribing the requirements and filing deadlines for Current Reports on Form 8-K and will file Reports of Foreign Private Issuer on Form 6-K complying with those rules and regulations; however, we cannot assure you that the SEC will review our Form 6-K.

We will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to shareholders to assist them in assessing the target business. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with or reconciled to generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with or reconciled to generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business.

We may be required to have our internal control procedures audited for the fiscal year ending December 31, 2009 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position
Eric J. Watson	48	Chairman of the Board and Treasurer
Jonathan J. Ledecky	50	President, Secretary and Director
Mark Flay	34	Director
Edward Hanson	32	Director
Robert B. Hersov	47	Director
Edward J. Mathias	66	Director
Ivanka Trump	25	Director

Eric J. Watson has been our chairman of the board and treasurer since our inception. From July 2005 to December 2007, Mr. Watson served as the chairman of the board and treasurer of Endeavor Acquisition Corp., an American Stock Exchange listed blank check company formed to acquire an operating business. Endeavor Acquisition Corp. consummated its business combination with American Apparel on December 12, 2007. Mr. Watson has also been the chairman of the board and treasurer of Victory Acquisition Corp., a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business, since its inception in January 2007. He has also been the chairman of the board and treasurer of Triplecrown Acquisition Corp., a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the financial services industry. He has also been the chairman of the board and treasurer of Performance Acquisition Corp., a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with an operating business in the entertainment, media and/or publishing industry, since its inception in October 2007. He has also been the chairman of the board and treasurer of Grand Slam Acquisition Corp., a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with an operating business located in North America in any industry other than the financial services industry or the entertainment, media and/or publishing industry, since its inception in November 2007. Since January 1995, Mr. Watson has been the executive chairman of, and interests associated with him own, Cullen Investments Limited, an international private investment company which has its origins in a start up founded by Mr. Watson through which he has actively invested his own capital in a range of successful mergers and acquisitions. Mr. Watson and his associated interests have a substantial portfolio comprising interests in the fashion retail, financial services, real estate, infrastructure maintenance, sports and entertainment sectors. Cullen Investments interests include ownership of Bendon, an international manufacturer and retailer of women’s lingerie whose prestige brands include the licensed Elle Macpherson Intimates and Stella McCartney labels. Another major investment held by interests associated with Mr. Watson is a 50% ownership of the Hanover Group, one of the largest privately owned financial services businesses in New Zealand with operations extending to the United States and Australia. In 1998, Logan Corporation, an entity owned by Cullen Investments, invested in publicly listed Wall Group (formerly Pacific Retail Group or “PRG”). PRG was listed on the New Zealand Stock Exchange until 2006, and operated several consumer focused companies. These included Noel Leeming Group, a New Zealand specialty appliance retail chain, Pacific Retail Finance Limited, a New Zealand consumer finance business, and Bendon. PRG acquired PRG PowerHouse Limited (“PowerHouse”), a specialty appliance retail chain in the United Kingdom in September 2003, at which time Logan Corporation was a majority shareholder in publicly listed PRG. Mr. Watson was then and remains a director of PRG, but has not at any time been an executive officer of PRG. In August 2006, PowerHouse, as a result of adverse market conditions and increasing losses, was placed in administration under United Kingdom law, a process similar to a United States bankruptcy proceeding. The administrator determined that the best course of action with respect to PowerHouse was to close its stores and realize the assets for the benefit of its creditors. Subsequently, at the end of April 2007, PowerHouse was placed into liquidation by the administrator. In addition, PRG had provided guarantees in respect of certain debts owed by PowerHouse to its creditors. Due to an unforeseen material deterioration in the outcome of the Powerhouse administration, PRG is no longer in a position to satisfy, in full, the claims of its creditors. Accordingly, PRG’s creditors approved a compromise with PRG in September 2007 in respect of their debts. PRG was privatized by Logan Corporation in 2006. Prior to founding Cullen Investments, Mr. Watson was the founding chairman and largest shareholder of Blue Star Group, a retail and distribution group he founded in January 1992. In 1996, Blue Star Group was sold to U.S. Office Products, a diversified supplier of a broad range of office products and business services to corporate customers. Until August 1999, Mr. Watson continued as executive chairman of Blue Star Group, a wholly-owned subsidiary of U.S. Office Products after the acquisition. Following the acquisition of Blue Star Group by U.S. Office Products, Mr. Watson served as a director of McCollam Printers from July 1997 to June 1998. Prior to serving with U.S. Office Products, Mr. Watson held several positions with Xerox Corporation, an office products company, including president of operations for Australasia. Mr. Watson received a diploma of general management from Auckland University.

In October 2001, the SEC issued a cease and desist order against Mr. Watson in connection with certain purchases and sales made by Mr. Watson of shares of McCollam Printers, Ltd., a company U.S. Office Products was seeking to acquire while Mr. Watson was executive chairman of Blue Star Group and acting as chief negotiator for U.S. Office Products. The SEC found Mr. Watson had violated Section 10(b) of the Securities and Exchange Act of 1934 and Rule 10b-5 promulgated thereunder with respect to such purchases and sales by not disclosing his ownership of such shares to U.S. Office Products. Mr. Watson consented to the SEC’s order without admitting or denying the findings. Specifically, the SEC found that, before the negotiations began in November 1996, Mr. Watson personally owned McCollam Printers shares but did not disclose this to U.S. Office Products. The SEC also found that, during the course of the negotiations, Mr. Watson continued to acquire McCollam Printers shares without informing U.S. Office Products. According to the SEC’s order, in May 1997, Blue Star publicly announced its offer to purchase McCollam Printers in a public tender offer and, after the offer was made, Mr. Watson sold his shares without disclosing the sales to U.S. Office Products. The SEC found that the sale of shares by Mr. Watson resulted in profits of more than NZ$530,000. Mr. Watson subsequently voluntarily established a fund to return profits from the McCollam Printers trading, and all of the unclaimed surplus from the fund was distributed to charity.

Jonathan J. Ledecky has been our president, secretary and a member of our board of directors since our inception. From July 2005 to December 2007, Mr. Ledecky served as president, secretary and a director of Endeavor Acquisition Corp. Since January 2007, Mr. Ledecky has served as president, secretary and a director of Victory Acquisition Corp. Since June 2007, Mr. Ledecky has served as president, secretary and a director of Triplecrown Acquisition Corp. Since October 2007, Mr. Ledecky has served as president, secretary and a director of Performance Acquisition Corp. Since November 2007, Mr. Ledecky has served as president, secretary and a director of Grand Slam International Acquisition Corp. Since June 1999, Mr. Ledecky has served as chairman of the Ledecky Foundation, a philanthropic organization which contributes funds to programs for the education of disadvantaged inner city youth in Washington, D.C., New York and Boston. Since March 1999, Mr. Ledecky has also served as chairman of Ironbound Partners Fund LLC, a private investment management fund that oversees the Ledecky Foundation and other Ledecky family investments. In October 1994, Mr. Ledecky founded U.S. Office Products and served as its chief executive officer until November 1997 and chairman until June 1998. During his tenure, U.S. Office Products completed over 260 acquisitions, and grew to a Fortune 500 company with over $2.6 billion in revenues. In June 1998, U.S. Office Products completed a comprehensive restructuring plan whereby four separate entities were spun off to shareholders and U.S. Office Products underwent a leveraged recapitalization. In connection with these transactions, Mr. Ledecky resigned from his position as chairman of U.S. Office Products and became a director of each of the four spin-off entities. In February 1997, Mr. Ledecky founded Building One Services Corporation (originally Consolidation Capital Corporation), an entity formed to identify attractive consolidation opportunities which ultimately focused on the facilities management industry. In November 1997, Building One raised $552 million in an initial public offering. Mr. Ledecky served as Building One’s chief executive officer from November 1997 through February 1999 and as its chairman from inception through its February 2000 merger with Group Maintenance America Corporation. During his tenure with Building One, it completed 46 acquisitions and grew to over $1.5 billion in revenues. From July 1999 to July 2001, Mr. Ledecky was vice chairman of Lincoln Holdings, owners of the Washington sports franchises in the NBA, NHL and WNBA. Since June 1998, Mr. Ledecky has served as a director of School Specialty, a Nasdaq Global Market listed education company that provides products, programs and services that enhance student achievement and development. School Specialty was spun out of U.S. Office Products in June 1998. Since 1994, Mr. Ledecky has been involved with numerous other companies in director positions. Two of these companies, U.S.A. Floral Products Inc. (United States Bankruptcy Court for the District of Delaware; filed 4/2/01 and emerged 7/18/02) and UniCapital Corporation (United States Bankruptcy Court for the Southern District of New York; filed 12/11/00 and emerged 1/31/02) filed for voluntary bankruptcy in the last seven years. Mr. Ledecky was a director of U.S.A. Floral Products from April 1997 to March 2000 and of UniCapital from October 1997 to October 2000. In addition, after resigning from his position as a director and executive officer with U.S. Office Products, it filed for bankruptcy protection (United States Bankruptcy Court for the District of Delaware; filed 3/5/01 and emerged 12/28/01). In no case was Mr. Ledecky an executive officer of these companies during the two years preceding the bankruptcy filings. Mr. Ledecky was a trustee of George Washington University, served as a director of the U.S. Chamber of Commerce and served as commissioner on the National Commission on Entrepreneurship. In addition, in 2004, Mr. Ledecky was elected the Chief Marshal of the 2004 Harvard University Commencement, a singular honor bestowed by his alumni peers for a 25th reunion graduate deemed to have made exceptional contributions to Harvard and the greater society while achieving outstanding professional success. Mr. Ledecky received a B.A. (cum laude) from Harvard University and a M.B.A from Harvard Business School.

Mark Flay has been a member of our board of directors since February 2008. Mr. Flay has been affiliated with Cullen Investments since August 2002, most recently as its chief financial officer since January 2006 where he handles the financial and treasury responsibilities for the wider Cullen group of companies. Mr. Flay sits on the Cullen Investments board and the boards of a number of its investments, including Hanover Group and Hanover Property and Excell Corporation. He is also chairman of the New Zealand Warriors, a rugby league franchise competing in the Australian NRL. From March 1998 to August 2002, Mr. Flay served as an auditor at KPMG, an accounting firm. Mr. Flay received a BMS (with honors) from the University of Waikato, New Zealand, and is a qualified Chartered Accountant.

Edward Hanson has been a member of our board of directors since our inception. Mr. Hanson is a Director of Babcock & Brown (UK) Limited. Babcock & Brown is a principal investment firm headquartered in Sydney and Mr. Hanson has worked in the London office since 1997. He also runs the private equity fund, Babcock & Brown Global Partners, which he raised in July 2005. Babcock & Brown invest in asset backed businesses around the world. From 1996 to 1997, Mr. Hanson worked at Cavill White Securities, an investment bank in New Zealand. Mr. Hanson is a member of the board of directors of BGP Investment S.à r.l., a European real estate joint venture that pursues a range of property related activities including the acquisition and management of new assets and selected development projects. Mr. Hanson is also on the board of Corvus Capital, an AIM listed investment company, and Triplecrown Acquisition Corp. Mr. Hanson received a Bachelor of Commerce from the University of Auckland in New Zealand

Robert B. Hersov has been a member of our board of directors since our inception. From January 2004 to January 2008, Mr. Hersov served as the vice chairman of NetJets Europe Ltd., a subsidiary of NetJets, Inc., a private aviation and fractional jet ownership company which was acquired by Berkshire Hathaway Inc. in 1998. Mr. Hersov founded and, from December 2002 to April 2004, served as the chief executive officer of Marquis Jet Europe, a private aviation company which was acquired by NetJets, Inc. in 2004. Mr. Hersov now serves as a member of the NetJets Europe Advisory Board. Since September 2007, Mr. Hersov has served as a non-executive director of Australian privately-owned company Global Aviation Leasing Group. Mr. Hersov is also chairman of Sapinda Limited, a UK private company, which is the main shareholder of Vatas GmbH, a private German investment company. Mr. Hersov also founded and, from October 1998 to December 2002, served as the chairman of Sportal Ltd., a company that operates an Internet site that offers sports-related games and videos. From October 1996 to September 1998, he served as the executive director of Enic plc, a holding company listed on the London Stock Exchange that invests primarily in the sports and media sectors. From September 1995 to

September 1997, Mr. Hersov was the chief executive officer of Telepiu PayTV in Milan, Italy, a pay TV and digital satellite company. From March 1993 to August 1995, Mr. Hersov served as an executive director of Richemont, a tobacco, luxury and media conglomerate listed on the SWX Swiss Exchange. Since June 2005, Mr. Hersov has been a member of the board of directors of Shine Media Acquisition Corp., a blank check company that was formed to acquire a direct or indirect interest in an operating business in the media and advertising industry in the People’s Republic of China. He was a director of Endeavor Acquisition Corp. from July 2005 to December 2007. He has been a director of Victory Acquisition Corp. since January 2007, of Triplecrown Acquisition Corp. since June 2007 and of Performance Acquisition Corp. since October 2007. Mr. Hersov has served as a director of Victory Acquisition Corp. Mr. Hersov received a B.B.S. from the University of Cape Town and a M.B.A. from the Harvard Business School.

Edward J. Mathias has been a member of our board of directors since our inception. Mr. Mathias was involved with the founding of The Carlyle Group, a global private equity firm headquartered in Washington, DC. He has been a managing director since January 1994 and presently serves as an Investment Committee member for a number of Carlyle’s partnerships. Previously, Mr. Mathias served on the management committee and board of directors of T. Rowe Price Associates, Inc., an investment management organization where he was employed from 1971 to December 1993. He was a director of Endeavor Acquisition Corp. from July 2005 to December 2007. He has also been a director of NexCen Brands, formerly Aether Systems, since June 2002, Victory Acquisition Corp. since January 2007, Triplecrown Acquisition Corp. since June 2007, Performance Acquisition Corp. since October 2007 and Grand Slam Acquisition Corp. since October 2007. Mr. Mathias also serves on The Howard Hughes Institute’s Investment Advisory Committee. Mr. Mathias received an M.B.A. from The Harvard Business School where he is on The Board of Dean’s Advisors and a B.A. from The University of Pennsylvania where he is currently a trustee and member of The Penn Investment Board which oversees the University of Pennsylvania’s endowment.

Ivanka M. Trump has served as a member of our board of directors since February 2008. Since September 2005, Ms. Trump has served as the vice president of development and acquisitions of the Trump Organization LLC. She is responsible for development projects in the United States and abroad and participates in all aspects of real estate development from deal evaluation, analysis and pre-development planning to construction, marketing, operations, sales and leasing. Current projects include the Trump International Hotel & Tower on the Palm Jumeirah in Dubai, which will be the flagship building of the island, and the Trump Ocean Club in Panama City, Panama, as well as other locations throughout Europe and Asia. From September 2004 to September 2005, she was a project manager in the Retail Development division of Forest City Ratner Companies. Ms. Trump makes appearances on behalf of the Trump Organization. In the past year, she has appeared on the covers of Forbes Magazine, Golf for Women, Arena Magazine, The Evening Standard/UK, among others, and has made numerous appearances as an advisor on NBC’s The Apprentice. Ms. Trump has most recently gone into the diamond business with her own Ivanka Trump diamond jewelry line and boutique. Ms. Trump has served on the board of directors of Trump Entertainment Resorts, Inc. since August 2007. Ms. Trump received a B.S. from the Wharton School of Finance at the University of Pennsylvania.

Number and Terms of Office of Directors

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mark Flay and Edward Hanson, will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of Edward J. Mathias, Robert B. Hersov and Ivanka Trump, will expire at the second annual meeting of shareholders. The term of office of the third class of directors, consisting of Eric J. Watson and Jonathan J. Ledecky, will expire at the third annual meeting of shareholders.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. Collectively, through their positions described above, our directors have extensive experience in the private equity business.

Prior Involvement of Principals in Blank Check Companies

Each of Messrs. Watson, Ledecky and Mathias were involved in the initial public offering of Endeavor Acquisition Corp., a blank check company with an objective to acquire an operating business. Endeavor Acquisition Corp. completed its initial public offering in December 2005 and raised gross proceeds of approximately $129.3 million at an offering price of $8.00 per unit.

On December 18, 2006, Endeavor Acquisition Corp. entered into an agreement, as amended, to acquire American Apparel, Inc. and its affiliated companies for 37,258,065 shares of common stock and $67.9 million. The transaction was consummated on December 12, 2007. None of our officers or directors remains an officer or director of Endeavor Acquisition Corp. following the acquisition of American Apparel.

Endeavor’s units are currently listed on the American Stock Exchange under the symbol APP.U and have traded from a low of $             per unit to a high of $            per unit, with a closing trading price of $            at             , 2008. From its inception until its merger with American Apparel, Mr. Watson was the chairman of the board and treasurer of Endeavor Acquisition Corp., Mr. Ledecky was the president, secretary and a director of Endeavor Acquisition Corp. and Mr. Mathias was a director of Endeavor Acquisition Corp. No salary was paid to any of Messrs. Watson, Ledecky or Mathias for their services to Endeavor Acquisition Corp. However, Ironbound Partners Fund LLC, an affiliate of Mr. Ledecky’s, received a $7,500 per month fee from Endeavor Acquisition Corp. for use of office space and administrative services from the effective date of Endeavor Acquisition Corp.’s initial public offering through January 1, 2007. Prior to Endeavor Acquisition Corp.’s initial public offering, Messrs. Watson, Ledecky and Mathias (or their affiliates) purchased 1,775,000 shares, 1,775,000 shares and 40,000 shares, respectively, for a purchase price of approximately $0.0067 per share.

Alternative Asset Management Acquisition Corp. is a blank check company formed for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination one or more operating businesses, with an initial focus on businesses in the alternative asset management sector. Hanover Overseas Limited, a wholly owned subsidiary of Hanover Group Holdings Ltd., beneficially owns 2,910,938 ordinary shares of Alternative Asset Management Acquisition Corp. Mr. Watson is a director of Hanover Overseas Limited. Hanover Group Holdings is 50% owned by interests associated with Eric Watson. These shares were purchased by Hanover Overseas Limited at a price of approximately $0.002 per share. Mr. Watson is neither an officer nor director of Alternative Asset Management Acquisition Corp.

Each of Messrs. Watson, Ledecky, Mathias and Hersov were involved in the initial public offering of Victory Acquisition Corp., a blank check company with an objective to acquire through a merger, capital stock exchange, asset acquisition, stock purchase or similar business combination an operating business in any industry other than the franchising, financial services or healthcare industries. Victory Acquisition Corp. completed its initial public offering in April 2007 and raised gross proceeds of approximately $330 million at an offering price of $10.00 per unit. Victory’s units are listed on the American Stock Exchange under the symbol VRY.U and have traded from a low of $             per unit to a high of $             per unit, with a closing trading price of $             at                     , 2008. Since its inception, Mr. Watson has been the chairman of the board and treasurer of Victory Acquisition Corp., Mr. Ledecky has been the president, secretary and a director of Victory Acquisition Corp. and each of Messrs. Mathias and Hersov has been a director of Victory Acquisition Corp. No salary has been paid to any of Messrs. Watson, Ledecky, Mathias or Hersov for their services to Victory Acquisition Corp. However, Ironbound Partners Fund received a $7,500 per month fee from Victory Acquisition Corp. for use of office space and administrative services from the effective date of Victory Acquisition Corp.’s initial public offering through July 2007. Prior to Victory Acquisition Corp.’s initial public offering, Messrs. Watson, Ledecky, Mathias and Hersov (or their affiliates) purchased 3,498,000 shares, 3,498,000 shares, 72,000 shares and 72,000 shares, respectively, for a purchase price of approximately $0.003 per share. Simultaneously with Victory Acquisition Corp.’s initial public offering, each of Eric J. Watson and Jonathan J. Ledecky purchased 2,500,000 warrants, each to purchase one ordinary share at $7.50 per share, for a purchase price of $2.5 million, or $5.0 million in the aggregate. Victory Acquisition Corp. must consummate a business combination by April 24, 2009, but has not yet done so.

Each of Messrs. Watson, Ledecky, Mathias, Hersov and Hanson were involved in the initial public offering of Triplecrown Acquisition Corp., a blank check company through a merger, capital stock exchange, asset acquisition, stock purchase or similar business combination with an objective to acquire an operating business in the financial services industry. Triplecrown Acquisition Corp. completed its initial public offering in October 2007 and raised $552 million at an offering price of $10.00 per unit. Triplecrown’s units are listed on the American Stock Exchange under the symbol TCW.U and have traded from a low of $             per unit to a high of $            per unit, with a closing trading price of $            at                     , 2008. Since its inception, Mr. Watson has been the chairman of the board and treasurer of Triplecrown Acquisition Corp., Mr. Ledecky has been the president, secretary and a director of Triplecrown Acquisition Corp. and each of Messrs. Mathias, Hersov and Hanson has been a director of Triplecrown Acquisition Corp. No salary has been paid to any of Messrs. Watson, Ledecky, Mathias, Hersov or Hanson for their services to Triplecrown Acquisition Corp. Prior to Triplecrown Acquisition Corp.’s initial public offering, Messrs. Watson, Ledecky, Mathias, Hersov and Hanson (or their affiliates) purchased 6,630,000 units, 6,630,000 units, 60,000 units, 60,000 units and 60,000 units, respectively, for a purchase price of approximately $0.002 per unit. Simultaneously with Triplecrown Acquisition Corp.’s initial public offering, each of Eric J. Watson and Jonathan J. Ledecky purchased 2,500,000 warrants, each to purchase one ordinary share at $7.50 per share, for a purchase price of $2.5 million, or $5.0 million in the aggregate. Triplecrown Acquisition Corp. must consummate a business combination by October 22, 2009, but has not yet done so.

Each of Messrs. Watson, Ledecky and Mathias are also involved in the formation of Performance Acquisition Corp., a blank check company formed in October 2007 for the purpose of effecting a merger, capital stock exchange, asset acquisition, share purchase, reorganization or other similar business combination with an operating business in the entertainment, media and/or publishing industry. In connection with its formation, each of Messrs. Watson, Ledecky and Mathias purchased 4,050,000, 4,050,000 and 150,000 Performance Acquisition Corp. units, respectively, for a purchase price of approximately $0.001 per unit. As of the date of this prospectus, Performance Acquisition Corp. has not consummated its initial public offering.

Each of Messrs. Watson, Ledecky and Mathias is also an officer and/or director of Grand Slam Acquisition Corp., a blank check company formed in October 2007 for the purpose of effecting a merger, capital stock exchange, asset acquisition, share purchase, reorganization or other similar business combination with an operating business having its principal operations located in North America but not in the financial services industry or the entertainment, media and/or publishing industry. In connection with its formation, each of Messrs. Watson, Ledecky and Mathias purchased 10,506,250, 10,506,250 and 100,000 Grand Slam Acquisition Corp. units, respectively, for a purchase price of approximately $0.001 per unit. As of the date of this prospectus, Grand Slam Acquisition Corp. has not consummated its initial public offering.

In addition to the foregoing, Jonathan J. Ledecky served as chairman of the board of Consolidation Capital Corporation from its formation in February 1997 until March 2000 when it merged with Group Maintenance America Corporation and served as chief executive officer of Consolidation Capital Corporation from November 1997 through February 1999. Consolidation Capital Corporation was formed to build consolidated enterprises with national market reach through the acquisition and integration of multiple businesses in one or more fragmented industries. In November 1997, Consolidation Capital Corporation completed its initial public offering registered on Form S-1 under the Securities Act of 1933 (SEC File No. 333-36193) raising gross proceeds of $552 million. Upon completion of its initial public offering, Mr. Ledecky beneficially owned approximately 15.8% of Consolidation Capital Corporation’s common stock. The aggregate market value of these shares immediately following the initial public offering was approximately $90.0 million while his aggregate purchase price for such shares was approximately $44.1 million. Prior to Consolidation Capital Corporation’s initial public offering, Mr. Ledecky was paid a total of $125,000 in salary. Pursuant to an employment agreement entered into with Consolidation Capital Corporation in connection with its initial public offering, Mr. Ledecky received a salary of $750,000 per year and a bonus of $42,500. In January 1998, Consolidation Capital Corporation announced its intention to acquire Service Management USA. Service Management USA was a provider of facility management services. In connection with this acquisition which was consummated in September 1998, Consolidation Capital Corporation changed its name to Building One Services Corporation.

Other than as set forth above, none of our officers or directors has been or currently is a principal of, or affiliated with, a blank check company.

Executive Officer and Director Compensation

None of our officers or directors has received, earned or been awarded or paid any compensation for services rendered. No compensation of any kind, including finder’s and consulting fees, will be paid or awarded by us or a target business to or earned by any of our officers or directors, or any of their respective affiliates, for services rendered prior to or in connection with the consummation of a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of out-of-pocket expenses that could be incurred; provided, however, that to the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to $7.5 million on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination. After a business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of a shareholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with the company after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with the company may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with the company after the consummation of an initial business combination will be a determining factor in our decision to proceed with any potential business combination.

Director Independence

The American Stock Exchange requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that each of Edward J. Mathias, Robert B. Hersov, Edward Hanson and Ivanka Trump are independent directors as such term is defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any related party transactions will be on terms no less favorable to us than could be obtained from independent parties and will be approved by our audit committee, excluding any member that has an affiliation with such party. We will not enter into our initial business combination with an entity that is affiliated with any of our officers, directors or founders, as described below.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Edward J. Mathias, as chairman, Robert B. Hersov and Edward Hanson, each of whom has been determined to be “independent” as defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•

reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 20-F;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•

reviewing and approving all related-party transactions, including analyzing the shareholder base of each target business so as to ensure that we do not consummate a business combination with an entity that is affiliated with any of our officers, directors or founders, including (i) an entity that is either a portfolio company of, or has otherwise received a material financial investment from any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals, (ii) an entity in which such individuals or their affiliates are currently passive investors, (iii) an entity in which such individuals or their affiliates are currently officers or directors, or (iv) an entity in which such individuals or their affiliates are currently invested through an investment vehicle controlled by them;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	reviewing proxy disclosure to ensure that it is in compliance with SEC rules and regulations;

•

determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•

monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

•	approving reimbursement of expenses incurred by our founders, sponsors, officers and directors and their respective affiliates in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Edward J. Mathias satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Robert B. Hersov, as chairman, and Edward Hanson, each of whom is an independent director under the American Stock Exchange’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•

should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Code of Ethics and Committee Charters

As of the date of this prospectus, we have adopted a code of ethics that applies to our officers, directors and employees and have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Report of Foreign Private Issuer on Form 6-K.

Conflicts of Interest

The following table summarizes the relevant pre-existing fiduciary or contractual obligations of our officers and directors:

Name of Affiliated Company	Name of Individual	Priority/Preference relative to Endeavour International Acquisition Corp.
Victory Acquisition Corp.	Eric J. Watson Jonathan J. Ledecky Robert B. Hersov Edward J. Mathias	Each of these individuals will be required to present all business opportunities which are suitable for Victory Acquisition Corp. to Victory Acquisition Corp. prior to presenting them to us. Since Victory Acquisition Corp. can acquire a target business in any industry other than the franchising, financial services or healthcare industries, the business opportunities required to be presented to Victory Acquisition Corp. will overlap with those that we would be interested in. Victory Acquisition Corp. must consummate a business combination by April 24, 2009, but has not yet done so.

Triplecrown Acquisition Corp.	Eric J. Watson Jonathan J. Ledecky Edward Hanson Robert B. Hersov Edward J. Mathias	Each of these individuals will be required to present all business opportunities which are suitable for Triplecrown Acquisition Corp. to Triplecrown Acquisition Corp. prior to presenting them to us. Triplecrown Acquisition Corp. must consummate a business combination by October 22, 2009, but has not yet done so. However, because Triplecrown Acquisition Corp. is required to acquire a company in the financial services industry and we are prohibited from acquiring a company in the financial services industry, we believe that this affiliation will not create any actual conflicts.

Performance Acquisition Corp.	Eric J. Watson Jonathan J. Ledecky Edward J. Mathias	Each of these individuals will be required to present all business opportunities which are suitable for Performance Acquisition Corp. to Performance Acquisition Corp. prior to presenting them to us. Performance Acquisition Corp. will need to consummate a business combination within 24 months from the date of the prospectus relating to its initial public offering, or 30 months from the date of such prospectus if a definitive agreement has been executed within 24 months after the date of such prospectus and the initial business combination has not been consummated within such 24-month period. However, because Performance Acquisition Corp. is required to acquire a company in the entertainment, media and/or publishing industry and we are prohibited from acquiring a company in the entertainment, media and/or publishing industry, we believe that this affiliation will not create any actual conflicts.

Name of Affiliated Company	Name of Individual	Priority/Preference relative to Endeavour International Acquisition Corp.
Grand Slam Acquisition Corp.	Eric J. Watson Jonathan J. Ledecky Edward J. Mathias	Each of these individuals will be required to present all business opportunities which are suitable for Grand Slam Acquisition Corp. to Grand Slam Acquisition Corp. prior to presenting them to us. Grand Slam Acquisition Corp. will need to consummate a business combination within 24 months from the date of the prospectus relating to its initial public offering, or 30 months from the date of such prospectus if a definitive agreement has been executed within 24 months after the date of such prospectus and the initial business combination has not been consummated within such 24-month period. However, because Grand Slam Acquisition Corp. is prohibited from acquiring a company outside North America, we believe this affiliation will not create any actual conflicts.

The Carlyle Group	Edward J. Mathias	Mr. Mathias will be required to present all suitable business opportunities to The Carlyle Group prior to presenting them to us. Since The Carlyle Group can acquire a target business in any industry, the business opportunities required to be presented to The Carlyle Group will overlap with those that we would be interested in.

NexCen Brands	Edward J. Mathias	Mr. Mathias will be required to present all suitable business opportunities to NexCen Brands prior to presenting them to us. Since NexCen Brands can acquire a target business in any industry, the business opportunities required to be presented to NexCen Brands will overlap with those that we would be interested in.

Babcock & Brown (UK) Limited	Edward Hanson	Mr. Hanson will be required to present all suitable business opportunities to Babcock & Brown prior to presenting them to us. Since Babcock & Brown (UK) Limited can acquire a target business in any industry, the business opportunities required to be presented to Babcock & Brown (UK) Limited will overlap with those that we would be interested in.

Trump Organization LLC	Ivanka Trump	Ms. Trump will be required to present all suitable business opportunities to Trump Organization LLC prior to presenting them to us. Since Trump Organization LLC can acquire a target business in any industry, the business opportunities required to be presented to Trump Organization LLC will overlap with those that we would be interested in.

Name of Affiliated Company	Name of Individual	Priority/Preference relative to Endeavour International Acquisition Corp.

Trump Entertainment Resorts, Inc.	Ivanka Trump	Ms. Trump will be required to present all suitable business opportunities to Trump Entertainment Resorts, Inc. prior to presenting them to us. Since Trump Entertainment Resorts, Inc. can acquire a target business in any industry, the business opportunities required to be presented to Trump Entertainment Resorts, Inc. will overlap with those that we would be interested in.

Cullen Investments Limited	Eric J. Watson Mark Flay	Mr. Watson will be required to present all suitable business opportunities to Cullen Investments Limited prior to presenting them to us. However, the types of businesses that such entity typically focuses on are not the same types of companies that we will be looking at in terms of size and scope. Accordingly, we believe that any potential conflict will be minimal.

Ironbound Partners	Jonathan J. Ledecky	Mr. Ledecky will be required to present all suitable business opportunities to Ironbound Partners prior to presenting them to us. However, Ironbound Partners has agreed to allow Mr. Ledecky to show all potential business combination opportunities to us prior to presenting them to Ironbound Partners. Accordingly, this affiliation will not create any actual conflict.

Eric Watson also has a relationship with Alternative Asset Management Acquisition Corp. Hanover Overseas Limited, a wholly owned subsidiary of Hanover Group Holdings Ltd., beneficially owns 2,910,938 ordinary shares of Alternative Asset Management Acquisition Corp. Hanover Group Holdings is 50% owned by interests associated with Mr. Watson. Alternative Asset Management Acquisition Corp. is a blank check company formed for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination one or more operating businesses, with an initial focus on businesses in the alternative asset management sector. However, Mr. Watson is neither an officer nor director of Alternative Asset Management Acquisition Corp. Accordingly, he has no fiduciary obligation to such entity to present to it potential business opportunities. Alternative Asset Management Acquisition Corp. has not yet consummated an initial business combination.

Potential investors should also be aware of the following other potential conflicts of interest:

•

None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented and as a result, if they present such an opportunity to another entity prior to us, we could be deprived of an appropriate target business to acquire if one of those entities accepts it.

•

Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•

The founders’ ordinary shares and founders’ warrants owned by our officers and directors will not be released from escrow until 180 days after the successful consummation of a business combination, and the sponsors’ warrants purchased by our officers and directors and any warrants which they may purchase in this offering or in the aftermarket will expire worthless if a business combination is not consummated. Additionally, our officers and directors will not receive liquidation distributions with respect to any of their founders’ ordinary shares. Furthermore, the purchasers of the sponsors’ warrants have agreed that such securities will not be sold or transferred by them (except under limited circumstances) until after we have completed a business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.

•

Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to a business combination.

Under Cayman Islands law, our directors have a duty of loyalty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our amended and restated memorandum and articles of association. In certain limited circumstances, a shareholder has the right to seek damages if a duty owed by our directors is breached

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us, subject to the pre-existing fiduciary or contractual obligations he or she might have which are described above. Accordingly, our officers and directors must present to us all opportunities to acquire a target business with a fair market value in excess of approximately $570 million prior to presenting them to any company with which they become affiliated following this offering. However, they would be required to present business opportunities to companies which they are currently affiliated with and currently owe a fiduciary or contractual obligation to prior to presenting them to us, including those set forth above.

In connection with the vote required for any business combination, all of the founders, including all of our officers and directors, have agreed to vote the founders’ ordinary shares in accordance with the vote of the public shareholders owning a majority of the ordinary shares sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to the founders’ ordinary shares. They have also agreed to vote any ordinary shares acquired by them in the offering or aftermarket in favor of a business combination. Thus, additional purchases of ordinary shares by our founders, including our officers or directors, would likely allow them to exert additional influence over the approval of our initial business combination. The factors that would be considered in making such additional purchases would include consideration of the current trading price of our ordinary shares. Another factor that would be taken into consideration would be that any such additional purchases would likely increase the chances that our initial business combination would be approved.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our officers, directors or founders, including (i) an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals, (ii) an entity in which such individuals or their affiliates are currently passive investors, (iii) an entity in which such individuals or their affiliates are currently officers or directors, or (iv) an entity in which such individuals or their affiliates are currently invested through an investment vehicle controlled by them. Furthermore, in no event will any of our existing officers, directors, shareholders or advisors, or any entity with which they are affiliated, earn or be paid, or awarded any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

	Prior to Offering			After Offering(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Ordinary Shares	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Ordinary Shares
Eric J. Watson	10,506,250	(3)	48.7%	9,135,869	(4)	9.7%
Jonathan J. Ledecky	10,506,250	(5)	48.7%	9,135,869	(6)	9.7%
Edward J. Mathias(7)	150,000	(8)	*	130,434	(9)	*
Robert B. Hersov(10)	100,000	(11)	*	86,957	(12)	*
Edward Hanson(13)	100,000	(11)	*	86,957	(12)	*
Mark Flay	100,000	(11)	*	86,957	(12)	*
Ivanka Trump	100,000	(11)	*	86,957	(12)	*
All directors and executive officers as a group (seven individuals)	21,562,500		100.0%	18,750,000	(14)	20.0%

*	Less than one percent.
(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Endeavour International Acquisition Corp., 970 West Broadway, PMB 402, Jackson, Wyoming 83001.
(2)	Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 2,812,500 ordinary shares and 1,406,250 warrants held by our founders.
(3)	These shares are held by Summit Trust, a trust established for the benefit of Mr. Watson and his beneficiaries. Does not include 5,253,125 ordinary shares issuable upon exercise of founders’ warrants, none of which are exercisable and will not become exercisable within 60 days.
(4)	These shares are held by Summit Trust, a trust established for the benefit of Mr. Watson and his beneficiaries. Does not include 4,567,935 ordinary shares issuable upon exercise of founders’ warrants and 2,500,000 ordinary shares issuable upon exercise of sponsors’ warrants, none of which are exercisable and will not become exercisable within 60 days.
(5)	Includes 506,250 units held by Czechmate LLC, an entity controlled by Mr. Ledecky. Does not include 5,253,125 ordinary shares issuable upon exercise of founders’ warrants, none of which are exercisable and will not become exercisable within 60 days.
(6)	Includes 440,217 units held by Czechmate LLC, an entity controlled by Mr. Ledecky. Does not include 4,567,935 ordinary shares issuable upon exercise of founders’ warrants and 2,500,000 ordinary shares issuable upon exercise of sponsors’ warrants, none of which are exercisable and will not become exercisable within 60 days.
(7)	Mr. Mathias’ business address is c/o The Carlyle Group, 1001 Pennsylvania Avenue, NW, Washington, DC 20004.
(8)	Does not include 75,000 ordinary shares issuable upon exercise of founders’ warrants, none of which are exercisable and will not become exercisable within 60 days.
(9)	Does not include 65,217 ordinary shares issuable upon exercise of founders’ warrants, none of which are exercisable and will not become exercisable within 60 days.

(10)	Mr. Hersov’s business address is NetJets Europe, Ltd., Grundstrasse 12, 6343 Rotkreuz, Switzerland.
(11)	Does not include 50,000 ordinary shares issuable upon exercise of founders’ warrants, none of which are exercisable and will not become exercisable within 60 days.
(12)	Does not include 43,478 ordinary shares issuable upon exercise of founders’ warrants, none of which are exercisable and will not become exercisable within 60 days.
(13)	Mr. Hanson’s business address is c/o Babcock & Brown Limited, 53 Davies Street, London W1K 5JH.
(14)	Does not include 9,375,000 ordinary shares issuable upon exercise of founders’ warrants and 5,000,000 ordinary shares issuable upon exercise of sponsors’ warrants, none of which are exercisable and will not become exercisable within 60 days.

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option by the underwriters), our founders will beneficially own 20% of the then issued and outstanding ordinary shares. Because of this ownership block, they may be able to effectively influence the outcome of all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, our founders will be required to forfeit up to an aggregate of 2,812,500 founders’ units. Our founders will be required to forfeit only a number of founders’ units necessary to maintain their collective 20% ownership interest in our outstanding securities after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

All of the founders’ units will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until 180 days after the consummation of our initial business combination. The founders’ ordinary shares and founders’ warrants may be released from escrow earlier than this date if, within the first 180 days after we consummate a business combination:

•	the last sales price of our ordinary shares equals or exceeds $15.25 per share for any 20 trading days within any 30-trading day period beginning 90 days after our initial business combination; or

•

we consummate a subsequent liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

During the escrow period, the holders of these securities will not be able to sell or transfer their securities except to a permitted transferee. A permitted transferee is one who receives securities pursuant to a transfer (i) to our officers, directors or their family members or any affiliate of our officers or directors, (ii) to an entity’s beneficiaries upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order or (vi) by private sales with respect to up to 33% of the founders’ units made at or prior to the consummation of a business combination at prices no greater than the price at which the units were originally purchased (approximately $0.001 per unit), in each case where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as our shareholders with respect to the founders’ units, including, without limitation, the right to vote their shares of founders’ ordinary shares and the right to receive cash dividends, if declared, but excluding shareholder redemption rights (including any transferees). If dividends are declared and payable in ordinary shares, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our founders (or any transferees) will receive any portion of the liquidation proceeds with respect to the founders’ ordinary shares and founders warrants.

In addition, in connection with the vote required for our initial business combination, the founders have agreed to vote the founders’ ordinary shares in accordance with the majority of the ordinary shares voted by the public shareholders. The founders have also agreed to vote any shares acquired by them in or after this offering in favor of our initial business combination. Thus, additional purchases of ordinary shares by our founders, including our officers or directors, would likely allow them to exert additional influence over the approval of our initial business combination. The factors that would be considered in making such additional purchases would include consideration of the current trading price of our ordinary shares. Another factor that would be taken into consideration would be that any such additional purchases would likely increase the chances that our initial business combination would be approved. Therefore, if they acquire shares in or after this offering, they must vote such shares in favor of the proposed business combination and have, as a result, waived the right to exercise shareholder redemption rights for those shares in the event that our initial business combination is approved by a majority of our public shareholders.

Eric J. Watson and Jonathan J. Ledecky have entered into agreements with us to purchase an aggregate of 5,000,000 sponsors’ warrants at a price of $1.00 per warrant ($5.0 million in the aggregate). The purchasers are obligated to purchase the sponsors’ warrants from us with their own funds simultaneously with the consummation of this offering. The purchase price of the sponsors’ warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $5.0 million purchase price of the sponsors’ warrants will become part of the liquidating distribution to our public shareholders and the sponsors’ warrants will expire worthless. The sponsors’ warrants will be identical to the warrants underlying the units being offered by this prospectus except that the warrants will not be transferable or salable by the purchasers (except to a permitted transferee, providing the transferee agrees to be bound by the transfer restrictions) until we complete a business combination, they will be exercisable on a cashless basis, at the holder’s option, and will be non-redeemable, in each case so long as such warrants are held by the purchasers or their permitted transferees.

Eric J. Watson and Jonathan J. Ledecky are our “promoters” as that term is defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CONTROL PERSONS

In November 2007, we issued 21,562,500 founders’ units to the individuals set forth below for an aggregate of $25,000 in cash (the same aggregate consideration paid for founder securities in other similarly structured blank check companies), at a purchase price of approximately $0.001 per unit, as follows:

Name	Number of Units	Relationship to Us
Summit Trust	10,606,250	Shareholder formed for the benefit of Mr. Watson and his beneficiaries
Jonathan J. Ledecky	10,100,000	President, Secretary and Director
Czechmate LLC	506,250	Shareholder owned and controlled by Mr. Ledecky
Edward J. Mathias	150,000	Director
Robert B. Hersov	100,000	Director
Edward Hanson	100,000	Director

In February 2008, Summit Trust transferred 100,000 units to Mark Flay and Jonathan J. Ledecky transferred 100,000 units to Ivanka Trump upon each becoming a director of ours, at the same price originally paid for such units.

The founders’ units are identical to the units being sold in this offering, except that:

•	up to an aggregate of 2,812,500 founders’ units are subject to forfeiture by our founders to the extent that the over-allotment option is not exercised in full by the underwriters;

•

the founders’ units will be placed in escrow and the founders’ ordinary shares and founders’ warrants are subject to the transfer restrictions and entitled to registration rights described in this prospectus;

•

the founders’ warrants will become exercisable after the consummation of our initial business combination if and when the last sales price of our ordinary shares exceeds $15.00 per share for any 20 trading days within any 30-trading day period beginning 90 days after the initial business combination;

•

the founders’ warrants will be exercisable on a cashless basis, at the election of the holder, and will not be redeemable by us, in each case, as long as they are held by the founders or their permitted transferees;

•

the founders have agreed to vote the founders’ ordinary shares in the same manner as the majority of shares voted by the public shareholders at the special or annual meeting called for the purpose of approving our initial business combination;

•	the founders will not be able to exercise shareholder redemption rights with respect to the founders’ ordinary shares; and

•	the founders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ ordinary shares if we fail to consummate an initial business combination.

If the underwriters determine not to exercise their over-allotment option in full or in part, our founders have agreed to forfeit to us, at no cost to us, up to an aggregate of 2,812,500 founders’ units, in proportion to the portion of the over-allotment option that was exercised. If such founders’ units are forfeited, we would record the aggregate fair value of the founders’ units forfeited and reacquired to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the founders’ units forfeited and the price paid to us for such forfeited founders’ units (which would be an aggregate total of approximately $3,261 for all 2,812,500 founders’ units). Upon receipt, such forfeited founders’ units would then be immediately cancelled which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital.

If the underwriters determine the size of the offering should be increased or decreased, a unit dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our founders’ ownership at a percentage of the number of shares to be sold in this offering. Such an increase in offering size could also result in a proportionate increase in the amount of interest we may withdraw from the trust account. As a result of an increase in the size of the offering, the per-share redemption or liquidation price could decrease by as much as $            . The offering size will not be decreased after the date of this prospectus.

The holders of the majority of the shares of founders’ ordinary shares and founders’ warrants will be entitled to demand that we register the resale of these securities (and underlying ordinary shares) pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these securities may elect to exercise these registration rights at any time commencing the earlier of (i) nine months after the consummation of our initial business combination or (ii) the date the securities are released from escrow. In addition, these shareholders have certain “piggyback” registration rights with respect to registration statements filed subsequent to the date on which these securities are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Eric J. Watson and Jonathan J. Ledecky have committed, pursuant to written subscription agreements dated as of December 26, 2007 with us and Citigroup Global Markets Inc., to purchase the 5,000,000 sponsors’ warrants (for a total purchase price of $5.0 million) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price for the sponsors’ warrants will be delivered to Graubard Miller, our counsel in connection with this offering, who will also be acting solely as escrow agent in connection with the private sale of sponsors’ warrants, at least 24 hours prior to the date of this prospectus until we consummate this offering. Graubard Miller will deposit the purchase price into the trust account simultaneously with the consummation of the offering. The sponsors’ warrants will be identical to the warrants underlying the units being offered by this prospectus except that the warrants will not be transferable or salable by the purchasers (except to a permitted transferee, providing the transferee agrees to be bound by the transfer restrictions) until we complete a business combination, they will be exercisable on a cashless basis, at the holder’s option, and will be non-redeemable by us, in each case as long as such warrants are held by the purchasers or their permitted transferees. The holders of the majority of these sponsors’ warrants (or underlying shares) will be entitled to demand that we register the resale of these securities pursuant to the registration rights agreement referred to above. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities commencing 90 days after we consummate a business combination. In addition, these holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

As of the date of this prospectus, Eric J. Watson and Jonathan J. Ledecky have loaned to us an aggregate of $160,000 to cover expenses related to this offering. The loans will be payable without interest on the earlier of December 6, 2008 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in the trust account. We will not incur any penalties if we are unable to repay the advances made to us by Messrs. Watson and Ledecky.

We will reimburse our management team for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses that could be incurred; provided, however, that to the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to $7.5 million, or approximately $8.6 million if the underwriters’ over-allotment option is exercised in full, on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination. Our audit committee will review and ratify all payments made to our officers, directors and affiliates, with the interested director or directors abstaining from such review.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of a shareholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Report of Foreign Private Issuer on Form 6-K, as required by the SEC.

All ongoing and future transactions between us and any member of our management team or their respective affiliates, including loans by members of our management team, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by our audit committee who had access, at our expense, to our attorneys or independent legal counsel. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

Related party policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position. While we have agreed not to consummate a business combination with an entity which is affiliated with any of our officers, directors or founders, we are not prohibited from entering into other related-party transactions.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

DESCRIPTION OF SECURITIES

As of the date of this prospectus, our authorized share capital consists of 250,000,000 ordinary shares, $0.0001 par value, and 1,000,000 preferred shares, $0.0001 par value. As of the date of this prospectus, 21,562,500 ordinary shares are outstanding, held by eight shareholders of record. No preferred shares are currently outstanding. The following description summarizes the material terms of our share capital. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated memorandum and articles of association, which are filed as an exhibit to the registration statement of which this prospectus is a part.

Units

Public Shareholders Units

Each unit consists of one ordinary share and one half of one warrant. Each whole warrant entitles the holder to purchase one ordinary share. Because each unit includes one half of one warrant, holders will need to have two units in order to have one warrant. The ordinary shares and warrants will begin to trade separately on the 35th day after the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, provided that in no event may the ordinary shares and warrants be traded separately until we have filed with the SEC a Report of Foreign Private Issuer on Form 6-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing that such separate trading will begin. No fractional warrants will be issued and only whole warrants will trade. We will file a Report of Foreign Private Issuer on Form 6-K which includes this audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 6-K. If the over-allotment option is exercised after our initial filing of a Form 6-K, we will file an amendment to the Form 6-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 6-K, an amendment thereto, or in a subsequent Form 6-K information indicating if Citigroup Global Markets Inc. has allowed separate trading of the ordinary shares and warrants prior to the 35th day after the date of this prospectus and issue a press release announcing when such separate trading will begin.

Founders’ Units

In November 2007, we issued 21,562,500 units to our founders for an aggregate purchase price of $25,000 in cash. The founders’ units are identical to the units being sold in this offering, except that:

•	up to an aggregate of 2,812,500 founders’ units are subject to forfeiture by our founders to the extent that the over-allotment option is not exercised in full or in part by the underwriters;

•	the founders’ units will be placed in escrow and the founders’ ordinary shares and founders’ warrants are subject to certain transfer restrictions described below;

•

the founders’ warrants will become exercisable after the completion of our initial business combination if and when the last sales price of our ordinary shares exceeds $15.00 per share for any 20 trading days within a 30-trading day period beginning 90 days after the business combination;

•

the founders’ warrants are exercisable on a cashless basis, at the holder’s election, and will not be redeemable by us, in each case, as long as they are held by the founders or their permitted transferees;

•

the founders have agreed to vote the founders’ ordinary shares in the same manner as a majority of the ordinary shares voted by public shareholders at the special or annual meeting called for the purpose of approving our initial business combination;

•	the founders will not be able to exercise shareholder redemption rights with respect to the founders’ ordinary shares; and

•	the founders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ ordinary shares if we fail to consummate an initial business combination.

The founders have agreed, subject to certain exceptions, not to sell or otherwise transfer any of the founders’ units until 180 days after the date of the completion of a business combination. In addition, the founders are entitled to registration rights with respect to founders’ ordinary shares and founders’ warrants under an agreement to be signed on or before the date of this prospectus.

Ordinary shares

As of the date of this prospectus, there were 21,562,500 ordinary shares outstanding held by six shareholders of record. Upon closing of this offering (assuming no exercise of the underwriters’ over-allotment option and 2,812,500 shares are forfeited by the founders), 93,750,000 ordinary shares will be outstanding. Holders of ordinary shares will have exclusive voting rights for the election of our directors and all other matters requiring shareholder action, except with respect to amendments to our amended and restated memorandum and articles of association that alter or change the powers, preferences, rights or other terms of any outstanding preferred shares if the holders of such affected class of preferred shares are entitled to vote on such an amendment. Holders of ordinary shares will be entitled to one vote per share on matters to be voted on by shareholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefore. After an initial business combination is concluded, if ever, and upon our liquidation, the public shareholders will be entitled to receive pro rata all assets remaining available for distribution to shareholders after payment of all liabilities and provision for the liquidation of any shares of preferred shares at the time outstanding.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

In connection with the vote required for our initial business combination, our founders have agreed to vote the founders’ ordinary shares in accordance with the majority of the ordinary shares voted by the public shareholders. Furthermore, our founders have agreed that they will vote any ordinary shares acquired in or after this offering in favor of a proposed business combination. Thus, additional purchases of ordinary shares by our existing shareholders, including our officers or directors, would likely allow them to exert additional influence over the approval of our initial business combination. The factors that would be considered in making such additional purchases would include consideration of the current trading price of our ordinary shares. Another factor that would be taken into consideration would be that any such additional purchases would likely increase the chances that our initial business combination would be approved. As a result, our founders will not be able to exercise the shareholder redemption rights with respect to shares acquired by them before, in or after this offering. In connection with the vote required for our initial business combination, a majority of our issued and outstanding ordinary shares (whether or not held by public shareholders) will constitute a quorum. If any other matters are voted on by our shareholders at an annual or special meeting, our founders may vote all their shares, whenever acquired, as they see fit. On completion of our initial business combination, the underwriters will be entitled to receive the deferred underwriters’ discounts and commissions then held in the trust account, exclusive of interest thereon.

We will proceed with our initial business combination only if a majority of the ordinary shares voted by the public shareholders present in person or by proxy are voted in favor of the business combination and public shareholders owning less than 30% of the shares sold in this offering exercise their shareholder redemption rights discussed below. Voting against the business combination alone will not result in redemption of a shareholder’s shares into a pro rata share of the trust account. A shareholder must have also exercised the shareholder redemption rights described below for a redemption to be effective.

Pursuant to our amended and restated memorandum and articles of association, if we do not consummate a business combination by 24 months after consummation of this offering (or within 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months after consummation of this offering and the business combination has not yet been consummated within such 24-month period), our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to a business combination, our public shareholders are entitled to share ratably in the trust account, inclusive of any interest not previously released to us to fund working capital requirements and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust fund, and any assets remaining available for distribution to them. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis among the public shareholders, together with any accrued interest thereon and net of income taxes payable on such interest. Our founders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to the founders’ ordinary shares. Our founders will therefore not participate in any liquidation distribution with respect to such shares. They will, however, participate in any liquidation distribution with respect to any ordinary shares acquired in connection with or following this offering.

Our shareholders have no redemption, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares, except that public shareholders have the right to have their ordinary shares redeemed to cash equal to their pro rata share of the trust account plus any interest earned thereon then held in the trust account, if they vote against the business combination and the business combination is approved and completed. Public shareholders who redeem their ordinary shares for their pro rata share of the trust account will retain the right to exercise any warrants they own if they previously purchased units or warrants.

The payment of dividends, if ever, on the ordinary shares will be subject to the prior payment of dividends on any outstanding preferred shares, of which there is currently none.

Preferred shares

Our amended and restated memorandum and articles of association provides that preferred shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each class. Our board of directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preferred shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management by diluting the share ownership or voting rights of a person seeking to obtain control of our company or remove existing management. Our amended and restated memorandum and articles of association prohibits us, prior to an initial business combination, from issuing preferred shares which participates in any manner in the proceeds of the trust account, or which votes as a class with the ordinary shares on a business combination. We may issue some or all of the preferred shares to effect an initial business combination. We have no preferred shares outstanding at the date hereof. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future. No preferred shares are being issued or registered in this offering.

Warrants

Public Shareholders’ Warrants

Each public warrant entitles the registered holder to purchase one ordinary share at a price of $5.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or

•	one year from the date of this prospectus.

However, the warrants will be exercisable only if a registration statement relating to the ordinary shares issuable upon exercise of the warrants is effective and current. The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, or earlier upon redemption.

At any time while the warrants are exercisable and there is an effective registration statement covering the ordinary shares issuable upon exercise of the warrants available and current, we may call the outstanding warrants (except as described below with respect to the sponsors’ warrants) for redemption:

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the 30-day redemption period) to each warrant holder; and

•

if, and only if, the reported last sale price of the ordinary shares equals or exceeds $15.00 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We will not redeem the warrants unless an effective registration statement covering the ordinary shares issuable upon exercise of the warrants is effective and current throughout the 30-day redemption period. The underwriters do not have any consent rights in connection with our exercise of our shareholder redemption rights.

We have established these redemption criteria to provide warrant holders with a significant premium to the initial warrant exercise price as well as a sufficient degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we issue notice of redemption of the warrants, each warrant holder shall be entitled to exercise his or her warrant prior to the scheduled redemption date. However, there can be no assurance that the price of the ordinary shares will exceed the redemption trigger price or the warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis,” though the public shareholders are not eligible to do so at their own option. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions of the warrants.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of ordinary shares issuable on exercise of the warrants will not be adjusted for issuances of ordinary shares at a price below the warrant exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account. In no event may the warrants be net cash settled. Warrant holders do not have the rights or privileges of holders of ordinary shares, including voting rights, until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No warrants will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrants is current and the ordinary shares has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to net cash settle any such warrant exercise. If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited, the warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the ordinary shares included in the units.

No fractional shares will be issued upon exercise of the warrants. If a holder exercises warrants and would be entitled to receive a fractional interest of a share, we will round up or down the number of ordinary shares to be issued to the warrant holder to the nearest whole number of shares.

Founders’ Warrants

The founders’ warrants will be identical to the warrants underlying the units being offered by this prospectus except that the founders’ warrants will become exercisable after our consummation of a business combination if and when the last sales price of our ordinary shares exceeds $15.00 per share for any 20 trading days within any 30-trading day period beginning 90 days after the initial business combination and the founders’ warrants will be exercisable on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case, as long as they are held by the founders or their permitted transferees. The founders’ warrants are subject to the transfer restrictions that apply to the founders’ units. In addition, they may be exercised for unregistered shares if a registration statement relating to the ordinary shares issuable upon exercise of the warrants is not effective and current. The founders’ warrants and underlying ordinary shares are also entitled to registration rights under an agreement to be signed on or before the date of this prospectus.

Sponsors’ Warrants

The sponsors’ warrants will be identical to the warrants underlying the units being offered by this prospectus except that the warrants will not be transferable or salable by the purchasers (except to a permitted transferee, providing the transferee agrees to be bound by the transfer restrictions) until we complete a business combination, they will be exercisable on a cashless basis, at the holder’s election, and will not be redeemable by us, in each case as long as such warrants are held by the purchasers or their affiliates, including any permitted transferees. In addition, they may be exercised for unregistered shares if a registration statement relating to the ordinary shares issuable upon exercise of the warrants is not effective and current and commencing on the date such warrants become exercisable, the sponsors’ warrants and the underlying ordinary shares are entitled to registration rights under an agreement to be signed on or before the date of this prospectus.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Broadway, New York, New York 10004.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. Cayman Islands law does not provide for mergers as that expression is generally understood under the corporate laws of the various states of the United States. While Cayman Islands law does have statutory provisions that facilitate the reconstruction and amalgamation of companies in certain circumstances, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger, we do not anticipate the use of such statutory provisions because a business combination can be achieved through other means, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business. We may also effect a business combination with a subsidiary organized in a jurisdiction outside of the Cayman Islands that has a legal framework that is less burdensome than the Cayman statutory provisions. However, in the event that a business combination was sought pursuant to these statutory provisions (which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction ought not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such as a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

When a takeover offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. Our Cayman Islands counsel is not aware of any reported class action or derivative action having been brought in a Cayman Islands court. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting or proposing to act illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained;

•	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or

•	those who control the company are perpetrating a “fraud on the minority.”

Enforcement of civil liabilities. The Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United Sates, the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

•	is given by a competent foreign court;

•	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

•	is final;

•	is not in respect of taxes, a fine or a penalty; and

•	was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

Fiduciary duties of directors

Our directors owe a duty of loyalty, honesty and good faith to the Company. A director must act bona fide in what he or she considers is in the best interest of the company. A director must exercise the powers that are vested in them for the purpose for which they are conferred and not for a collateral purpose. A director must not place themselves in a position which there is a conflict between their duty to the company and their personal interests. However, unlike Delaware law, the fiduciary duties of directors are not as clearly established.

Staggered board of directors

Our amended and restated memorandum and articles of association provides that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

No action by shareholders without a meeting

Our amended and restated memorandum and articles of association prohibits shareholders from taking action other than by a duly convened meeting of the shareholders after the consummation of this initial public offering.

Extraordinary general meetings

Our amended and restated memorandum and articles of association provide that, prior to an initial public offering, extraordinary general meetings may be called only by a majority vote of our board of directors, by our chief executive officer or by our chairman and may not be requisitioned by the shareholders.

Advance notice requirements for shareholder proposals and director nominations

Our amended and restated memorandum and articles of association provide that shareholders seeking to bring business before our annual meeting of shareholders, or to nominate candidates for election as directors at our annual meeting of shareholders must provide timely notice of their intent in writing. To be timely, a shareholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of shareholders. For the first annual meeting of shareholders after the closing of this offering, a shareholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of shareholders or the 10th day following the day on which public announcement of the date of our annual meeting of shareholders is first made or sent by us. Our amended and restated memorandum and articles of association also specify certain requirements as to the form and content of a shareholders’ meeting. These provisions may preclude our shareholders from bringing matters before our annual meeting of shareholders or from making nominations for directors at our annual meeting of shareholders.

Authorized but unissued shares

Our authorized but unissued ordinary shares and preferred shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued ordinary shares and preferred shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Anti-money laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects that another person is engaged in money laundering or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report such belief or suspicion to either the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Criminal Conduct Law (2007 Revision) if the disclosure relates to money laundering or to a police officer of the rank of constable or higher if the disclosure relates to involvement with terrorism or terrorist property, pursuant to the Terrorism Law. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Limitation on liability and indemnification of directors and officers

Our amended and restated memorandum and articles of association provides that our directors and officers will be indemnified by us. In addition, our amended and restated memorandum and articles of association provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless their liability arises out of fraud or willful default.

We intend to enter into agreements with our directors to provide contractual indemnification in addition to the indemnification provided in our amended and restated memorandum and articles of association. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Selling Restriction

FOR CAYMAN ISLANDS INVESTORS:

No offer or invitation to subscribe for shares may be made to the public in the Cayman Islands.

Securities Eligible for Future Sale

Immediately after this offering, we will have 93,750,000 ordinary shares outstanding, or 107,812,500 ordinary shares if the over-allotment option is exercised in full. Of these shares, the 75,000,000 shares, or 86,250,000 shares if the over-allotment option is exercised in full, sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 18,750,000 shares (or 21,562,500 shares if the over-allotment option is exercised in full) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and will apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted ordinary shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted ordinary shares for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•

1% of the total number of securities of the same class then outstanding, which will equal 937,500 ordinary shares immediately after this offering (or 1,078,125 ordinary shares if the underwriters exercise their over-allotment option); or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales both by affiliates and by non-affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, pursuant to Rule 144, our founders will be able to sell the founders’ units and sponsors’ warrants (and underlying ordinary shares) freely without registration one year after we have completed our initial business combination if they are no longer affiliated with us at that time.

Registration rights

The holders of the founders’ ordinary shares and founders’ warrants (and underlying securities), as well as the holders of the sponsors’ warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that register such securities. The holders of a majority of the founders’ ordinary shares or founders’ warrants may elect to exercise these registration rights at any time commencing the earlier of (i) nine months after the consummation of our initial business combination or (ii) the date the shares are released from escrow. Additionally, the holders of a majority of the sponsors’ warrants (or underlying securities) can elect to exercise these registration rights at any time beginning 90 days after we consummate our initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing

We intend to apply to have our units listed on the American Stock Exchange. If our units are listed on the American Stock Exchange, they will be listed under the symbol “            .U” and, once the ordinary shares and warrants begin separate trading, to have our ordinary shares and warrants listed on the American Stock Exchange under the symbols “            ” and “            .WS,” respectively.

CAYMAN ISLANDS TAXATION

The Government of the Cayman Islands does not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its shareholders. The Cayman Islands are not party to any double taxation treaties.

We have received an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, until December 11, 2027, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on the shares, debentures or other obligations of the company or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by the company to its members or a payment of principal or interest or other sums due under a debenture or other obligation of the company.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

This is a summary of material United States federal income tax considerations with respect to your acquisition, ownership and disposition of our units (unless otherwise provided, all references to “units” include units or components thereof), if you are a beneficial owner that is:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation created or organized in, or under the laws of, the United States or any political subdivision of the United States;

•	an estate, the income of which is subject to U.S. Federal income taxation regardless of its source; or

•

a trust, if either (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election under applicable Treasury regulations to be treated as a U.S. person.

This discussion does not address all of the U.S. Federal income tax considerations that may be relevant to you in light of your particular circumstances, and it does not describe all of the tax consequences that may be relevant to holders subject to special rules, such as: certain financial institutions; insurance companies; dealers and traders in securities or foreign currencies; persons holding our securities as part of a hedge, straddle, conversion transaction or other integrated transaction; persons whose functional currency for U.S. Federal income tax purposes is not the U.S. dollar; partnerships or other entities classified as partnerships for U.S. Federal income tax purposes; persons liable for the alternative minimum tax; and tax-exempt organizations. This discussion does not address any income tax consequences to holders who do not hold our units as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (“Code”).

The following does not discuss any aspect of state, local or non-U.S. taxation. This discussion is based on current provisions of the Code, Treasury regulations, judicial opinions, published positions of the U.S. Internal Revenue Service (“IRS”) and all other applicable authorities, all of which are subject to change, possibly with retroactive effect. This discussion is not intended as tax advice.

If a partnership holds our units, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our units, you should consult your tax advisor.

We urge prospective U.S. investors to consult their tax advisors regarding the U.S. Federal, state, local and non-U.S. income, estate and other tax considerations of acquiring, holding and disposing of our units.

U.S. Tax Consequences to the Company

We will elect to be treated as a corporation for U.S. federal income tax purposes. We intend to conduct our affairs in such a way that we are not treated as being engaged in a trade or business in the U.S. In particular, we intend to limit the activities we conduct before any acquisition so as not to be considered to be conducting business activity in any jurisdiction. Provided that we are not so engaged, we will generally not be subject to U.S. federal income tax, except that we may be subject to 30% withholding tax on certain types of U.S. source income.

No assurance can be given that we will not be treated as engaging in a U.S. trade or business. If we are so treated, we will be subject to U.S. corporate taxation on income effectively connected with such business, as well as a 30% branch profits tax.

Allocation of Basis

Each unit will be treated for U.S. Federal income tax purposes as an investment unit consisting of one ordinary share and one half of one warrant to acquire one ordinary share, subject to adjustment. In determining your basis for the ordinary shares and half warrant composing a unit, you should allocate your purchase price for the unit between the components on the basis of their relative fair market values at the time of issuance. We intend to allocate an amount to each ordinary share and to each warrant comprising part of a unit. While uncertain, it is possible that the U.S. Internal Revenue Service, or the IRS, will apply, by analogy, rules pursuant to which our allocation of the purchase price will be binding on a U.S. holder of a unit that acquired the unit upon original issuance, unless the U.S. holder explicitly discloses in a statement attached to the U.S. holder’s timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the unit that the U.S. holder’s allocation of the purchase price between the ordinary share and the warrant that comprise the unit is different than our allocation. Our allocation is not, however, binding on the IRS.

Each U.S. holder is advised to consult such holder’s own tax advisor with respect to the allocation of the purchase price between the ordinary share and the warrant that comprise a unit, including the risks associated with taking a position that is inconsistent with our allocation of the purchase price.

Dividends and Distributions

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid prior to the completion of a business combination. If we do make distributions on our ordinary shares, subject to the PFIC discussion below, such distributions will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. Distributions in excess of our current or accumulated earnings and profits will reduce your basis in the ordinary shares (but not below zero). Any excess over your basis will be treated as gain realized on the sale or other disposition of the ordinary shares and will be treated as described in the first paragraph under “Sale or Other Disposition or Redemption of Ordinary Shares” below.

In the case of a U.S. holder that is a corporation, dividends that we pay will generally be taxable at regular corporate rates of up to 35% and generally will not qualify for a dividends-received deduction. In the case of certain non-corporate U.S. holders, to the extent we are treated as a “qualified foreign corporation,” and subject to certain limitations (including a holding period requirement), dividends that we pay generally will be subject to tax at the maximum tax rate accorded to capital gains for tax years beginning on or before December 31, 2010, after which the rate applicable to dividends is currently scheduled to return to the tax rate generally applicable to ordinary income. It is unclear whether the redemption feature of the ordinary shares described under “Proposed Business—Effecting a Business Combination—Shareholder redemption rights” may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the time period prior to the approval of our initial business combination. Moreover, it is unclear whether we will be treated as a “qualified foreign corporation.” A foreign corporation is treated as a “qualified foreign corporation” only if the stock with respect to which dividends are paid is readably tradable on an established securities market in the United States and it is not a passive foreign investment company for the taxable year in which the dividends are paid or the preceding taxable year. We can provide no assurance that we will be a “qualified foreign corporation” for either the current year or for any subsequent year and you are urged to consult with your own tax counsel with respect to the determination of our status as a “qualified foreign corporation” at each such time.

Distributions of current or accumulated earnings and profits paid in a non-U.S. currency to a U.S. holder will be includible in the income of a U.S. holder in a U.S. dollar amount calculated by reference to the exchange rate on the day the distribution is received. A U.S. holder that receives a non-U.S. currency distribution and converts the non-U.S. currency into U.S. dollars on the date of receipt will realize no foreign currency gain or loss. If the U.S. holder converts the non-U.S. currency to U.S. dollars on a date subsequent to receipt, such U.S. holder will have foreign exchange gain or loss, which will generally be U.S. source ordinary income or loss, based on any appreciation or depreciation in the value of the non-U.S. currency against the U.S. dollar from the date of receipt to the date of redemption. No distributions paid to a U.S. holder in a non-U.S. currency will occur prior to the consummation of any initial business combination.

Sale or Other Disposition or Redemption of Ordinary Shares

Subject to the PFIC discussion below, gain or loss you realize on the sale or other disposition of our ordinary shares (other than redemption but including liquidation if we do not consummate a business combination within the required time) will be capital gain or loss. Any capital gain or loss you realize on a sale or other disposition of our ordinary shares will generally be long-term capital gain or loss if your holding period for the ordinary shares is more than one year. However, the redemption feature of the ordinary shares described under “Proposed Business—Effecting a Business Combination—Shareholder redemption rights” conceivably could affect your ability to satisfy the holding period requirements for the long-term capital gain tax rate with respect to the time period prior to the approval of an initial business combination. The amount of your gain or loss will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the ordinary shares are held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the ordinary shares based upon the then fair market values of the ordinary shares and the warrant included in the unit) and (ii) your adjusted tax basis in its ordinary shares so disposed of. Capital gain from the sale, exchange or other disposition of shares held more than one year is long-term capital gain, and is generally eligible for a reduced rate of taxation for individuals. Long-term capital gains recognized by certain non-corporate holders with respect to tax years beginning before January 1, 2011 may qualify for a reduced rate of taxation of 15% or lower. Gain recognized by a U.S. holder on a sale, exchange or other disposition of ordinary shares generally will be treated as U.S. source income for U.S. foreign tax credit purposes. A loss recognized by a U.S. holder on the sale, exchange or other disposition of ordinary shares generally will be allocated to U.S. source income for U.S. foreign tax credit purposes. The deduction of losses (including capital losses) realized upon a taxable disposition by a U.S. holder of our ordinary shares (whether or not held as part of a unit) is subject to limitations (including limitations pursuant to the wash sales rules).

If you redeem your ordinary shares for the right to receive cash pursuant to the exercise of a shareholder redemption right as described above in “Proposed Business—Effecting a Business Combination—Shareholder redemption rights,” the redemption will be treated as either a sale of ordinary shares described in the preceding paragraph or as a dividend or distribution. In general, the redemption will be treated as a sale only if your percentage ownership in us (including shares that you are deemed to own under certain attribution rules, which provide, among other things, that you are deemed to own any shares that you hold a warrant to acquire) after the redemption is not meaningfully reduced from what your percentage ownership was prior to the redemption. If you have a relatively minimal share interest and, taking into account the effect of redemption by other shareholders, your percentage ownership in us is reduced as a result of the redemption, you should generally be regarded as having suffered a meaningful reduction in interest. You should consult your own tax advisor as to whether redemption of your ordinary shares will be treated as a sale or as a dividend under the Code (including as to the possible application to you of the attribution rules) and, if you actually or constructively own 5% or more of our ordinary shares before redemption, whether you are subject to special reporting requirements with respect to such redemption.

Sale or Other Disposition, Exercise or Expiration of Warrants

Subject to the PFIC discussion below, upon the sale or other disposition of a warrant, you will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the warrant. This capital gain or loss will be long-term capital gain or loss if, at the time of the sale or exchange, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

In general, you should not be required to recognize income, gain or loss upon exercise of a warrant. However, if you receive any cash in lieu of a fractional ordinary share, the rules described above under “Sale or Other Disposition or Redemption of Ordinary Shares” will apply. Your basis in an ordinary share received upon exercise will be equal to the sum of (1) your basis in the warrant and (2) the exercise price of the warrant. Your holding period in the shares received upon exercise will commence on the day after you exercise the warrants.

If a warrant expires without being exercised, you will recognize a capital loss in an amount equal to your basis in the warrant. Such loss will be a long-term capital loss if, at the time of the expiration, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

If a warrant is redeemed the redemption will be treated as either a sale of the warrant or as a dividend or distribution taxable in a similar way to a redemption of ordinary shares as described above in “Sale or Other Disposition or Redemption of Ordinary Shares.”

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain recognition event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the ordinary shares received would equal the holder’s basis in the warrant. If the cashless exercise were treated as not being a gain recognition event, a U.S. holder’s holding period in the ordinary shares would be treated as commencing on the date following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of ordinary shares having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the ordinary shares represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the ordinary shares received would equal the sum of the fair market value of the ordinary shares represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants exercised. A U.S. holder’s holding period for the ordinary shares would commence on the date following the date of exercise (or possibly on the date of exercise) of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Constructive Dividends on Warrants

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid prior to the completion of a business combination. If at any time during the period you hold warrants we were to pay a taxable dividend to our shareholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you. You should consult your tax advisor regarding the proper treatment of any adjustments to the warrants.

Information Reporting and Backup Withholding

U.S. holders generally are subject to information reporting requirements with respect to dividends paid on ordinary shares, and on the proceeds from the sale, exchange or disposition of ordinary shares or warrants. In addition, U.S. holders will be subject to back-up withholding (currently at 28%) on dividends paid on ordinary shares, and on the proceeds from the sale, exchange or other disposition of ordinary shares or warrants, unless the U.S. holder provides a duly executed IRS Form W-9 or otherwise establishes an exemption.

Non-U.S. holders generally are not subject to information reporting or back-up withholding with respect to dividends paid on ordinary shares, or the proceeds from the sale, exchange or other disposition of ordinary shares or warrants, provided that such non-U.S. holder certifies to its foreign status on the applicable duly executed IRS Form W-8 or otherwise establishes an exemption. Back-up withholding is not an additional tax and the amount of any back-up withholding will be allowable as a credit against a holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

Tax Consequences If We Are a Passive Foreign Investment Company

Passive Foreign Investment Company Rules

Special United States tax rules apply to a company that is considered a passive foreign investment company, or PFIC. Under these rules, we will be classified as a PFIC for United States federal income tax purposes in any taxable year in which either:

•	at least 75% of our gross income for the taxable year is passive income; or

•	at least 50% of the gross value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income.

Passive income generally includes dividends, interest, royalties, rents (not including certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a foreign corporation owns directly or indirectly at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income.

Because we are a company with no current active business, we believe that it is likely that we will meet the PFIC asset or income tests for the current year. However, the PFIC rules contain an exception to PFIC status for companies in their “start-up year.” Under this exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of these years. We cannot predict whether we will be entitled to take advantage of the start-up exception. After acquisition of a company in a business combination, we may still meet one of the PFIC tests, depending on the timing of the acquisition and the nature of the income and assets of the acquired business. Consequently, we can provide no assurance that we will not be a PFIC for either the current year or for any subsequent year.

If we are a PFIC during any year of a U.S. holder’s holding period, significant adverse tax consequences would apply to such holder. Specifically, notwithstanding any election you make with regard to the ordinary shares, dividends that you receive from us will not constitute qualified dividend income to you if we are a PFIC either in the taxable year of the distribution or the preceding taxable year. Dividends that you receive that do not constitute qualified dividend income are not eligible for taxation at the 15% maximum rate applicable to qualified dividend income. Instead, you must include the gross amount of any such dividend paid by us out of our accumulated earnings and profits (as determined for United States federal income tax purposes) in your gross income, and it will be subject to tax at rates applicable to ordinary income. In addition, any U.S. holder that does not make an election to treat us as a “Qualifying Electing Fund,” which election we refer to as a “QEF election,” or make a mark-to-market election, as described below, you will be subject to special rules with respect to:

•	any gain you realize on the sale or other disposition of your ordinary shares or warrants; and

•

any excess distribution that we make to you (generally, any distributions to you during a single taxable year that are greater than 125% of the average annual distributions received by you in respect of the ordinary shares during the three preceding taxable years or, if shorter, your holding period for the ordinary shares or ordinary shares).

Under these rules:

•	the gain or excess distribution will be allocated ratably over your holding period for the ordinary shares;

•	the amount allocated to the taxable year in which you realized the gain or excess distribution will be taxed as ordinary income;

•	the amount allocated to each prior year, with certain exceptions, will be taxed at the highest tax rate in effect for that year; and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC.

If a U.S. Holder makes a timely QEF election, which U.S. Holder we refer to as an “Electing Holder,” the Electing Holder must report each year for U.S. federal income tax purposes his pro rata share of our ordinary earnings and our net capital gain, if any, for our taxable year that ends with or within the taxable year of the Electing Holder, regardless of whether or not distributions were received from us by the Electing Holder. The Electing Holder’s adjusted tax basis in the common units will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that had been previously taxed will result in a corresponding reduction in the adjusted tax basis in the common units and will not be taxed again once distributed. An Electing Holder would generally recognize capital gain or loss on the sale, exchange or other disposition of our common units. A U.S. Holder would make a QEF election with respect to any year that we are a PFIC by filing one copy of IRS Form 8621 with his U.S. federal income tax return and a second copy in accordance with the instructions to such form.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from us. Upon request from a U.S. Holder, we will endeavor to provide to the U.S. Holder no later than 90 days after the request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

U.S. holders may not make a QEF election with respect to warrants. As a result, if a U.S. holder sells warrants, any gain would be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if the company were a PFIC at any time during the period the U.S. holder held the warrants. If a U.S. holder that exercises warrants properly makes a QEF election with respect to the newly acquired ordinary shares, the adverse tax consequences relating to PFIC shares will continue to apply with respect to the pre-QEF election period, unless the U.S. holder makes a purging election. The purging election creates a deemed sale of the ordinary shares acquired on exercising the warrants. The deemed sale must occur on the first day of the company’s first taxable year as a QEF, and the U.S. holder must have held the shares on that day. The gain recognized by the purging election would be subject to the special tax and interest charge rules, treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. holder would have a new tax basis and holding period in the ordinary shares acquired on the exercise of the warrants for purposes of the PFIC rules. U.S. holders of warrants should consult with their own advisors as to the advisability and consequences of, and the procedures for, making a purging election.

If we are a PFIC and our ordinary shares are “regularly traded” on a “qualified exchange or other market,” as provided in applicable Treasury Regulations, a U.S. holder of our ordinary shares could elect to mark the ordinary shares to market annually, recognizing as ordinary income or loss each year an amount equal to the difference between the U.S. holder’s adjusted tax basis in such ordinary shares and its fair market value. Losses would be allowed only to the extent of net mark-to-market gain previously included by the U.S. holder under the election in previous taxable years. As with the QEF election, a U.S. holder who makes a mark-to-market election would not be subject to the general PFIC regime described above. Although it is expected that our ordinary shares will be listed on the (which is a “qualified exchange”) we cannot predict at this time whether there would be sufficient trading activity for our ordinary shares to be treated as “regularly traded.” Accordingly, there can be no assurance that a U.S. holder of our ordinary shares would be able to make a mark-to-market election. U.S. holders should consult their own tax advisors as to requirements for, advisability of, consequences of, and procedures for, making a mark-to-market election.

It is not entirely clear whether a U.S. holder may make a mark-to-market election with respect to warrants, or, if such an election is possible, whether the “regularly traded” requirement would depend on the level of trading activity of the warrants themselves or of the units or ordinary shares. Therefore, no assurance can be given as to whether warrants will qualify for the mark-to-market election and prospective investors should consult their own tax advisors.

If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, U.S. holders of ordinary shares generally would be deemed to own, and also would be subject to the PFIC rules with respect to, their indirect ownership interests in that lower-tier PFIC. A QEF election under the PFIC rules with respect to our ordinary shares would not apply to a lower-tier PFIC. If we are a PFIC and a U.S. holder of ordinary shares does not make a QEF election in respect of a lower-tier PFIC, the U.S. holder could incur liability for the deferred tax and interest charge described above if either (1) we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or (2) the U.S. holder disposes of all or part of its ordinary shares. A mark-to-market election under the PFIC rules with respect to our ordinary shares would not apply to a lower-tier PFIC, and a U.S. holder would not be able to make such a mark-to-market election in respect of its indirect ownership interest in that lower-tier PFIC. Consequently, U.S. holders of ordinary shares could be subject to the PFIC rules with respect to income of the lower-tier PFIC the value of which already had been taken into account indirectly via mark-to-market adjustments. Similarly, if a U.S. holder made a mark-to-market election under the PFIC rules in respect of our ordinary shares and made a QEF election in respect of a lower-tier PFIC, that U.S. holder could be subject to current taxation in respect of income from the lower-tier PFIC the value of which already had been taken into account indirectly via mark-to-market adjustments. U.S. holders are urged to consult their own tax advisors regarding the issues raised by lower-tier PFICs.

If you own ordinary shares during any year that we are a PFIC, you must file Internal Revenue Service Form 8621.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above, including our ownership of any non-U.S. subsidiaries. As a result, U.S. holders of ordinary shares or warrants are strongly encouraged to consult their tax advisors about the PFIC rules in connection with their purchasing, holding or disposing of ordinary shares or warrants.

Consequences if trust funds are distributed to shareholders

In the event we are not able to consummate a business combination within 24 months (or 30 months from the consummation of this offering if a definitive agreement has been executed within 24 months after consummation of this offering) and therefore liquidate pursuant to the terms of the offering set forth in our prospectus, the tax consequences are not entirely clear. We believe that if money is returned to a U.S. holder in this situation, it should be treated as a liquidating distribution from us. If it is so treated, such U.S. holder would recognize gain or loss equal to the difference between the amount received and his basis in his shares. Because, in this situation, we would likely be a PFIC, any gain would be ordinary, and could be subject to an interest charge (as described above), unless the holder had in effect a valid QEF election or mark-to-market election. Any loss (and, in the case of a holder who has in effect a valid QEF election or mark-to-market election, any gain) would be capital, and would be long-term if the holder held the shares for more than one year. To the extent a liquidation of the company results in the lapse of a U.S. holder’s warrants, such U.S. holder would have a capital loss equal to such U.S. holder’s tax basis in the warrant as addressed above in the discussion of the exercise or lapse of warrants. The ability to deduct capital losses may be subject to certain limitations, and each U.S. holder is advised to consult such U.S. holder’s own tax advisor in this regard.

It is possible that the receipt of money by a shareholder in this situation could be viewed as being governed by the tax rules relating to distributions from trusts, rather than those addressing liquidations of corporations. U.S. holders are advised to consult their own tax advisor concerning the possible effect of such a characterization.

UNDERWRITING

Citigroup Global Markets Inc. is acting as sole bookrunning manager of the offering and representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, each underwriter named below has agreed to purchase and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriter	Number of Units
Citigroup Global Markets Inc.

Total	75,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to the following material conditions: the registration statement of which this prospectus forms a part being effective, delivery of legal opinions, the accuracy of the representations and warranties made by the company in the underwriting agreement, delivery of an accountant’s “comfort letter,” FINRA approval of the underwriters’ compensation arrangements, listing of the securities on the American Stock Exchange (subject to notice of issuance) and the execution and delivery of certain agreements including those to be filed as exhibits to the registration statement, which can be waived by the underwriters in their sole discretion. The underwriters are obligated to purchase all of the units (other than those covered by the underwriters’ over-allotment option described below) if they purchase any of the units.

The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $            per unit. After the underwriters purchase the units from us, if all of the units are not sold by the underwriters to the public at the initial offering price in this initial public offering, the representative may change the public offering price and the other selling terms. Citigroup Global Markets Inc. has advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of units offered by them.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 11,250,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment.

We and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, transfer, pledge, dispose of or hedge, directly or indirectly, any of our units, warrants, shares or any other securities convertible into or exchangeable for our ordinary shares. Citigroup Global Markets Inc. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. The 180-day lock-up period will be automatically extended if: (1) during the last 17 days of the 180-day period we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the 180-day period, we announce that we will release earnings results during the 16-day period following the last day of the 180-day period, in which case the restrictions will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or event.

In addition, the founders have agreed, subject to certain exceptions, not to sell or otherwise transfer any of the founders’ ordinary shares and founders’ warrants and underlying securities until 180 days after the date we complete our initial business combination, and the purchasers of the sponsors’ warrants have agreed, subject to certain exceptions, not to sell or otherwise transfer any of the sponsors’ warrants until we complete our initial business combination.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of our units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to our units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or

•

to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of our units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer of units to the public in relation to any units” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units as the expression may be varied in that relevant member state by any measure implementing the Prospectus Directive in that relevant member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be

•	released, issued, distributed or caused to be released, issued or distributed to the public in France or

•	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier or

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.41 1-1, L.41 1-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

No offer or invitation to subscribe for shares may be made to the public in the Cayman Islands.

We intend to apply to have our units listed on the American Stock Exchange. If our units are listed on the American Stock Exchange, they will be listed under the symbol “            .U” and, once the ordinary shares and warrants begin separate trading, our ordinary shares and warrants will be listed on the American Stock Exchange under the symbols “            ” and “            .WS,” respectively.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid by Endeavour International Acquisition Corp.
	No Exercise	Full Exercise
Per unit	$0.55	$0.55
Total	$41,250,000	$47,437,500

The amounts paid by us in the table above include approximately $18.8 million in deferred underwriting discounts and commissions (or approximately $21.6 million if the over-allotment option is exercised in full), an amount equal to 2.5% of the gross proceeds of this offering, which will be placed in trust until our completion of an initial business combination as described in this prospectus. If we consummate our initial business combination, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not complete our initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) that the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon and net of income taxes payable on such interest, to the public shareholders.

In connection with the offering, Citigroup Global Markets Inc. on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of units made in an amount up to the number of units represented by the underwriters’ over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup Global Markets Inc. repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering payable by us will be $700,000, exclusive of underwriting discounts and commissions.

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

A prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by one or more of the underwriters. Citigroup Global Markets Inc. may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. Citigroup Global Markets Inc. will allocate units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless the Financial Industry Regulatory Authority determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

LEGAL MATTERS

Graubard Miller, New York, New York is acting as counsel in connection with the registration of our securities under the Securities Act of 1933, and as such, will pass upon the validity of the securities offered in this prospectus. Legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder. In connection with this offering, Akin Gump Strauss Hauer & Feld LLP, New York, New York, is acting as counsel to the underwriters.

EXPERTS

The financial statements of Endeavour International Acquisition Corp. (a development stage company) at December 7, 2007 and for the period from November 23, 2007 (inception) through December 7, 2007 included in this Prospectus and Registration Statement have been audited by Marcum & Kliegman LLP, independent registered public accounting firm, as set forth in their report, thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Endeavour International Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere herein, and are included in reliance on such report given upon such firm’s authority as an expert in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form F-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. FEDERAL SECURITIES LAWS AND OTHER MATTERS

We are incorporated as an exempted company limited by shares under the laws of the Cayman Islands. In addition, some of our directors and officers reside outside the United States and a significant portion of their and our assets are located outside of the United States. As a result, it may be difficult for persons purchasing ordinary shares to effect service of process within the United States upon us or to enforce judgments against us or judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States or any state of the United States. However, we may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of ordinary shares made hereby by serving Corporation Service Company, 1133 Avenue of the Americas, Suite 3100, New York, New York 10036-6710, our U.S. agent irrevocably appointed for that purpose.

Maples & Calder, our Cayman Islands counsel, has advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign judgment of a court of competent jurisdiction if such judgment is final, for a liquidated sum, provided it is not in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands judgment in respect of the same matters, and was not obtained in a manner which is contrary to the public policy of the Cayman Islands. It is doubtful the courts of the Cayman Islands will, in an original action in the Cayman Islands, recognize or enforce judgments of U.S. courts predicated upon the civil liability provisions of the securities laws of the United States or any state of the United States on the grounds that such provisions are penal in nature.

A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere.

Report of independent registered public accounting firm

To the Board of Directors

of Endeavour International Acquisition Corp.

We have audited the accompanying balance sheet of Endeavour International Acquisition Corp. (a development stage company) (the “Company”) as of December 7, 2007, and the related statements of operations, changes in shareholders’ equity and cash flows for the period from November 23, 2007 (inception) through December 7, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Endeavour International Acquisition Corp., as of December 7, 2007, and the results of its operations and its cash flows for the period from November 23, 2007 (inception) through December 7, 2007 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on completion of a financing and the Company’s cash and working capital as of December 7, 2007 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Notes 1 and 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum & Kliegman LLP

Marcum & Kliegman LLP

Melville, New York

December 26, 2007, except for Note 4 as to which

the date is February 29, 2008

Endeavour International Acquisition Corp.

(a development stage company)

Balance Sheet

December 7, 2007
Assets
Current assets:
Cash	$122,500

Total current assets	122,500
Deferred offering costs	52,500

Total assets	$175,000

Liabilities and shareholders’ equity
Current liabilities:
Accrued expenses	3,758
Accrued offering costs	25,000
Note payable to shareholders	125,000

Total liabilities	153,758

Commitments and contingencies
Shareholders’ equity:
Preferred shares, $.0001 par value
Authorized 1,000,000 shares; none issued or outstanding	—
Ordinary shares, $.0001 par value
Authorized 250,000,000 shares
Issued and outstanding 21,562,500(1) shares	2,156
Additional paid-in capital	22,844
Deficit accumulated during the development stage	(3,758)

Total shareholders’ equity	21,242

Total liabilities and shareholders’ equity	$175,000

(1)	This includes an aggregate of 2,812,500 ordinary shares held by the initial shareholders subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full so that the initial shareholders collectively own 20% of the issued and outstanding ordinary shares after the offering.

The accompanying notes are an integral part of these financial statements.

Endeavour International Acquisition Corp.

(a development stage company)

Statement of operations

For the period November 23, 2007 (inception) through December 7, 2007
Formation and operating costs	$3,758

Net loss	$(3,758)

Weighted average number of ordinary shares outstanding—basic and diluted(1)	21,562,500

Basic and diluted net loss per share	$(0.00)

(1)	This includes an aggregate of 2,812,500 ordinary shares held by the initial shareholders subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full so that the initial shareholders collectively own 20% of the issued and outstanding ordinary shares after the offering.

The accompanying notes are an integral part of these financial statements.

Endeavour International Acquisition Corp.

(a development stage company)

Statement of changes in shareholders’ equity

For the period November 23, 2007

(inception) through December 7, 2007

	Ordinary share(1)		Additional paid-in capital	Deficit accumulated during the development stage	Total shareholders’ equity
	Shares	Amount
Balance at November 23, 2007	—	$—	$—	$—	$—
Ordinary shares issued at inception at $0.001 per share	21,562,500	$2,156	22,844	—	25,000
Net Loss	—	—	—	(3,758)	(3,758)

Balance at December 7, 2007	21,562,500	$2,156	$22,844	$(3,758)	$21,242

(1)	This includes an aggregate of 2,812,500 ordinary shares held by the initial shareholders subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full so that the initial shareholders collectively own 20% of the issued and outstanding ordinary shares after the offering.

The accompanying notes are an integral part of these financial statements.

Endeavour International Acquisition Corp.

(a development stage company)

Statement of cash flows

For the period from November 23, 2007 (inception) through December 7, 2007
Cash flows from operating activities
Net loss	$(3,758)

Adjustment to reconcile net loss to net cash used in operating activities:
Change in operating assets and liabilities:
Increase in accrued expenses	3,758

Net cash used in operating activities	—

Cash flows from financing activities
Proceeds from sale of ordinary shares	25,000
Proceeds from notes payable to shareholders	125,000
Payment of deferred offering costs	(27,500)

Net cash provided by financing activities	122,500

Net increase in cash	122,500
Cash at beginning of period	—

Cash at end of period	$122,500

Supplemental Disclosure of Non-cash transactions:
Accrual of additional deferred offering costs:
Deferred offering costs	$25,000
Accrued expense payable	(25,000)

Total	$—

The accompanying notes are an integral part of these financial statements.

Endeavour International Acquisition Corp.

(a development stage company)

Notes to Financial Statements

1.	Organization, Business Operations and Significant Accounting Policies; Going Concern Consideration

Endeavour International Acquisition Corp. (the “Company”) was incorporated in The Cayman Islands on November 23, 2007 as a blank check company formed for the purpose of effecting a merger, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more operating businesses (a “Business Combination”) outside of North America. The Company is considered to be a developmental stage company and is subject to the risks associated with developmental stage companies.

At December 7, 2007, the Company had not yet commenced any operations. All activity through December 7, 2007 relates to the Company’s formation and the proposed public offering described below. The Company has selected September 30 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”) of 75,000,000 units (“Units”) at $10.00 per unit which is discussed in Note 2. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least approximately $9.76 per Unit (or $9.75 if the underwriters’ over-allotment option is exercised in full) sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in Treasury Bills issued by the United States government until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors (other than our independent accountants) and lenders for money borrowed, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Eric Watson, our chairman of the board and treasurer, and Jonathan J. Ledecky, our president and secretary, have agreed that they will be personally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors, including lenders for money borrowed, or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. The agreement entered into by Messrs. Watson and Ledecky specifically provides for two exceptions to this indemnity; there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or (2) as to any claims under the Company’s indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended. However, there can be no assurance that they will be able to satisfy those obligations. Cash amounting to $122,500 at December 7, 2007 (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Except with respect to interest income that may be released to the Company of (i) up to $7,500,000, or $8,625,000 if the underwriters’ over-allotment option is exercised in full, of the interest earned on the amounts held in the trust account (in addition to the tax, if any, payable by the Company with respect to such interest, not to exceed the total interest earned) will be released to the Company in monthly installments to fund expenses related to investigating and selecting a target business and the Company’s other working capital requirements and (ii) any additional amounts needed to pay income or other tax obligations, the proceeds held in trust will not be released from the trust account until the earlier of the completion of a Business Combination or the Company’s liquidation.

Endeavour International Acquisition Corp.

(a development stage company)

Notes to Financial Statements—(continued)

The Company, after signing a definitive agreement for a Business Combination with a target business or businesses, is required to submit such transaction for shareholder approval. Pursuant to the Company’s amended and restated memorandum and articles of association to be in effect upon consummation of the Proposed Offering, in the event that the shareholders owning 30% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their shareholder redemption rights described below, the Business Combination will not be consummated. All of the Company’s shareholders prior to the Proposed Offering, including all of the officers and directors of the Company (“Initial Shareholders”) have agreed to vote all of their founders’ ordinary shares (the “Founders’ Ordinary Shares”) included in their founders’ units (“Founders’ units”) in accordance with the vote of the majority in interest of all other shareholders of the Company (“Public Shareholders”) with respect to any Business Combination and the vote for a proposal to amend the Company’s amended and restated memorandum and articles of association to provide for the Company’s perpetual existence in connection with a vote to approve the Business Combination. After consummation of a Business Combination, these voting safeguards will no longer apply.

With respect to a Business Combination which is approved and consummated, any Public Shareholder who voted against the Business Combination may demand that the Company redeem his or her shares into cash from the Trust Account. The per share shareholder redemption price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of ordinary shares held by Public Shareholders at the consummation of the Proposed Offering. Accordingly, Public Shareholders holding up to 30% of the aggregate number of shares owned by all Public Shareholders (minus one share) may seek redemption of their shares in the event of a Business Combination. Such Public Shareholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Shareholders.

The Company’s Memorandum and Articles of Association will be amended to provide that if the Company does not consummate a Business Combination by 24 months from the date of the prospectus relating to the Proposed Offering (or within 30 months from the date of the prospectus relating to the Proposed Offering if a definitive agreement has been executed within 24 months from the date of the prospectus relating to the Proposed Offering and the Business Combination has not yet been consummated within such 24-month period), the Company will go into voluntary liquidation under the Companies Law. If the Company is forced to liquidate prior to a Business Combination, its public shareholders are entitled to share ratably in the trust account, inclusive of any interest not previously released to the Company to fund working capital requirements and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust fund, and any assets remaining available for distribution to them.

Formation Costs

The Company records formation costs in accordance with Statement of Position 98-5, “Reporting on the Costs of Start-Up Activities,” which requires costs of start-up activities and organization costs to be expensed as incurred.

Loss per share:

Loss per share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the period. Since there are no potentially dilutive securities and there is a net loss, basic and diluted loss per share are identical.

Endeavour International Acquisition Corp.

(a development stage company)

Notes to Financial Statements—(continued)

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents:

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value.

Stock based compensation:

The Company accounts for stock options and warrants using the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment,” (“SFAS 123(R)”). SFAS 123(R) addresses all forms of share based compensation awards including shares issued under employment share purchase plans, stock options, restricted shares and share appreciation rights. Under SFAS 123(R), share based payment awards will be measured at fair value on the awards grant date, based on estimated number of awards that are expected to vest and will be reflected as compensation expense in the financial statements. The Company will only record compensation expense in connection with any share-based payment upon the satisfaction of any contingencies associated therewith.

Income Taxes:

Deferred income taxes, if applicable, are provided for the differences between the basis of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. No provision for current or deferred income taxes was required at December 7, 2007 or for the initial interim periods then ended.

The Company has adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes,” and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company has identified Grand Cayman Islands as its only “major” tax jurisdiction, as defined. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on November 23, 2007 the evaluation was performed for upcoming 2007 tax year which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. In addition, the Company did not record a cumulative effect adjustment related to the adoption of FIN 48.

The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from November 23, 2007 (inception) through December 7, 2007. Management is currently unaware of any

Endeavour International Acquisition Corp.

(a development stage company)

Notes to Financial Statements—(continued)

issues under review that could result in significant payments, accruals or material deviations from its position. The adoption of the provisions of FIN 48 did not have a material impact on the Company’s financial position, results of operations and cash flows.

New accounting pronouncements:

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS 157 requires fair value measurements to be separately disclosed by level within the fair value hierarchy. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of adopting SFAS 157 on its future consolidated financial position, results of operations and cash flows and has not yet determined such effects.

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115” (“SFAS No. 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Adoption is required for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 159. The Company is currently evaluating the expected effect of SFAS 159 on its consolidated financial statements and is currently not yet in a position to determine such effects.

In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 141R, “Business Combinations” (“SFAS 141R”), which replaces SFAS No. 141, “Business Combinations.” SFAS 141R establishes principles and requirements for determining how an enterprise recognizes and measures the fair value of certain assets and liabilities acquired in a business combination, including noncontrolling interests, contingent consideration, and certain acquired contingencies. SFAS 141R also requires acquisition-related transaction expenses and restructuring costs be expensed as incurred rather than capitalized as a component of the business combination. SFAS 141R will be applicable prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. SFAS 141R would have an impact on accounting for any businesses acquired after the effective date of this pronouncement.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements,” an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests (NCI) and classified as a component of equity. This new consolidation method will significantly change the accounting for transactions with minority interest holders. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company has not yet determined the impact this standard will have on its financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Endeavour International Acquisition Corp.

(a development stage company)

Notes to Financial Statements—(continued)

Going concern considerations:

At December 7, 2007, the Company had $122,500 in cash and a working capital deficiency of $31,258. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this uncertainty through a Proposed Offering are discussed in Note 2. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale 75,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to an additional 11,250,000 units solely to cover over-allotments, if any). Each Unit consists of one ordinary share of the Company and one half of one Redeemable Ordinary Share Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one ordinary share at an exercise price of $5.50 commencing the later of the completion of a Business Combination or twelve months from the Effective Date and expiring five years from the Effective Date. The Company may redeem the Warrants, at a price of $0.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the ordinary shares is at least $15.00 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which the notice of redemption is given. In accordance with the proposed warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed and therefore worthless (see Note 5 for additional information regarding the Proposed Offering).

3.	Deferred Offering Costs

Deferred Offering costs consist of legal and accounting fees incurred through the balance sheet date that are related to the Proposed Offering and will be charged to capital upon the receipt of the capital raised or expensed in the event that the offering is terminated.

4.	Notes Payable, Shareholders

On December 6, 2007, the Company issued two unsecured promissory notes totaling $125,000 in the aggregate to the Initial Shareholders. The notes are non-interest bearing and are payable on the earlier of December 6, 2008 or the consummation of the Proposed Offering.

On December 20, 2007, the Company issued two unsecured promissory notes totaling $25,000 in the aggregate to the Initial Shareholders. The notes are non-interest bearing and are payable on the earlier of December 6, 2008 or the consummation of the Proposed Offering. On January 11, 2008, the Company issued two unsecured promissory notes totaling $10,000 in the aggregate to the Initial Shareholders. The notes are non-interest bearing and are payable on the earlier of December 6, 2008 or the consummation of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the notes approximate their carrying amount.

Endeavour International Acquisition Corp.

(a development stage company)

Notes to Financial Statements—(continued)

5.	Commitments and Contingencies

Pursuant to a proposed underwriting agreement the Company will pay the underwriters in the Proposed Offering an underwriting discount of 5.5% of the gross proceeds and will not pay any discount related to the warrants sold in the private placement. However, the underwriters have agreed that 2.5% of the underwriting discount will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination.

Pursuant to proposed letter agreements with the Company, the Initial Shareholders have waived their right to receive distributions with respect to the Founders’ Ordinary Shares upon the Company’s liquidation.

The Initial Shareholders have agreed to purchase from the Company, in the aggregate, 5,000,000 warrants for $5,000,000 (the “Sponsors’ Warrants”). The purchase and issuance of the Sponsors’ Warrants shall occur immediately prior to the consummation of the Proposed Offering but shall be sold on a private placement basis. All of the proceeds the Company receives from these purchases will be placed in the Trust Account. The Sponsors’ Warrants are identical to the warrants included in the Units being sold in this offering, except that (i) the Sponsors’ Warrants are non-redeemable so long as they are held by any of the sponsors or their permitted transferees and (ii) will not be exercisable while they are subject to certain transfer restrictions.

The Initial Shareholders, holders of the Sponsors’ Warrants (or underlying securities) and holders of shares purchased in accordance with to Rule 10b5-1 under the Securities Exchange Act of 1934 during the Buyback Period will be entitled to registration rights with respect to the Founders’ Ordinary Share or Sponsors’ Warrants (or underlying securities), as the case may be, pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of the Founders’ Ordinary Shares are entitled to elect to exercise these registration rights at any time commencing three months prior to the date on which the Founders’ Ordinary Shares is to be released from escrow. The holders of the Sponsors’ Warrants (or underlying securities) are entitled to demand that the Company register such securities at any time after the Company consummates a Business Combination. The holders of shares purchased pursuant to Rule 10b5-1 during the Buyback Period are entitled to demand that the Company register such securities commencing nine months after the Company consummates a Business Combination. In addition, the Initial Shareholders and holders of the Sponsors’ Warrants (or underlying securities) have certain “piggyback” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

6.	Preferred shares

The Company is authorized to issue 1,000,000 preferred shares with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The Company will amend its Memorandum and Articles of Association to prohibit it, prior to a Business Combination, from issuing preferred shares which participates in the proceeds of the Trust Account or which votes as a class with the Ordinary Shares on a Business Combination.

7.	Ordinary shares

The Company is authorized to issue 250,000,000 shares of Ordinary Shares with a par value of $0.0001 per share.

On November 23, 2007 (inception), the Company issued 21,562,500 Founders’ Units which consist of one ordinary share and one half of one Warrant (“Founders’ Warrants”) to its Initial Shareholders, for $25,000, at a purchase price of approximately $0.001 per unit. This includes an aggregate of 2,812,500 Founders’ Units (and 2,812,500 shares (“Founders’ Ordinary” Shares) and 1,406,250 Founders’ Warrants underlying the Founders’

Endeavour International Acquisition Corp.

(a development stage company)

Notes to Financial Statements—(continued)

Units) held by the Initial Shareholders subject to forfeiture by the Initial Shareholders to the extent that the underwriters’ over-allotment option is not exercised in full so that the Initial Shareholders will collectively own 20% of the Company’s issued and outstanding Units after the Proposed Offering.

Each of the Initial Shareholders has agreed to (i) waive any right to receive a liquidation distribution with respect to the Founders’ Ordinary Shares in the event the Company fails to consummate an initial Business Combination and (ii) vote the Founders’ Ordinary Shares in accordance with the majority of the ordinary shares voted by the Company’s public shareholders in connection with the vote on any initial Business Combination.

The Founders’ Units are identical to the Units being sold in the Proposed Offering, except that:

•

up to an aggregate of 2,812,500 Founders’ Units representing 2,812,500 Founders’ Ordinary Shares and 1,406,250 Founders’ Warrants are subject to forfeiture by the Initial Shareholders to the extent that the over-allotment option is not exercised in full or in part by the underwriters;

•

the Founders’ Units will be placed in escrow and will not be released until 180 days after the completion of a Business Combination, except in certain situations, and the Founders’ Ordinary Shares and Founders’ Warrants are subject to certain transfer restrictions and registration rights;

•

the Founders’ Warrants will become exercisable after the consummation of the Company’s initial Business Combination if and when the last sales price of the company’s ordinary shares exceeds $15.00 per share for any 20 trading days within any 30-trading day period beginning 90 days after the initial Business Combination and may be exercisable for unregistered ordinary shares if a registration statement relating to the ordinary shares issuable upon exercise of the warrants is not effective and current;

•

the Founders’ Warrants will be exercisable on a cashless basis and will not be redeemable by the Company, in each case, as long as they are held by the Initial Shareholders or their permitted transferees;

•

the Initial Shareholders have agreed to vote the Founders’ Ordinary Shares in the same manner as the majority of shares voted by the public shareholders at the special or annual meeting called for the purpose of approving our initial business combination ;

•	the Initial Shareholders will not be able to exercise conversion rights with respect to the Founders’ Ordinary Shares; and

•

the Initial Shareholders have agreed to waive their rights to participate in any liquidation distribution with respect to the Founders’ Ordinary Shares if the Company fails to consummate an initial Business Combination.

At December 7, 2007, there are 58,906,250 ordinary shares reserved for issuance upon exercise of Warrants, the Founders’ Warrants and the Sponsors’ Warrants (which includes 7,031,250 warrants that are part of the over-allotment option, if exercised in full).

Upon the Company’s consummation of an initial business combination and in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” and EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and potentially Settled in a Company’s Own Stock,” the characteristics of the Founders’ and Sponsors’ Warrants would be allowed equity treatment as follows (i) the contract permits the Company to settle in unregistered shares (ii) the Company will have sufficient authorized and unissued shares available to settle the contract after considering all other commitments that may require the issuance of stock during the maximum period the Founders’ and Sponsors’ Warrants could remain outstanding (iii) the contract contains an explicit limit on the number of shares to be delivered in a share settlement (iv) there are no required cash payments to the counterparty in the event the Company fails to make timely filings with the SEC.

Endeavour International Acquisition Corp.

(a development stage company)

Notes to Financial Statements—(continued)

In addition, Eric J. Watson and Jonathan J. Ledecky have agreed to purchase an aggregate of 5,000,000 Sponsors’ Warrants at a price of $1.00 per Sponsors’ Warrant ($5.0 million in the aggregate) in a private placement that will occur simultaneously with the consummation of the Proposal offering. If it is determined, at the time of the Proposed Offering, that the fair value of such Sponsors’ Warrants exceeds the $1.00 purchase price, the Company would record compensation expense upon consummation of a Business Combination for the excess of the fair value of the Sponsors’ Warrants on the day of purchase over the $1.00 purchase price in accordance with SFAS 123(R). The $5.0 million of proceeds from this investment will be added to the proceeds of this offering and will be held in the Trust Account pending completion of an initial business combination on the terms described in this prospectus. If the Company does not complete such a Business Combination, then the $5.0 million will be part of the liquidating distribution to the Company’s public shareholders, and the warrants will expire worthless.

The Sponsors’ Warrants will not be transferable or salable by the purchasers (subject to limited exceptions including the transferee agreeing to be bound to such transfer restrictions) until the Company completes a Business Combination, and will be exercisable on a cashless basis and will be non-redeemable by The Company so long as they are held by the purchasers or their permitted transfers. In addition, commencing on the date they become exercisable, the Sponsors’ Warrants and the underlying ordinary shares are entitled to registration rights under an agreement to be signed on or before the date of this prospectus. With the exception of the terms noted above, the Sponsors’ Warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

8.	Legal

There is no material litigation currently pending against the Company or any members of its management team in their capacity as such.

$750,000,000

Endeavour International Acquisition Corp.

75,000,000 Units

P R O S P E C T U S

                    , 2008

Citi

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.	Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own fraud or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Our amended and restated memorandum and articles of association will provide:

“Every Director, agent or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own fraud or willful default. No such Director, agent or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the fraud or willful default of such Director, agent or officer.”

Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this registration statement we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 7.	Recent Sales of Unregistered Securities.

(a) Since our inception, we sold the following units, each unit consisting of one ordinary share and one half of one warrant, without registration under the Securities Act:

Shareholders	Number of Units
Summit Trust	10,506,250
Jonathan J. Ledecky	10,000,000
Czechmate LLC	506,250
Edward J. Mathias	150,000
Robert B. Hersov	100,000
Edward Hanson	100,000

Each unit consists of one ordinary share and one half of one warrant, each whole warrant to purchase one ordinary share. Such units were issued on November 23, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to accredited entities and individuals. The units issued were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.001 per unit. In February 2008, Summit Trust transferred 100,000 units to Mark Flay and Jonathan J. Ledecky transferred 100,000 units to Ivanka Trump upon each becoming a director of ours, at the same price originally paid for such units.

In addition, Eric J. Watson and Jonathan J. Ledecky have committed to purchase from us an aggregate of 5,000,000 warrants at $1.00 per warrant (for a total purchase price of $5,000,000). This purchase will take place on a private placement basis simultaneously with the consummation of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 8.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Memorandum and Articles of Association.*

4.1	Specimen Unit Certificate.*

4.2	Specimen Ordinary Share Certificate.*

4.3	Specimen Warrant Certificate.*

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

5.1	Opinion of Maples and Calder.*

5.2	Opinion of Graubard Miller.*

10.1	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Eric J. Watson.*

10.2	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Jonathan J. Ledecky.*

10.3	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Edward J. Mathias.*

10.4	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Robert B. Hersov.*

10.5	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Edward Hanson.*

10.6	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

10.7	Form of Share Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Shareholders.*

10.8	Form of Promissory Note issued to each of Eric J. Watson and Jonathan J. Ledecky.*

10.9	Form of Registration Rights Agreement among the Registrant and the Initial Shareholders.*

10.10	Form of Sponsor’s Warrant Subscription Agreement among the Registrant, Graubard Miller and each of Eric J. Watson and Jonathan J. Ledecky.*

10.11	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Mark Flay.*

10.12	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Ivanka Trump.*

14	Code of Ethics.*

23.1	Consent of Marcum & Kliegman LLP.

23.2	Consent of Maples and Calder (included in Exhibit 5.1).*

23.3	Consent of Graubard Miller (included in Exhibit 5.2).*

24	Power of Attorney (included on signature page of this Registration Statement).

99.1	Audit Committee Charter.*

99.2	Nominating Committee Charter.*

*	To be filed by amendment.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(5) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(e) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of George Town, Cayman Islands, on the 29th day of February, 2008.

ENDEAVOUR INTERNATIONAL
ACQUISITION CORP.

By:	/s/ JONATHAN J. LEDECKY
Name:	Jonathan J. Ledecky
Title:	President and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric J. Watson and Jonathan J. Ledecky his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ ERIC J. WATSON Eric J. Watson	Chairman of the Board and Treasurer (Principal financial and accounting officer)	February 29, 2008

/s/ JONATHAN J. LEDECKY Jonathan J. Ledecky	President, Secretary and Director (Principal executive officer)	February 29, 2008

/s/ MARK FLAY Mark Flay	Director	February 29, 2008

* Robert B. Hersov	Director	February 29, 2008

* Edward J. Mathias	Director	February 29, 2008

* Edward Hanson	Director	February 29, 2008

/s/ IVANKA TRUMP Ivanka Trump	Director	February 29, 2008

*By:	JONATHAN J. LEDECKY
Power of Attorney

Authorized Representative in the United States:

Graubard Miller

By:	/s/ JEFFREY M. GALLANT
Name:	Jeffrey M. Gallant
Title:	Partner

Date: February 29, 2008